                                                                    EXHIBIT 10.4

                     SHORT TERM REVOLVING CREDIT AGREEMENT

                                     AMONG

                          FOSTER WHEELER CORPORATION,

                        THE GUARANTORS SIGNATORY HERETO,

                         THE LENDERS SIGNATORY HERETO,

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            AS ADMINISTRATIVE AGENT,

                FIRST UNION NATIONAL BANK, AS SYNDICATION AGENT,

                                      AND

                   ABN AMRO BANK N.V., AS DOCUMENTATION AGENT

                                  ARRANGED BY

            NATIONSBANC MONTGOMERY SECURITIES LLC, AS LEAD ARRANGER,

                                      AND

   ABN AMRO BANK N.V., FIRST UNION CAPITAL MARKETS, A DIVISION OF WHEAT FIRST SECURITIES, INC., GREENWICH NATWEST STRUCTURED FINANCE INC. AND TD SECURITIES
                            (USA) INC., AS ARRANGERS

                            ------------------------

                         DATED AS OF FEBRUARY 12, 1999

                            ------------------------

                               TABLE OF CONTENTS

SECTION                                     HEADING                               PAGE
-------                                     -------                               ----
Recitals......................................................................      1

ARTICLE I         DEFINITIONS; CONSTRUCTION...................................      1
  Section 1.01.   Certain Definitions.........................................      1
  Section 1.02.   Construction................................................     13
  Section 1.03.   Accounting Principles.......................................     13
  Section 1.04.   Optional Increase of the Commitments........................     14
  Section 1.05.   Utilization of Commitments in Foreign Currencies............     15

ARTICLE II        THE CREDITS.................................................     15
  Section 2.01.   Revolving Credit Loans......................................     15
  Section 2.02.   Fees; Reduction of the Committed Amounts....................     16
  Section 2.03.   Competitive Bid Loans.......................................     16
  Section 2.04.   Maximum Aggregate Amount of Loans...........................     22
  Section 2.05.   [Intentionally Omitted].....................................     22
  Section 2.06.   [Intentionally Omitted].....................................     22
  Section 2.07.   Making of Loans.............................................     22
  Section 2.08.   Interest Rates..............................................     22
  Section 2.09.   Conversion or Renewal of Interest Rate Options..............     25
  Section 2.10.   Prepayments Generally.......................................     26
  Section 2.11.   Optional Prepayments; Mandatory Prepayments.................     26
  Section 2.12.   Interest Payment Dates......................................     27
  Section 2.13.   Pro Rata Treatment..........................................     27
  Section 2.14.   Additional Compensation in Certain Circumstances............     27
  Section 2.15.   Payments Generally; Interest on Overdue Amounts.............     29
  Section 2.16.   Taxes.......................................................     30
  Section 2.17.   Funding by Branch, Subsidiary or Affiliate..................     31
  Section 2.18.   Extension of Revolving Credit Maturity Date.................     32

ARTICLE III       REPRESENTATIONS AND WARRANTIES..............................     33
  Section 3.01.   Corporate Status............................................     33
  Section 3.02.   Corporate Power and Authorization...........................     33
  Section 3.03.   Execution and Binding Effect................................     33
  Section 3.04.   Governmental Approvals and Filings..........................     33
  Section 3.05.   Absence of Conflicts........................................     34
  Section 3.06.   Audited Financial Statements................................     34
  Section 3.07.   Absence of Undisclosed Liabilities..........................     34
  Section 3.08.   Absence of Material Adverse Changes.........................     34
  Section 3.09.   Accurate and Complete Disclosure............................     34
  Section 3.10.   Margin Regulations..........................................     34
  Section 3.11.   Subsidiaries................................................     35
  Section 3.12.   Partnerships, etc...........................................     35
  Section 3.13.   Litigation..................................................     35
  Section 3.14.   Absence of Events of Default................................     35
  Section 3.15.   Absence of Other Defaults...................................     35
  Section 3.16.   Insurance...................................................     35
  Section 3.17.   Title to Property...........................................     36

SECTION                                     HEADING                               PAGE
-------                                     -------                               ----
  Section 3.18.   Intellectual Property.......................................     36
  Section 3.19.   Taxes.......................................................     36
  Section 3.20.   Employee Benefits...........................................     36
  Section 3.21.   Environmental Matters.......................................     37
  Section 3.22.   Year 2000...................................................     37

ARTICLE IV        CONDITIONS OF LENDING.......................................     38
  Section 4.01.   Conditions to Initial Loans.................................     38
  Section 4.02.   Conditions to All Loans.....................................     39

ARTICLE V         AFFIRMATIVE COVENANTS.......................................     39
  Section 5.01.   Basic Reporting Requirements................................     39
  Section 5.02.   Insurance...................................................     41
  Section 5.03.   Payment of Taxes and Other Potential Charges and Priority        42
                  Claims......................................................
  Section 5.04.   Preservation of Corporate Status............................     42
  Section 5.05.   Governmental Approvals and Filings..........................     42
  Section 5.06.   Maintenance of Properties...................................     42
  Section 5.07.   Avoidance of Other Conflicts................................     42
  Section 5.08.   Financial Accounting Practices..............................     43
  Section 5.09.   Use of Proceeds.............................................     43
  Section 5.10.   Continuation of or Change in Business.......................     43
  Section 5.11.   Consolidated Tax Return.....................................     43
  Section 5.12.   Fiscal Year.................................................     43
  Section 5.13.   ERISA.......................................................     43
  Section 5.14.   Ratings.....................................................     43
  Section 5.15.   Subsidiary Guaranty.........................................     44

ARTICLE VI        NEGATIVE COVENANTS..........................................     44
  Section 6.01.   Financial Covenants.........................................     44
  Section 6.02.   Liens.......................................................     45
  Section 6.03.   Indebtedness................................................     46
  Section 6.04.   Loans, Advances and Certain Investments.....................     46
  Section 6.05.   Changes in Business.........................................     46
  Section 6.06.   Amendment of Certain Documents..............................     46
  Section 6.07.   Mergers; Acquisitions.......................................     46
  Section 6.08.   ERISA Obligations...........................................     46
  Section 6.09.   Principal Foreign Affiliates................................     47
  Section 6.10.   Certain Agreements..........................................     47
  Section 6.11.   Restricted Payments.........................................     47
  Section 6.12.   Transactions with Affiliates................................     48
  Section 6.13.   Capital Expenditures........................................     48

ARTICLE VII       DEFAULTS....................................................     48
  Section 7.01.   Events of Default...........................................     48
  Section 7.02.   Consequences of an Event of Default.........................     50

ARTICLE VIII      THE AGENTS..................................................     50
  Section 8.01.   Appointment.................................................     50
  Section 8.02.   General Nature of Agents' Duties............................     51

SECTION                                     HEADING                               PAGE
-------                                     -------                               ----
  Section 8.03.   Exercise of Powers..........................................     51
  Section 8.04.   Certain Provisions..........................................     51
  Section 8.05.   Administration by the Agents................................     52
  Section 8.06.   Lender Not Relying on Agents or Other Lenders...............     52
  Section 8.07.   Indemnification.............................................     53
  Section 8.08.   Agents in their Individual Capacities.......................     53
  Section 8.09.   Holders of Notes............................................     53
  Section 8.10.   Successor Agents............................................     53
  Section 8.11.   Calculations................................................     54
  Section 8.12.   Funding by Administrative Agent.............................     54
  Section 8.13.   Syndication Agent and Documentation Agent...................     54

ARTICLE IX        GUARANTY....................................................     54
  Section 9.01.   The Guaranty................................................     54
  Section 9.02.   Bankruptcy..................................................     54
  Section 9.03.   Nature of Liability.........................................     54
  Section 9.04.   Independent Obligation......................................     55
  Section 9.05.   Authorization...............................................     55
  Section 9.06.   Reliance....................................................     55
  Section 9.07.   Subordination...............................................     56
  Section 9.08.   Waiver......................................................     56
  Section 9.09.   Nature of Liability.........................................     56
  Section 9.10.   Judgments Binding...........................................     57

ARTICLE X         MISCELLANEOUS...............................................     57
  Section 10.01.  Holidays....................................................     57
  Section 10.02.  Records.....................................................     57
  Section 10.03.  Amendments and Waivers......................................     57
  Section 10.04.  No Implied Waiver; Cumulative Remedies......................     58
  Section 10.05.  Notices.....................................................     58
  Section 10.06.  Expenses; Taxes; Indemnity..................................     58
  Section 10.07.  Severability................................................     59
  Section 10.08.  Prior Understandings........................................     59
  Section 10.09.  Duration; Survival..........................................     59
  Section 10.10.  Counterparts................................................     59
  Section 10.11.  Limitation on Payments......................................     60
  Section 10.12.  Set-Off.....................................................     60
  Section 10.13.  Sharing of Collections......................................     60
  Section 10.14.  Successors and Assigns; Participations; Assignments.........     60
  Section 10.15.  Governing Law; Submission to Jurisdiction; Waiver of Jury        63
                  Trial.......................................................
  Section 10.16.  Confidentiality.............................................     64

SECTION                                     HEADING                               PAGE
-------                                     -------                               ----
  Section 10.17.  Replacement of Lenders......................................     64
  Section 10.18.  Judgment Currency...........................................     65

Signature Page................................................................     65

EXHIBIT A         Form of Revolving Credit Note
EXHIBIT B         Form of Competitive Bid Loan Quote Request
EXHIBIT C         Form of Competitive Bid Loan Quote
EXHIBIT D         Form of Competitive Bid Note
EXHIBIT E         [Intentionally Omitted]
EXHIBIT F         Form of Quarterly Compliance Certificate
EXHIBIT G         Form of Transfer Supplement
EXHIBIT H         Subsidiary Guaranty Agreement
EXHIBIT I         Joinder to Revolving Credit Agreement
EXHIBIT J         Pledge Agreement
EXHIBIT K         Commitment Increase Supplement
EXHIBIT L         Request for Extension of Credit

SCHEDULE 3.01     Corporate Status
SCHEDULE 3.02     Consents and Approvals
SCHEDULE 3.07     Indebtedness
SCHEDULE 3.11     Subsidiaries
SCHEDULE 3.12     Partnerships
SCHEDULE 3.21     Environmental Matters
SCHEDULE 6.02     Liens

                     SHORT TERM REVOLVING CREDIT AGREEMENT

     THIS AGREEMENT, dated as of February 12, 1999, by and among FOSTER WHEELER CORPORATION, a New York corporation (the "Borrower"), the guarantors party hereto from time to time (the "Guarantors", as defined further below), the lenders party hereto from time to time (the "Lenders", as defined further below), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Administrative Agent for the Lenders hereunder, First Union National Bank, as Syndication Agent, and ABN AMRO Bank N.V., as Documentation Agent.

                                   RECITALS:

     A. The Borrower has requested the Lenders to extend credit to the Borrower to enable it to borrow, repay and reborrow hereunder amounts not exceeding $90,000,000 (subject to increase or reduction as provided herein) aggregate principal amount at any time outstanding, and the Lenders are willing to extend such credit upon the terms and conditions set forth herein.

     B. The Borrower and the Lenders desire to establish an uncommitted competitive bid facility.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CONSTRUCTION

     Section 1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

     "Absolute Rate" shall have the meaning set forth in Section 2.03(d)(ii)(F) hereof.

     "Absolute Rate Auction" shall mean a solicitation of Competitive Bid Loan Quotes setting forth Absolute Rates pursuant to Section 2.03 hereof.

     "Absolute Rate Loan" or "Absolute Rate Loans" shall mean any or all Competitive Bid Loans the interest rates of which are determined on the basis of Absolute Rates pursuant to an Absolute Rate Auction.

     "Administrative Agent" shall mean, initially, Bank of America National Trust and Savings Association, in its capacity as Administrative Agent for the Lenders hereunder, and any successor Administrative Agent appointed in accordance with Section 8.10 hereof.

     "Affected Lender" shall have the meaning set forth in Section 2.08(e) hereof.

     "Affiliate" of a Person (the "Specified Person") shall mean (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person, and (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a). For purposes of the preceding sentence, "control" of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agents" shall mean, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent and "Agent" shall mean any of the foregoing.

     "Applicable Margin", "Facility Fee" and "Utilization Fee" each means the number of basis points designated below in the applicable column and appropriate grid:

------------------------------------------------------------------------------------------------------
                                            LEVEL I   LEVEL II   LEVEL III    LEVEL IV      LEVEL V
                                                DAY        DAY         DAY         DAY        DAY
                                           --------   --------   ---------   ---------   -------------
------------------------------------------------------------------------------------------------------
 Applicable Margin for Base Rate
 Option..................................     0 bps      0 bps      35 bps      55 bps      85 bps
------------------------------------------------------------------------------------------------------
 Applicable Margin for CD Rate Option....  67.5 bps   77.5 bps   122.5 bps   142.5 bps   172.5 bps
------------------------------------------------------------------------------------------------------
 Applicable Margin for Euro Rate
 Option..................................    55 bps     65 bps     110 bps     130 bps     160 bps
------------------------------------------------------------------------------------------------------
 Facility Fee............................    15 bps     20 bps      25 bps      30 bps      50 bps
------------------------------------------------------------------------------------------------------
 Utilization Fee.........................    15 bps     15 bps      15 bps      15 bps      15 bps
------------------------------------------------------------------------------------------------------

(bps = basis points per annum)

provided, however, that:

     (a) if on any day the Dollar Equivalent of the sum of the aggregate principal amount of outstanding Loans under this Agreement exceeds 50% of the Total Revolving Credit Commitment under this Agreement, an additional 0.15% per annum (the "Utilization Fee") shall be added to the Applicable Margin for such day (and the term "Applicable Margin" shall be deemed to include the Utilization
Fee); and (b) for each day from and including the date hereof and to and including the last day of the third fiscal quarter of the Borrower in 1999, the pricing under this Agreement shall be no lower than that applicable to Level II Day.

     "Assessment Rate" shall have the meaning set forth in Section 2.08(a)(ii) hereof.

     "Bank of America" means Bank of America National Trust and Savings Association, a national banking association.

     "Base Rate" shall have the meaning set forth in Section 2.08(a)(i) hereof.

     "Base Rate Auction" shall mean a solicitation of Competitive Bid Loan Quotes setting forth Base Rate Margins based on the Base Rate pursuant to
Section 2.03 hereof.

     "Base Rate Loans" shall mean Competitive Bid Loans the interest rates of which are determined on the basis of the Base Rate pursuant to a Base Rate Auction.

     "Base Rate Margin" shall have the meaning set forth in Section 2.03(d)(ii)(E) hereof.

     "Base Rate Option" shall have the meaning set forth in Section 2.08(a)(i) hereof.

     "Base Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at such time (i) under the Base Rate Option or (ii) in accordance with Section 2.15 hereof. If no Loan or Loans is specified, "Base Rate Portion" shall refer to the Base Rate Portion of all Loans outstanding at such time.

     "Benefit Plan" shall mean any plan, agreement, arrangement or commitment which is an employment or consulting agreement, executive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit-sharing, savings or retirement plan, employee stock option or stock purchase plan, retiree medical or life, group life, health, or accident insurance or other benefit plan, agreement, arrangement or commitment, including, without limitation, severance, or other bonus practice (including, but not limited to, employee benefit plans, as defined in section 3(3) of ERISA), with respect to which the Borrower, any of its Significant Subsidiaries, or a member of their respective Controlled Group, at any relevant time have some liability or obligation to contribute or pay benefits and which relates to current or former employees of the Borrower, any Significant Subsidiary or any member of their respective Controlled Group.

     "Business Day" shall mean (a) with respect to selection of the Euro-Rate Option, prepayment of any Euro-Rate Portion of any Revolving Credit Loans, determining the first or last day of any Euro-Rate Funding Period, the giving of notices or quotes in connection with a LIBOR Auction or a payment of principal of or interest on, or the Interest Period for, a LIBOR-based Loan, a day for dealings in deposits in Dollars by and among banks in the London interbank market and on which commercial banks are open for domestic and international business in Los Angeles, California and New York, New York and (b) with respect to selection of any other interest rate Option, prepayment of any part of any other Portion of any Revolving Credit Loans, determining the first or last day of any other Funding Period, the giving of notices or quotes in connection with an Absolute Rate or a payment of principal of or interest on, or the Interest Period for, an Absolute Rate Loan and in every other context, any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in Los Angeles, California or New York, New York.

     "Capitalized Lease" shall mean at any time any lease which is, or is required under GAAP to be, capitalized on the balance sheet of the lessee at such time, and "Capitalized Lease Obligation" of any Person at any time shall mean the aggregate amount which is, or is required under GAAP to be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease.

     "CD Rate" shall have the meaning set forth in Section 2.08(a)(ii) hereof.

     "CD Rate Funding Period" shall have the meaning set forth in Section 2.08(c) hereof.

     "CD Rate Option" shall have the meaning set forth in Section 2.08(a)(ii) hereof.

     "CD Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the CD Rate Option or at a rate calculated by reference to the CD Rate under
Section 2.15 hereof. If no Loan or Loans is specified, "CD Rate Portion" shall refer to the CD Rate Portion of all Loans outstanding at such time.

     "CD Rate Reserve Percentage" for any day and for any CD Rate Funding Period shall mean the percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Administrative Agent (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) representing the maximum reserve requirement (including without limitation supplemental, marginal and emergency reserve requirements) for a member bank of such System in respect of nonpersonal time deposits in Dollars in the United States having a maturity comparable to such CD Rate Funding Period.

     "Change of Control" shall mean (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange Act) of 20% or more of the Borrower's outstanding Voting Stock, unless a majority of the Continuing Directors approves the acquisition not later than 10 days after such acquisition or (b) a change in the board of directors of the Borrower shall have occurred which results in a majority of directors not being Continuing Directors.

     "Closing Date" shall mean the date on which the last of the conditions set forth in Section 4.01 hereof has been satisfied.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "Commitments" of a Lender shall mean the Revolving Credit Commitment of such Lender.

     "Commitment Percentage" of a Lender at any time shall mean the Commitment Percentage for such Lender set forth below its name on the signature page hereof, subject to adjustment as provided in Sections 1.04 and 10.17 hereof and subject to transfer to another Lender as provided in Section 10.14 hereof.

     "Competitive Bid Borrowing" shall have the meaning set forth in Section 2.03(b) hereof.

     "Competitive Bid Expiration Date" shall mean February 5, 2000, or such later date as may be established as the Competitive Bid Expiration Date pursuant to Section 2.18 hereof.

     "Competitive Bid Loan" or "Competitive Bid Loans" shall mean any or all loans provided for by Section 2.03 hereof.

     "Competitive Bid Loan Maturity Date" shall have the meaning set forth in
Section 2.03(j) hereof.

     "Competitive Bid Loan Quote" shall mean an offer in accordance with Section 2.03(d) hereof by a Lender to make a Competitive Bid Loan.

     "Competitive Bid Loan Quote Request" shall have the meaning set forth in
Section 2.03(b) hereof.

     "Competitive Bid Note" shall have the meaning set forth in Section 2.03(p) hereof.

     "Competitive Bid Record" shall have the meaning set forth in Section 2.03(l) hereof.

     "Consolidated Adjusted EBITDAR" for any period, with respect to the Borrower and its consolidated Subsidiaries, shall mean the sum of (a) Consolidated Net Income for such period, (b) Consolidated Adjusted Interest Expense for such period, (c) charges against income for foreign, federal, state and local income taxes for such period, (d) the amount of all expenses for depreciation and amortization for such period and (e) Consolidated Adjusted Rental Expense for such period, all as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Adjusted Interest Expense" for any period shall mean the sum of (a) the total interest expense of the Borrower and its consolidated Subsidiaries (other than Special Purpose Subsidiaries) and (b) any cash dividend paid on the Borrower's Trust Preferred, for such period determined on a consolidated basis in accordance with GAAP.

     "Consolidated Adjusted Rental Expense" for any period shall mean aggregate rent and lease payments made pursuant to operating leases for such period by the Borrower and its consolidated Subsidiaries (other than Special Purpose Subsidiaries) determined on a consolidated basis in accordance with GAAP.

     "Consolidated Capitalization" at any time shall mean the sum of Consolidated Net Worth at such time and Consolidated Indebtedness at such time.

     "Consolidated Fixed Charges" for any period shall mean the sum of Consolidated Adjusted Interest Expense for such period and Consolidated Adjusted Rental Expense for such period.

     "Consolidated Fixed Charges Coverage Ratio" for any period shall mean the ratio of the Consolidated Adjusted EBITDAR (less any cash dividend paid on the Borrower's common stock) for such period to the Consolidated Fixed Charges for such period.

     "Consolidated Indebtedness" at any time shall mean the Indebtedness of the Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

     "Consolidated Leverage Ratio" at any time shall mean the ratio of Consolidated Indebtedness to the Consolidated Capitalization at such time.

     "Consolidated Net Income" for any period shall mean the net earnings (or loss) after taxes of the Borrower and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" at any time shall mean the total amount of stockholders' equity (including, without duplication, the face amount of the Borrower's Trust Preferred issued and outstanding at such time) of the Borrower and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP, provided, that in the calculation of Consolidated Net Worth of the Borrower solely for the purposes of Section 6.01(b), accumulated translation adjustments with respect to the Borrower's investments in foreign entities shall be excluded.

     "Continuing Directors" shall mean members of the board of directors of the Borrower who (a) were directors on January 1, 1999 or (b) have been directors for at least two years, or (c) were nominated or elected with the affirmative vote of the greater of (x) a majority of the Continuing Directors on the board or (y) three Continuing Directors.

     "Controlled Group" shall mean with respect to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414(b), 414(c), 414(m) or 414(o) of the Code or Section 4001(a)(2) of ERISA.

     "Corresponding Source of Funds" shall mean:

          (a) In the case of any Funding Segment of the CD Rate Portion, the proceeds of hypothetical issuances by a Lender of one or more of its certificates of deposit at the beginning of the CD Rate Funding Period corresponding to such Funding Segment, having maturities approximately equal to such CD Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment; and

          (b) In the case of any Funding Segment of the Euro-Rate Portion, the proceeds of hypothetical receipts by a Notional Euro-Rate Funding Office or by a Lender through a Notional Euro-Rate Funding Office of one or more Dollar deposits in the interbank eurodollar market at the beginning of the Euro-Rate Funding Period corresponding to such Funding Segment having maturities approximately equal to such Euro-Rate Funding Period and in an aggregate amount approximately equal to such Lender's Pro Rata share of such Funding Segment.

     "Creditors" shall mean the Lenders and the Agents.

     "Credit Party" shall mean each of the Borrower and the Guarantors.

     "Debt Instrument" shall have the meaning set forth in Section 7.01(f) hereof.

     "Documentation Agent" shall mean ABN AMRO Bank N.V., in its capacity as documentation agent hereunder.

     "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

     "Dollar Equivalent" shall mean, as of the date of determination, (a) the amount denominated in Dollars, and (b) as to any amount denominated in another currency, the equivalent amount in Dollars as determined by the Administrative Agent on the basis of the Spot Rate for the purchase of Dollars with such currency.

     "Eligible Assignee" means (a) a financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary or
(d) another Lender.

     "Environmental Claim" shall mean, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Requirements of Law, (b) liability under any Requirements of Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person.

     "Environmental Matters" means any matter arising out of, relating to, or resulting from any emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater, or soil, or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "Environmental Permits" means all permits, licenses, authorizations, registrations and other governmental consents required by applicable Requirements of Law for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the operations of the Borrower and any Significant Subsidiary of the Borrower.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Lien" shall mean a security interest or lien arising under or in connection with a Pension Plan or Title IV of ERISA or a claim asserted (including for failure to withhold) by the government which if successful would result in such a lien; provided, however, that any claim asserted, (a) for which the Borrower has reasonable grounds to contest and (b) which the Borrower is diligently contesting in good faith through appropriate proceedings with the IRS or a court of law, shall not be deemed an ERISA Lien for so long as all of the above conditions are met.

     "Eurocurrency Liabilities" shall have the meaning set forth in the definition of Euro-Rate Reserve Percentage set forth in Section 1.01 hereof.

     "Eurocurrency Loan" shall have the meaning set forth in Section 2.03(r) hereof.

     "Euro-Rate" shall have the meaning set forth in Section 2.08(a)(iii) hereof.

     "Euro-Rate Funding Period" shall have the meaning set forth in Section 2.08(c) hereof.

     "Euro-Rate Option" shall have the meaning set forth in Section 2.08(a)(iii) hereof.

     "Euro-Rate Portion" of any Loan or Loans shall mean at any time the portion, including the whole, of such Loan or Loans bearing interest at any time under the Euro-Rate Option or at a rate calculated by reference to the Euro-Rate under Section 2.15 hereof. If no Loan or Loans is specified, "Euro-Rate Portion" shall refer to the Euro-Rate Portion of all Loans outstanding at such time.

     "Euro-Rate Reserve Percentage" means for any day for any Lender for any Funding Segment or Interest Period the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, as determined in good faith by such Lender (which determination shall be conclusive absent manifest error), under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of such Lender (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

     "Event of Default" shall mean any of the Events of Default described in
Section 7.01 hereof.

     "Existing Credit Agreements" shall have the meaning set forth in Section 4.01(f) hereof.

     "Facility Fee" is set forth in the definition of "Applicable Margin."

     "Federal Funds Effective Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined by the Administrative Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     "Financial Provisions" shall have the meaning set forth in Section 1.03(d) hereof.

     "Funding Periods" shall have the meaning set forth in Section 2.08(c) hereof.

     "Funding Segment" of the CD Rate Portion or the Euro-Rate Portion, as the case may be, of the Revolving Credit Loans at any time shall mean the entire principal amount of such Portion to which at the time in question there is applicable a particular Funding Period beginning on a particular day and ending on a particular day. (By definition, each such Portion is at all times composed of an integral number of discrete Funding Segments and the sum of the principal amounts of all Funding Segments of any such Portion at any time equals the principal amount of such Portion at such time.)

     "GAAP" shall have the meaning set forth in Section 1.03 hereof.

     "Governmental Action" shall have the meaning set forth in Section 3.04 hereof.

     "Governmental Authority" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Guarantee" shall mean the guarantee by any Person to pay or perform the obligations of any other Person, including any agreement, whether such agreement is on a contingency basis or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another Person to make payment of Indebtedness.

     "Guaranteed Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note and Loan made under this Agreement, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Agents and the Lenders now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Document to which the Borrower is a party and the due performance and compliance with all the terms, conditions and agreements contained in such Loan Documents by the Borrower.

     "Guarantor" shall mean Foster Wheeler USA Corporation, Foster Wheeler Energy International, Inc., Foster Wheeler Energy Corporation and any other domestic Subsidiary of the Borrower designated pursuant to Section 5.15 hereof.

     "Guaranty" shall mean the Guaranty as set forth in Article IX hereof.

     "Hazardous Materials" means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, PCBs, and friable asbestos) as those concepts are used in the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Toxic Substance Control Act (TSCA), the Clean Air Act, the Clean Water Act, and other similar federal or state statutes or regulations.

     "Indebtedness" of a Person shall mean with respect to any Person, without duplication, all (a) liabilities or obligations incurred in connection with borrowings (including reimbursement obligations in respect of letters of credit or banker's acceptances which have been drawn and including the sale of debt securities) of such Person which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations of such Person; (b) liabilities or obligations of such Person issued, incurred or assumed in respect of the purchase price of property except for trade accounts payable incurred in the ordinary course of business on which interest is not being accrued; (c) liabilities or obligations of others of any of the types specified in the preceding clauses (a) and (b) for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (d) liabilities or obligations of others of any of the types specified in the preceding clauses (a) and (b) which are secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (e) to the extent not included in the preceding clauses (a) through (d), the excess over

$10,000,000 of the aggregate undrawn amount of all financial letters of credit issued on account of such Person.

     "Indemnified Parties" shall mean the Agents, the Lenders, their respective affiliates, and the directors, officers, employees, attorneys and agents of each of the foregoing.

     "Indenture" shall have the meaning set forth in Section 6.10 hereof.

     "Initial Revolving Credit Committed Amount" shall have the meaning set forth in Section 2.01(a) hereof.

     "Interest Period" shall mean with respect to any Competitive Bid Loan, the period commencing on the date such Competitive Bid Loan is made and ending on a date not less than seven days nor more than 180 days thereafter (with respect to any Absolute Rate Loan) or 30, 60, 90 or 180 days thereafter (with respect to any CD Rate Loan) or one, two, three or six months (with respect to any LIBO-Rate Loan), as the Borrower may specify in the related Competitive Bid Loan Quote Request as provided in Section 2.03(b) hereof, provided that:

          (a) No Interest Period may end after the Competitive Bid Expiration Date;

          (b) Each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day or, in the case of an Interest Period for a LIBOR-based Loan, if such next succeeding Business Day falls in the next succeeding calendar month, then such Interest Period shall end on the next preceding Business Day; and

          (c) Notwithstanding clauses (a) and (b) above, no Interest Period for any Competitive Bid Loan shall have a duration of less than seven days and, if the Interest Period for any Competitive Bid Loan would otherwise be a shorter period, such Competitive Bid Loan shall not be available hereunder.

     "Investment" by any Person in any other Person shall mean:

          (a) the amount paid, or the value of property or services contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, option contracts, investment contracts, partnership or other ownership interests or other securities of any other Person;

          (b) the amount of any advance, loan or extension of credit to any other Person by such Person; and

          (c) the amount of any Indebtedness of any other Person which such Person has guaranteed and which by its terms or as a consequence of any default thereunder such Indebtedness has or may, at the option of the holder thereof, become due and payable by acceleration or otherwise.

     "IRS" shall mean the Internal Revenue Service.

     "Law" shall mean any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

     "Lender" shall mean any of the Lenders listed on the signature pages hereof, subject to the provisions of Sections 1.05, 10.14 and 10.17 hereof pertaining to Persons becoming or ceasing to be Lenders.

     "Level I Day" shall mean a day on which there is in effect a Moody's Rating of Baa2 or better and an S&P Rating of BBB or better.

     "Level II Day" shall mean a day which is not a Level I Day and on which there is in effect a Moody's Rating of Baa3 or better and an S&P Rating of BBB-or better.

     "Level III Day" shall mean a day which is not a Level I Day or a Level II Day and on which there is in effect a Moody's Rating of Ba1 or better and an S&P Rating of BB+ or better.

     "Level IV Day" shall mean a day which is not a Level I Day, a Level II Day or a Level III Day and on which there is in effect a Moody's Rating of Ba2 or better and an S&P Rating of BB or better.

     "Level V Day" shall mean a day which is not a Level I Day, a Level II Day, a Level III Day or a Level IV Day.

     "LIBO-Rate" for any day, as used herein, shall mean with respect to each proposed LIBOR-based Loan a rate of interest (which shall be the same for each day in the applicable Interest Period) equal to the rate of interest determined in good faith by the Administrative Agent in accordance with its usual procedures from the Reuters Screen LIBO page (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in Dollars offered to the leading banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period in amounts comparable to the amount of the LIBOR-based Loan to be funded and having maturities comparable to such Interest Period.

     "LIBOR Auction" shall mean a solicitation of Competitive Bid Loan Quotes setting forth LIBOR-based Margins based on the LIBO-Rate pursuant to Section
2.03 hereof.

     "LIBOR-based Loans" shall mean Competitive Bid Loans the interest rates of which are determined on the basis of the LIBO-Rate pursuant to a LIBOR Auction.

     "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "Loan" shall mean any loan or advance by a Lender under this Agreement, whether a Revolving Credit Loan or a Competitive Bid Loan and "Loans" shall mean all Revolving Credit Loans and Competitive Bid Loans made by Lenders under this Agreement.

     "Loan Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty Agreements, the Pledge Agreement and the Transfer Supplements, and all other agreements and instruments extending or renewing any indebtedness, obligation or liability arising under any of the foregoing, and any certificate or instrument delivered by the Borrower or the Guarantors in connection herewith or therewith, in each case as the same may be amended, modified or supplemented from time to time hereafter.

     "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

     "Material Domestic Subsidiary" shall mean each Significant Subsidiary of the Borrower (other than Special Purpose Subsidiaries) that is organized under the laws of one of the States of the United States.

     "Moody's" shall mean Moody's Investor's Services, Inc., or any successor thereto.

     "Moody's Rating" shall mean the rating assigned to the Borrower's senior unsecured long term debt by Moody's, or in the event the Borrower has no Moody's-rated senior unsecured long-term debt outstanding, the "hypothetical senior long-term debt rating" most recently assigned to the Borrower by Moody's, which assignment shall have been made not more than fifteen months prior to the time in question and not more than ninety (90) days after a request therefor by the Required Lenders pursuant to Section 5.14 hereof.

     "Nonextending Lender" shall have the meaning set forth in Section 2.18 hereof.

     "Note" or "Notes" shall mean the Revolving Credit Note(s) or the Competitive Bid Note(s), as the case may be, of the Borrower executed and delivered under this Agreement, together with all extensions, renewals, refinancings or refundings of any thereof in whole or part.

     "Notional Euro-Rate Funding Office" shall have the meaning given to that term in Section 2.17(a) hereof.

     "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to any Lender or any Agent from time to time arising under or in connection with or related to or evidenced by or secured by this Agreement or any other Loan Document, and all extensions or renewals thereof, whether such indebtedness, obligations or liabilities are direct or indirect, otherwise secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising. Without limitation of the foregoing, such indebtedness, obligations and liabilities include the principal amount of Loans, interest, fees, indemnities or expenses under or in connection with this Agreement or any other Loan Document, and all extensions and renewals thereof, whether or not such Loans were made in compliance with the terms and conditions of this Agreement or in excess of the obligation of the Lenders to lend. Obligations shall remain Obligations notwithstanding any assignment or transfer or any subsequent assignment or transfer of any of the Obligations or any interest therein.

     "Office," when used in connection with the Administrative Agent, shall mean its office located at 1850 Gateway Boulevard, 5th Floor, Concord, California 94520, or at such other office or offices of the Administrative Agent or any branch, subsidiary or affiliate thereof as may be designated in writing from time to time by the Administrative Agent to the Borrower.

     "Option" shall mean the Base Rate Option, the CD Rate Option or the Euro-Rate Option, as the case may be.

     "Other Credit Agreement" shall mean the Revolving Credit Agreement dated as of February 12, 1999 among Foster Wheeler Corporation, the guarantors signatory thereto, the lenders signatory thereto, Bank of America National Trust and Savings Association, as administrative agent, and other agents party thereto, as the same may be amended, modified or supplemented from time to time.

     "Participants" shall have the meaning set forth in Section 10.14(b) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

     "Pension Plan" shall mean a single employer plan as defined in Section 4001(a)(15) of ERISA or an individual account plan which is subject to the funding standards of Section 302 of ERISA with respect to which the Borrower, any of its Significant Subsidiaries, or members of their respective Controlled Groups, at any relevant time have some liability or obligation to contribute or pay benefits and which relates to current or former employees of the Borrower, any of its Significant Subsidiaries or any member of their respective Controlled Groups.

     "Permitted Liens" shall mean (a) pledges or deposits by the Borrower or any of its Subsidiaries under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Borrower or any of its Subsidiaries), or leases to which the Borrower or any of its Subsidiaries is a party, or deposits to secure public or statutory obligations of the Borrower or any of its Subsidiaries or deposits of cash or U.S. governmental bonds to secure surety, appeal, performance or other similar bonds to which the Borrower or any of its Subsidiaries is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (b) Liens imposed by law such as carriers', warehousemen's, materialmen's and mechanics' or other similar liens, or Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries with respect to which the Borrower or any of its Subsidiaries at the time shall currently be prosecuting an appeal or proceedings for review; (c) Liens for taxes, assessments or governmental charges or levies not yet subject to penalties for nonpayment and Liens for taxes, assessments or governmental charges or levies the payment of which is being contested as permitted by Section 5.03 hereof; (d) survey exceptions, encumbrances, easements or reservations of, or rights of others for rights of way, highways and railroad crossings, sewers, electric lines, telephone and telegraph lines and other similar purposes, or zoning or other restrictions as to the use of real property; all of which Liens described in clause (d) hereof do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business of the Borrower and its Subsidiaries taken as a whole;
(e) Liens (i) in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or (ii) in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute; (f) Liens made in favor of any customer arising in the ordinary course of business of the Borrower or any Subsidiary thereof in respect of payments made by or on behalf of such customer for goods produced or services rendered to such customer; (g) a security interest granted to the "Administrative Agent", for the benefit of the "Administrative Agent", the "LC Issuer" and the "Lenders", in "Cash Collateral" under the Other Credit Agreement (all terms in quotation having the meanings ascribed to such terms under the Other Credit Agreement); and (h) Liens granted pursuant to the Pledge Agreement.

     "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

     "Portion" shall mean the Base Rate Portion, the CD Rate Portion or the Euro-Rate Portion, as the case may be.

     "Potential Default" shall mean any event or condition which with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

     "Pledge Agreement" shall mean the pledge agreement in the form of Exhibit
J.

     "Principal Foreign Affiliates" shall have the meaning set forth in Section
6.09 hereof.

     "Project" shall mean any municipal solid waste project or any other project the assets of which are financed on a limited recourse basis.

     "Pro Rata" shall have the meaning set forth in Section 2.13 hereof.

     "Purchasing Lender" shall have the meaning set forth in Section 10.14(c) hereof.

     "Reference Rate" as used herein, shall mean for any day the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "reference rate." (The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Register" shall have the meaning set forth in Section 10.14(d) hereof.

     "Regular Payment Date" shall mean the last Business Day of each March, June, September and December after the date hereof.

     "Relevant Date" shall have the meaning set forth in Section 1.03(a) hereof.

     "Replacement Lender" shall have the meaning set forth in Section 2.18 hereof.

     "Reportable Event" means an event described in Section 4043 of ERISA or in the regulations thereunder with respect to which the 30-day notice is not waived or an event described in Section 4043 or in the regulations thereunder with respect to which the 30-day notice has been waived and which involves a liability of $1,000,000 or more or a material plan or a receipt of a notice of withdrawal liabilities pursuant to Section 4202 of ERISA. For purposes of this definition a material plan is a plan in which benefit liabilities exceed assets on a termination basis based on PBGC assumptions by $1,000,000.

     "Required Lenders" shall mean, at any time prior to the termination or expiration of the Commitments, Lenders which have Commitments constituting, in the aggregate, more than 50% of the total Commitments of all the Lenders at such time and shall mean, at any time thereafter, Lenders which have outstanding Loans constituting, in the aggregate, more than 50% of all Loans outstanding at such time.

     "Requirements of Law" means all applicable federal, state, and local laws, statutes, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Environmental Matters in effect from time to time.

     "Responsible Officer" of the Borrower shall mean its Chief Executive Officer, its Chief Financial Officer, its Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or one of its Assistant Treasurers.

     "Revolving Credit Commitment" shall have the meaning set forth in Section 2.01(a) hereof.

     "Revolving Credit Committed Amount" shall have the meaning set forth in
Section 2.01(a) hereof.

     "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a) hereof.

     "Revolving Credit Maturity Date" shall mean February 11, 2000, as such date may be extended pursuant to Section 2.18 hereof.

     "Revolving Credit Note" shall mean the promissory note of the Borrower executed and delivered under Section 2.01(c) hereof, any promissory note issued in substitution therefor pursuant to Sections 2.17(b) or 10.14(c) hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part.

     "S&P" shall mean Standard & Poor's Rating Services, or any successor thereto.

     "S&P Rating" shall mean the rating assigned to the Borrower's senior unsecured long term debt by S&P, or in the event the Borrower has no S&P-rated senior unsecured long-term debt outstanding, the "issuer credit rating" most recently assigned to the Borrower by S&P, which assignment shall have been made not more than fifteen months prior to the time in question and not more than ninety (90) days after a request therefor by the Required Lenders pursuant to
Section 5.14 hereof.

     "Significant Subsidiary" shall mean (a) each Special Purpose Subsidiary and
(b) each other Subsidiary of the Borrower which in the most recent fiscal year of the Borrower accounted for more than 10% of the consolidated assets of the Borrower and its Subsidiaries or which accounted for more than 10% of the consolidated income of the Borrower and its Subsidiaries for each of the most recent three fiscal years of the Borrower; provided, however, that with respect to Subsidiaries created or acquired after the date hereof, if thereafter such entity, in a fiscal year, accounts for more than 10% of the consolidated assets of the Borrower and its Subsidiaries or accounts for more than 10% of the consolidated income of the Borrower and its Subsidiaries in such fiscal year, it shall be deemed to be a Significant Subsidiary for such fiscal year.

     "Special Purpose Subsidiary" shall mean a Subsidiary of the Borrower formed with the express and sole purpose of, and which is engaged solely in the business of, constructing or owning, leasing or operating a specific Project, and with respect to which Subsidiary, neither the Borrower nor any of its other Subsidiaries is obligated (except as guarantor of completion or performance) to pay any Indebtedness (including lease obligations) incurred to construct, own, lease or operate any such Project or any other Indebtedness of such Subsidiary.

     "Spot Rate" for a currency means the rate quoted (expressed as a decimal, rounded to the fourth decimal place) to the Administrative Agent as the spot rate for the purchase of such currency with another currency through the FX Trading Office of Bank of America at approximately 12:00 noon (London time) on the date two Business Days prior to the date as of which the foreign exchange settlement is made.

     "Standard Notice" shall mean an irrevocable notice substantially in the form of Exhibit L provided to the Administrative Agent on a Business Day which is:

          (a) At least two Business Day in advance in the case of selection of, conversion to or renewal of the CD Rate Option or prepayment of CD Rate Portion;

          (b) At least three Business Days in advance in the case of selection of, conversion to or renewal of the Euro-Rate Option or prepayment of any Euro-Rate Portion; and

          (c) On the same Business Day in the case of selection of, conversion to or renewal of the Base Rate Option or prepayment of Base Rate Portion.

Standard Notice must be provided no later than 9:00 a.m., Los Angeles time, on the last day permitted for such notice in the case of notices given pursuant to clause (c) above, and no later than 10:00 a.m., Los Angeles time, on the last day permitted for such notice in the case of notices given pursuant to clauses
(a) and (b) above.

     "Stock Payment" by any Person shall mean any dividend, distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

     "Subsidiary" of a Person at any time shall mean any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person, and any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person.

     "Subsidiary Guaranty Agreement" shall mean the agreement of a Subsidiary in the form of Exhibit H hereof whereby it acknowledges to become a party hereto as a Guarantor under Section 9 hereof.

     "Syndication Agent" shall mean First Union National Bank, in its capacity as Syndication Agent hereunder.

     "Taxes" shall have the meaning set forth in Section 2.16 hereof.

     "Total Revolving Credit Commitment" shall mean at any time, the aggregate Revolving Credit Committed Amounts of all Lenders hereunder at such time.

     "Transfer Effective Date" shall have the meaning set forth in the applicable Transfer Supplement.

     "Transfer Supplement" shall have the meaning set forth in Section 10.14(c) hereof.

     "Trust Preferred" shall mean 9% $175,000,000 Trust Preferred Securities of the Borrower issued on or about January 13, 1999.

     "Utilization Fee" is set forth in the definition of "Applicable Margin."

     "Voting Stock" shall mean, with respect to any corporation, the capital stock of such corporation having the power to vote for a majority of the board of directors of such corporation under ordinary circumstances.

     Section 1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole; "or" has the inclusive meaning represented by the phrase "and/or"; and "property" includes all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed. References in this Agreement to "determination" (and similar terms) by any Agent or by any Lender include reasonable and good faith estimates by such Agent or by such Lender (in the case of quantitative determinations) and good faith beliefs by such Agent or by such Lender (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

     Section 1.03. Accounting Principles. (a) As used herein, "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect at the Relevant Date, subject to the provisions of this Section 1.03. As used herein, "Relevant Date" shall mean the date a relevant computation or determination is to be made or the date of relevant financial statements, as the case may be.

     (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this

Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

     (c) If any change in GAAP after the date of this Agreement is or shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the opinion of the Borrower would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place,

          (i) The parties agree that such violation shall not be considered to constitute an Event of Default or a Potential Default for a period of 60 days from the date the Borrower notifies the Administrative Agent of the application of this Section 1.03(c);

          (ii) The parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the financial effect of the original financial covenants after taking into account such change in GAAP; and

          (iii) If the parties are unable to negotiate such an amendment within 60 days, the Borrower shall have the option of prepaying the Loans (subject to Section 2.14(b) hereof). If the Borrower does not exercise such option within said period, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date.

     (d) If any change in GAAP after the date of this Agreement is required to be applied to transactions or conditions then or thereafter in existence, and the Administrative Agent shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I hereof or any of the covenants of the Borrower in
Article VI hereof (the "Financial Provisions"), so that the intended financial effect of any of the Financial Provisions will not in fact be accomplished,

          (i) The Administrative Agent shall notify the Borrower of such assertion, specifying the change in GAAP which is objected to, and until otherwise determined as provided below, the specified change in GAAP shall not be made by the Borrower in its financial statements for the purpose of applying the Financial Provisions; and

          (ii) The parties shall follow the procedures set forth in paragraph
     (ii) and the first sentence of paragraph (iii) of subsection (c) of this Section. If the parties are unable to agree on an amendment as provided in said paragraph (ii) and if the Borrower does not exercise the option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to by the Administrative Agent shall not be made in applying the Financial Provisions.

     (e) All expenses of compliance with this Section 1.03 shall be paid for by the Borrower upon demand.

     Section 1.04. Optional Increase of the Commitments. (a) The Borrower may from time to time increase the Total Revolving Credit Commitment by the addition of one or more new Lenders consented to by the Administrative Agent or by the agreement of any existing Lender (a "Proposed Combined Commitments Increase") in the manner set forth below; provided that (i) the then Total Revolving Credit Commitment plus the Proposed Combined Commitments Increase shall not be greater than the $100,000,000; (ii) immediately prior to and after giving effect to the Proposed Combined Commitments Increase no event has occurred and is continuing that constitutes an Event of Default or Potential Default; (iii) the Borrower shall pay any costs payable under Section 2.14(b) if and to the extent any Loans are prepaid on the effective date of such increase (the "Increase Date"); (iv) to the extent the Other Credit Agreement is in effect, the Borrower must request the increase of the Total Revolving Credit Commitment under the Other Credit Agreement and such new or existing Lender consenting to the increase under this Agreement must also consent to the increase under the Other Credit Agreement at the same percentage; and (v) the Borrower may not request the increase of the Total Revolving Credit Commitment hereunder once the Borrower has reduced such Commitment under Section 2.02(c) hereof.

     (b) The Total Revolving Credit Commitment shall be increased by the Proposed Combined Commitments Increase on the Increase Date provided (i) each such new Lender shall execute and deliver to the Administrative Agent the Joinder to Revolving Credit Agreement (and by such execution and delivery, each such new Lender shall be deemed to have agreed with the matters set forth in this Agreement) and/or such existing Lender shall execute and deliver the Commitment Increase Supplement in the form of Exhibit K and (ii) the Administrative Agent shall have received on or before the Increase Date certified copies of the resolutions of the Board of Directors of the Borrower approving such increase of the Total Revolving Credit Commitment, and of all documents evidencing other necessary corporate action, if any, with respect to such increase. Upon satisfaction of the foregoing conditions, such new Lender shall become a Lender hereunder and/or such existing Lender's Commitment shall be increased, and the Administrative Agent shall, promptly following the effective date thereof, provide to the Borrower and the Lenders a revised Pro Rata shares giving effect thereto. The Borrower agrees that it shall execute and deliver upon request of such new or existing Lender, one or more Notes evidencing that such new or existing Lender's Pro Rata share.

     (c) If, after giving effect to the Proposed Combined Commitments Increase, any Lender's revised Pro Rata share of the Total Revolving Credit Commitment is different than its share of Obligations, the Obligations shall be reallocated among the Lenders as follows. On the Increase Date the Borrower shall be deemed to have prepaid all outstanding Revolving Credit Loans in accordance with
Section 2.11 and reborrowed all Revolving Credit Loans in accordance with
Section 2.01 from all Lenders ratably in accordance with their revised Pro Rata shares. On the Increase Date, the Administrative Agent shall distribute to each Lender having a decreased Pro Rata share an amount equal to the difference between its Revolving Credit Loans so prepaid and the new Revolving Credit Loans deemed to have been made by it (plus interest payable hereunder). Such payments shall be deemed to be a payment of the Revolving Credit Loans by the Borrower on the date such payment is received.

     Section 1.05. Utilization of Commitments in Foreign Currencies. The Administrative Agent will determine the Dollar Equivalent with respect to any
(i) borrowing of Eurocurrency Loans as of the requested borrowing date and (ii) outstanding Eurocurrency Currency Loans as of the last Business Day of each month provided, however, that (i) upon the occurrence and during the continuation of any Potential Default or Event of Default or (ii) for the purpose of calculating fees payable under this Agreement or for other purposes, such determination shall be made as often as the Administrative Agent or the Required Lenders may reasonably deem necessary.

                                   ARTICLE II

                                  THE CREDITS

     Section 2.01.  Revolving Credit Loans.  (a) Revolving Credit
Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees (such agreement being herein called such Lender's "Revolving Credit Commitment") to make committed loans in Dollars (the "Revolving Credit Loans") to the Borrower from time to time on or after the date hereof and to but not including the Revolving Credit Maturity Date. A Lender shall have no obligation to make any Revolving Credit Loan to the extent that, upon the making of such Revolving Credit Loan, the sum of the aggregate principal amount of such Lender's outstanding Revolving Credit Loans would exceed such Lender's Revolving Credit Committed Amount. No Revolving Credit Loans shall be made hereunder to the extent that such Revolving Credit Loans would cause the Dollar Equivalent of the sum of the aggregate outstanding principal amount of all Loans outstanding hereunder to exceed the Total Revolving Credit Commitment. Each Lender's "Revolving Credit Committed Amount" at any time shall be equal to the amount set forth as its "Initial Revolving Credit Committed Amount" below its name on the signature pages hereof, as such amount may have been reduced pursuant to Section 2.02(c) hereof at such time, subject to adjustment as provided in Sections 1.05 and 10.17 hereof and subject to transfer to another Lender as provided in
Section 10.14 hereof.

     (b) Nature of Credit. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder.

     (c) Revolving Credit Notes. To the extent so requested by any Lender through the Administrative Agent, the obligation of the Borrower to repay the unpaid principal amount of the Revolving Credit Loans made to it by such Lender and to pay interest thereon shall be evidenced in part by promissory notes of the Borrower, one to such Lender, dated the Closing Date (the "Revolving Credit Notes") in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of such Lender in a face amount equal to such Lender's Initial Revolving Credit Committed Amount.

     (d) Maturity. To the extent not due and payable earlier, the Revolving Credit Loans shall be due and payable on the Revolving Credit Maturity Date.

     Section 2.02.  Fees; Reduction of the Committed Amounts.  (a) Facility
Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender a fee (the "Facility Fee") for each day from and including the date hereof and to but not including the Revolving Credit Maturity Date, on the amount of such Lender's Revolving Credit Committed Amount (whether used or unused) on such day (based upon a year of 365 or 366 days and actual days elapsed) at a rate per annum equal to the rate in effect for such day determined in accordance with the pricing grid set forth in the definition of "Applicable Margin". Facility Fees shall be due and payable for the preceding period for which such fees have not been paid on each Regular Payment Date and on the Revolving Credit Maturity Date.

     (b) Other Fees. The Borrower shall pay to each Agent an agency fee and other fees at the times and in the amounts previously agreed upon among the Agents and the Borrower.

     (c) Optional Reduction of the Revolving Credit Committed Amounts. The Borrower may at any time or from time to time reduce Pro Rata the Revolving Credit Committed Amounts of the Lenders to an aggregate amount (which may be zero) not less than the Dollar Equivalent of the sum of the unpaid principal amount of the Revolving Credit Loans and Competitive Bid Loans then outstanding plus the principal amount of all Revolving Credit Loans and Competitive Bid Loans not yet made as to which notice has been given by Borrower under Section
2.07 hereof. Any reduction of the Revolving Credit Committed Amounts shall be in an aggregate amount not less than $10,000,000 which is an integral multiple of $1,000,000. Reduction of the Revolving Credit Committed Amounts shall be made by providing not less than two Business Days' notice (which notice shall be irrevocable) to such effect to the Administrative Agent. After the date specified in such notice the Facility Fee shall be calculated upon the Revolving Credit Committed Amounts as so reduced. The Administrative Agent will promptly send copies of such notice to the Lenders.

     (d) Bid Fees. In consideration of the Administrative Agent's management of bidding procedures for Competitive Bid Loans, the Borrower shall pay to the Administrative Agent for the Administrative Agent's own account on the date of each LIBOR Auction, CD Rate Auction, Base Rate Auction and Absolute Rate Auction, bid agency fees in the amount of $150 for each Competitive Bid Loan Quote submitted by each Lender, but in no event less than $450 per auction.

     Section 2.03.  Competitive Bid Loans.  (a) Making of Competitive Bid
Loans. In addition to Revolving Credit Loans, the Borrower may, as set forth in this Section 2.03, request the Lenders to make offers to make one or more Competitive Bid Loans to the Borrower. Each Lender may, but shall have no obligation to, make one or more such offers and, subject to the terms and provisions hereof, the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Competitive Bid Loans may be Base Rate Loans, CD Rate Loans, Absolute Rate Loans or LIBOR-based Loans (each a "type" of Competitive Bid Loan) and, subject to Section 2.03(r) hereof, may be in any freely available currency agreed upon by the Borrower and each Lender. Competitive Bid Loans shall be due and payable on the earlier of the Competitive Bid Expiration Date and the applicable Competitive Bid Loan Maturity Date. After giving effect to any borrowing of Competitive Bid Loans, the Dollar Equivalent of the sum of the aggregate principal amount of all Loans outstanding hereunder shall not exceed the Total Revolving Credit Commitment at any time; provided, however, that the outstanding Competitive Bid Loans made by any

Lender may exceed its Revolving Credit Committed Amount. The Competitive Bid Loans shall be deemed to utilize the Total Revolving Credit Commitment by an amount equal to the Dollar Equivalent of the aggregate outstanding principal amount thereof.

     (b) Competitive Bid Loan Quote Requests. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.03, it shall transmit to the Administrative Agent by telecopy, at its Office, notice (a "Competitive Bid Loan Quote Request") so as to be received no later than 10:00 a.m., Los Angeles time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction, (y) the third Business Day prior to the date of Borrowing proposed therein, in the case of a CD Rate Auction, or (z) the Business Day next preceding the date of borrowing proposed therein, in the case of a Base Rate Auction or Absolute Rate Auction (or, in any case, such other time as the Borrower and Administrative Agent may agree). The Borrower may request offers to make Competitive Bid Loans for different Interest Periods in a single notice; provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Loan Quote Request for a separate Competitive Bid Loan (all Competitive Bid Loans proposed to be made at one time herein collectively referred to as a "Competitive Bid Borrowing"). Each such notice shall be substantially in the form of Exhibit B hereto and in any case shall specify as to each Competitive Bid Borrowing:

          (i) The proposed date of such Competitive Bid Borrowing, which shall be a Business Day;

          (ii) The currency or currencies in which such Competitive Borrowing is to be made;

          (iii) The aggregate amount of such Competitive Bid Borrowing which shall be a Dollar Equivalent of at least $5,000,000 (or a higher integral multiple of $1,000,000) (to the extent practical in the case of Eurocurrency Loans), but shall not cause the limits specified in Section
     2.04 hereof to be violated;

          (iv) The duration of the initial Interest Period or Periods applicable thereto, subject to the provisions of the definition of "Interest Period" (including without limitation that no such Interest Period shall end after the Competitive Bid Expiration Date); and

          (v) Whether the Competitive Bid Loan Quotes requested are to set forth a LIBOR-based Margin, a Base Rate Margin, a CD Rate Margin or an Absolute Rate.

     The Borrower may not request Competitive Bid Borrowings for more than three maturities nor request more than one type of Competitive Bid Loan in a single Competitive Bid Borrowing. Unless the Administrative Agent otherwise agrees, in its sole and absolute discretion, the Borrower may not submit a request for a Competitive Bid Borrowing if it has submitted another such request within the prior two Business Days.

     (c) Invitation for Competitive Bid Loan Quotes. The Administrative Agent shall promptly transmit to the Lenders by telecopy notice of such Competitive Bid Loan Request, which notice shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Loan Quotes offering to make Competitive Bid Loans in accordance with such Competitive Bid Loan Quote Request.

     No Competitive Bid Loan Request shall be given if such request could result in more than six Competitive Bid Loans being outstanding at any one time unless otherwise permitted by the Administrative Agent.

     (d) Submission and Contents of Competitive Bid Loan Quotes. (i) Each Lender may submit one or more Competitive Bid Loan Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Loan Quote Request. Each Competitive Bid Loan Quote must comply with the requirements of this Section 2.03(d) and must be submitted to the Administrative Agent by telecopy at its Office not later than (x) 8:00 a.m., Los Angeles time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 7:00 a.m., Los Angeles time on the proposed date of borrowing, in the case of a Base Rate Auction, CD Rate Auction or an Absolute Rate Auction (or, in either case upon reasonable notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree); provided that any Competitive Bid Loan Quote submitted by the Administrative Agent (or an Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent (or such Affiliate) notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 7:30 a.m., Los Angeles time on the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 6:30 a.m., Los Angeles time on the proposed date of borrowing, in the case of a Base Rate Auction, CD Rate Auction or an Absolute Rate Auction. Subject to Sections 2.14, 2.03(r) and 4.01 hereof, any Competitive Bid Loan Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Borrower.

     (ii) Each Competitive Bid Loan Quote shall be substantially in the form of Exhibit C hereto and shall in any case specify:

          (A) The proposed date of borrowing, the proposed currency and the Interest Period therefor;

          (B) The principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount shall be a Dollar Equivalent of at least $5,000,000 or a higher integral multiple of $1,000,000; provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Loan Quotes (x) may be greater than, less than or equal to the Revolving Credit Committed Amount of such Lender but (y) may not exceed the principal amount of the Competitive Bid Borrowing for which offers were requested in the related Competitive Bid Loan Quote Request;

          (C) In the case of a LIBOR Auction, the margin above (or, if a negative margin is offered, below) the applicable LIBOR Rate (the "LIBOR-based Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to the applicable LIBOR Rate;

          (D) In the case of a CD Rate Auction, the margin above (or, if a negative margin is offered, below) the applicable CD Rate (the "CD Rate Margin") offered for each such Competitive Bid Loan expressed as a percentage (rounded upward, if necessary, to the nearest 1/10,000th of 1%) to be added to the applicable CD Rate;

          (E) In the case of a Base Rate Auction, the margin above (or, if a negative margin is offered, below) the applicable Base Rate (the "Base Rate Margin") offered for each such Competitive Bid Loan, expressed as a percentage (rounded upward, if necessary, to the nearest 1/10,000th of 1%) to be added to the applicable Base Rate;

          (F) In the case of an Absolute Rate Auction, the rate of interest per annum, calculated on the basis of a 360-day year (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) (the "Absolute Rate") offered for each such Competitive Bid Loan; and

          (G) The identity of the quoting Lender.

     (iii) No Competitive Bid Loan Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Loan Quote Request and, in particular, no Competitive Bid Loan Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Loan Quote is being made, and the Administrative Agent shall disregard any Competitive Bid Loan Quote that contains such language or terms or conditions or that arrives at the Administrative Agent's Office after the time set forth for submission of Competitive Bid Loan Quotes in Section 2.03(d)(i) hereof.

     (e) Notice to the Borrower. The Administrative Agent shall (x) in the case of a LIBOR Auction, by 9:00 a.m., Los Angeles time on the day (which shall be a Business Day) a Competitive Bid Loan Quote is submitted or (y) in the case of a Base Rate Auction, CD Rate Auction or an Absolute Rate Auction, by 7:30 a.m., Los Angeles time on the day (which shall be a Business Day) a Competitive Bid Loan Quote is submitted, notify the Borrower by telecopy of the terms (i) of any Competitive Bid Loan Quote submitted by a Lender that is in accordance with
Section 2.03(d) hereof and (ii) of any Competitive Bid Loan Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Loan Quote submitted by such Lender with respect to the same Competitive Bid Loan Quote Request. Any such subsequent Competitive Bid Loan Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Loan

Quote is submitted solely to correct a manifest error in such former Competitive Bid Loan Quote. The Administrative Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of each Competitive Bid Loan for which Competitive Bid Loan Quotes have been received for each Interest Period specified in the related Competitive Bid Loan Quote Request, (B) the respective principal amounts and LIBOR-based Margins, CD Rate Margins, Base Rate Margins or Absolute Rates, as the case may be, so offered by each Lender, identifying the Lender that made each Competitive Bid Loan Quote and (C) if the Administrative Agent is notifying the Borrower of more than one Competitive Bid Loan Quote for a single Interest Period, the Administrative Agent shall arrange the Competitive Bid Loan Quotes in ascending yield order.

     (f) Acceptance and Notice by the Borrower. Not later than (x) 9:30 a.m., Los Angeles time on the third Business Day prior to the proposed date of the borrowing, in the case of a LIBOR Auction or (y) 8:00 a.m., Los Angeles time on the proposed date of the borrowing, in the case of a Base Rate Auction, CD Rate Auction or an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent by telecopy at its Office of its acceptance or nonacceptance of the Competitive Bid Loan Quotes so notified to it pursuant to Section 2.03(e) hereof (and the failure of the Borrower to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Lender in accordance with Section 2.03(h) hereof. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bid Loan Quotes for each Interest Period that are accepted. The Borrower may accept one or more Competitive Bid Loan Quotes in whole or in part (provided that any Competitive Bid Loan Quote accepted in part shall be a Dollar Equivalent of at least $5,000,000 or a higher integral multiple of $1,000,000, to the extent practical in the case of Eurocurrency Loans); provided that:

          (i) The aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Loan Quote Request;

          (ii) The aggregate principal amount of each Competitive Bid Borrowing shall be a Dollar Equivalent of at least $5,000,000 (or a higher integral multiple of $1,000,000);

          (iii) Acceptance of offers may be made only in ascending yield order of LIBOR-based Margins, CD Rate Margins, Base Rate Margins or Absolute Rates, as the case may be; and

          (iv) The Borrower shall not accept any offer where the Administrative Agent has advised the Borrower that such offer fails to comply with Section 2.03(d)(ii) hereof or otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Administrative Agent. If Competitive Bid Loan Quotes are made by two or more Lenders with the same LIBOR-based Margins, CD Rate Margins, Base Rate Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which Competitive Bid Loan Quotes are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such Competitive Bid Loan Quotes are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not less than $500,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. If two or more such Competitive Bid Loan Quotes cannot be allocated evenly within the limits set forth in the immediately preceding sentence, the Administrative Agent shall have discretion to allocate a larger share of such Competitive Bid Loans to one or more of the successful Lenders and in making such allocation shall use reasonable efforts to take into account previous allocations of unequal shares to one or more of such Lenders in connection with other Competitive Bid Loans. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans to be allocated to each such Lender shall be conclusive absent manifest error.

     (h) Notice to Lenders. On the date the Borrower notifies the Administrative Agent of its acceptance of one or more of the offers made by any Lender or Lenders pursuant to Section 2.03(f) hereof, the Administrative Agent shall promptly notify each Lender which has made an offer (i) of the aggregate amount of each Competitive Bid Borrowing with respect to which the Borrower accepted one or more Competitive Bid

Loan Quotes and such Lender's share of such Competitive Bid Borrowing or (ii) that the Borrower accepted no offers, such notice to be by telecopy.

     (i) Funding of Competitive Bid Loans. Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 11:00 a.m., Los Angeles time, on the date specified in the related Competitive Bid Loan Quote Request for the making of such Competitive Bid Loan, make the amount of such Competitive Bid Loan available to the Borrower at the Administrative Agent's Office in immediately available funds. If any Lender makes a new Competitive Bid Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Competitive Bid Loan from such Lender, such Lender shall apply the proceeds of its new Competitive Bid Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Lender to the Borrower as provided by this Section 2.03(i), or remitted by the Borrower to the Administrative Agent as provided in Section 2.14 hereof, as the case may be.

     (j) Competitive Bid Loan Maturity Dates. The principal amount of each Competitive Bid Loan shall be due and payable on the last day of the applicable Interest Period specified in the related Competitive Bid Loan Quote Request (the "Competitive Bid Loan Maturity Date").

     (k) Competitive Bid Loan Interest Payment Dates. Interest on each Competitive Bid Loan shall be due and payable on the Competitive Bid Loan Maturity Date thereof and thereafter on demand at the rates provided for in
Section 2.03(o), and if any Interest Period is longer than 90 days, also on each 90th day of such Interest Period.

     (l) Competitive Bid Record. The Administrative Agent shall maintain a record of the names and addresses of Lenders that have made Competitive Bid Loans and the principal amount of the Competitive Bid Loans owing to each Lender from time to time together with the Competitive Bid Loan Maturity Dates and interest rates applicable to each such Competitive Bid Loan, and other terms applicable thereto (the "Competitive Bid Record"). The entries in the Competitive Bid Record shall be prima facie evidence with respect to the entries therein.

     (m) Review of Competitive Bid Record. The Competitive Bid Record shall be available to the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (n) Interest Rates for Competitive Bid Loans. The outstanding principal amount of each Competitive Bid Loan shall bear interest for each day until due at the following rate or rates per annum:

          (i) For each LIBOR-based Loan, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBO Rate applicable to the Interest Period therefor plus the LIBOR-based Margin quoted by the Lender making such Loan in the related Competitive Bid Loan Quote submitted in accordance with Section 2.03(d) hereof;

          (ii) For each Base Rate Loan, a rate per annum (computed on the basis of a year of 365 or 366 days and actual days elapsed) equal to the Base Rate as in effect from time to time plus the Base Rate Margin quoted by the Lender making such Loan in the related Competitive Bid Loan Quote submitted in accordance with Section 2.03(d) hereof;

          (iii) For each CD Rate Loan, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the CD Rate applicable to the Interest Period therefor plus the CD Rate Margin quoted by the Lender making such Loan in the related Competitive Bid Loan Quote submitted in accordance with Section 2.03(d) hereof;

          (iv) For each Absolute Rate Loan, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Absolute Rate quoted by the Lender making such Loan in the related Competitive Bid Loan Quote submitted in accordance with Section 2.03(d) hereof.

     (o) Interest after Maturity for Competitive Bid Loans. After the principal amount of any Competitive Bid Loan shall have become due (by acceleration or otherwise), such Loan shall bear interest for each day until paid (before and after judgment) (i) until the Competitive Bid Loan Maturity Date of the applicable

Interest Period of such Loan, at a rate per annum 2% above the rate applicable to such Loan prior to such Competitive Bid Loan Maturity Date and (ii) thereafter at a rate per annum determined in accordance with Section 2.15(b).

     (p) Competitive Bid Notes. To the extent so requested by any Lender through the Administrative Agent, the obligation of the Borrower to repay the unpaid principal amount of any Competitive Bid Loans made by such Lender and to pay interest thereon shall be evidenced by a single promissory note of the Borrower (a "Competitive Bid Note") in substantially the form attached hereto as Exhibit D, with the blanks appropriately filled. The Competitive Bid Note payable to such Lender shall be dated the Closing Date, shall bear interest as provided in Section 2.03(n) or as otherwise provided herein, and shall be payable to the order of the Lender named as payee therein in a maximum face amount of the Total Revolving Credit Commitment. The Competitive Bid Note for such Lender shall be delivered, duly executed by the Borrower to the Administrative Agent at or prior to the funding of the first Competitive Bid Loan made by such Lender hereunder and the Administrative Agent shall promptly forward such Competitive Bid Note to such Lender.

     The outstanding principal amount of each Competitive Bid Loan evidenced by each Competitive Bid Note from time to time, the Competitive Bid Loan Maturity Date of such Competitive Bid Loan and the rate of interest and the amount of accrued and unpaid interest payable in respect thereof shall be determined from the records of the Administrative Agent, which shall be prima facie evidence with respect to the entries therein. In the event the holder of a Competitive Bid Note shall assign said Competitive Bid Note, it shall attach thereto a schedule, which shall be verified by the Administrative Agent, setting forth the then outstanding principal amount of each Competitive Bid Loan evidenced by such Competitive Bid Note and the Competitive Bid Loan Maturity Date thereof.

     (q) Payments. All payments to be made by the Borrower in Dollars in respect of any Competitive Bid Loan shall be payable at 11:00 a.m., Los Angeles time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.16(c) hereof. Such payments shall be made to the Administrative Agent at its Office in Dollars in funds immediately available at such Office. Any payment received by the Administrative Agent or such Lender after 11:00 a.m., Los Angeles time, on any day shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent shall distribute to the Lenders all such payments received by it from the Borrower as promptly as practicable after receipt by the Administrative Agent. If and to the extent that the Administrative Agent has not forwarded to any Lender such Lender's share of any such payment on the same Business Day as such payment is received (or deemed received) from the Borrower, the Administrative Agent shall pay to such Lender interest on such amount at the Federal Funds Effective Rate for each day until such payment is made. All payments of any Competitive Bid Loans to be made in any currency other than Dollars shall be made by payment in that currency in immediately available and freely transferable funds by the time required by relevant local regulation and practice in the principal financial center in the country of such currency for value on the applicable payment date and such payment shall be due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under Section 2.16(c) hereof.

     (r) Multiple Currency Option. (i) Competitive Bid Loans may be made in any currency requested by the Borrower and acceptable to the applicable Lender (each a "Eurocurrency Loan"). If Eurocurrency Loans are to be made or are made, the amount of such Loans shall be deemed to be, for purposes of determining utilization of Commitments and other provisions of this Agreement, equal to the Dollar Equivalent thereof. If the Dollar Equivalent of the sum of the all Eurocurrency Loans outstanding on the day of any such determination plus the outstanding Loans made in Dollars exceeds the Total Revolving Credit Commitment as then in effect, the Administrative Agent shall immediately notify the Borrower and the Borrower shall prepay on the Business Day following such day Base Rate Loans and then, if necessary, Eurocurrency Loans to the extent required so that such aggregate unpaid amount will not exceed the Total Revolving Credit Commitment as then in effect; such prepayment being subject however to Section 2.14(b) hereof. The

Borrower may designate the Loans to be prepaid by notice to the Administrative Agent before each such prepayment.

     (ii) Changes in Law Rendering Eurocurrency Loans Unlawful. In the event that any change in Law or guideline or interpretation or application thereof should at any time make it unlawful for any Lender to make, maintain or fund its Eurocurrency Loans, such Lender shall promptly notify the Borrower and the Administrative Agent thereof. Thereupon, (i) the obligation of such Lender to make its Eurocurrency Loans shall, upon the later of the effectiveness of such event and the receipt of such notice, be suspended for the duration of such illegality, and (ii) the Borrower shall, on the applicable Competitive Bid Loan Maturity Date with respect to such Eurocurrency Loans (or, if later, on the last Competitive Bid Loan Maturity Date with respect to such Eurocurrency Loans to end prior to the effectiveness of such change) or, in any event, if such Lender so requests, on such earlier date as may be required by the relevant Law, prepay or repay such Eurocurrency Loans.

     Section 2.04. Maximum Aggregate Amount of Loans. No Revolving Credit Loan or Competitive Bid Loan shall be made or requested or permitted to remain outstanding hereunder if the making or maintenance of such Loan would cause the Dollar Equivalent of the sum of the aggregate amount of all Loans to the Borrower outstanding hereunder to exceed the Total Revolving Credit Commitment as then in effect.

     Section 2.05.  [INTENTIONALLY OMITTED].

     Section 2.06.  [INTENTIONALLY OMITTED].

     Section 2.07. Making of Loans. Whenever the Borrower desires that the Lenders make Revolving Credit Loans, the Borrower shall provide Standard Notice to the Administrative Agent setting forth the following information (a separate notice being required for each such type of Loans):

          (a) The date, which shall be a Business Day, on which such proposed Loans are to be made;

          (b) The aggregate principal amount of such proposed Loans, which shall be the sum of the principal amounts selected pursuant to clause (c) of this
     Section 2.07, and, except as provided in Section 2.06.03, which shall be at least $5,000,000 and integral multiples of $1,000,000 in excess thereof;

          (c) The interest rate Option or Options selected in accordance with
     Section 2.08(a) hereof and the principal amounts selected in accordance with Section 2.08(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, of such proposed Loans; and

          (d) With respect to each such Funding Segment of such proposed Loans, the Funding Period to apply to such Funding Segment, selected in accordance with Section 2.08(c) hereof.

Standard Notice having been so provided, the Administrative Agent shall promptly notify each Lender of the information contained therein and of the amount of such Lender's Loan, calculated in accordance with Section 2.13. Unless any applicable condition specified in Article IV hereof has not been satisfied, on the date specified in such Standard Notice each Lender shall make the proceeds of its Loan available to the Administrative Agent at the Administrative Agent's Office, no later than 11:00 a.m., Los Angeles time, in funds immediately available at such Office. The Administrative Agent will make the funds so received available to the Borrower in funds immediately available at the Administrative Agent's Office. If and to the extent that the Administrative Agent does not make such funds available to the Borrower on the date specified in such Standard Notice the Administrative Agent shall pay to each Lender interest on the amount made available by such Lender at the Federal Funds Effective Rate for each day until either (i) the date such funds are made available to the Borrower or (ii) the date such amounts are returned to such Lender.

     Section 2.08. Interest Rates. (a) Optional Bases of Borrowing. The unpaid principal amount of the Revolving Credit Loans shall bear interest for each day from and including the date on which funds are made available to the Borrower by the Administrative Agent and to but excluding the date of repayment on one or more bases selected by the Borrower from among the interest rate options set forth below. Subject to the provisions of this Agreement the Borrower may select different options to apply simultaneously to different

Portions of the Loans and may select different Funding Segments to apply simultaneously to different parts of the CD Rate Portion or the Euro-Rate Portion of the Loans. Each selection of a rate Option shall apply separately and without overlap to the Revolving Credit Loans as a class. The aggregate number of Funding Segments applicable to the CD Rate Portion and the Euro-Rate Portion of the Revolving Credit Loans at any time shall not exceed ten unless otherwise permitted by the Administrative Agent.

          (i) Base Rate Option: A rate per annum (computed on the basis of a year of 365 or 366 days and actual days elapsed) for each day equal to the Base Rate for such day plus the Applicable Margin for such day. The "Base Rate" for any day shall mean the greater of (A) the Reference Rate for such day or (B) 0.50% plus the Federal Funds Effective Rate for such day, such interest rate to change automatically from time to time effective as of the effective date of each change in the Reference Rate or the Federal Funds Effective Rate.

          (ii) CD Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable CD Rate Funding Period equal to the CD Rate for such day plus the Applicable Margin for such day. "CD Rate" for any day shall mean for each Funding Segment of the CD Rate Portion corresponding to a proposed or existing CD Rate Funding Period the rate per annum determined by the Administrative Agent by adding

             (A) the rate per annum (which shall be the same for each day in such CD Rate Funding Period) determined in good faith by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the arithmetic average of the secondary market bid rates at or about 8:00 a.m., Los Angeles time, on the first day of such CD Rate Funding Period by dealers of recognized standing in negotiable certificates of deposit for the purchase at face value of negotiable certificates of deposit of major money center banks for delivery on such day in amounts comparable to such Funding Segment and having maturities comparable to such CD Rate Funding Period plus

             (B) the Assessment Rate.

          "Assessment Rate" for any day shall mean the rate per annum (rounded upward to the nearest 1/100 of 1%) determined in good faith by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the maximum effective rate per annum payable by a depository institution insured by the Federal Deposit Insurance Corporation (or any successor) for such day as an assessment for insurance on Dollar time deposits, exclusive of any credit that is or may be allowed against such assessment on account of assessment payments made or to be made by such depository institution. The CD Rate shall be adjusted automatically as of the effective date of each change in the Assessment Rate. The CD Rate Option shall be calculated in accordance with the foregoing if any Lender is actually required to pay FDIC assessments or, if required to pay such assessments, is required to pay such assessments at the "Assessment Rate" as herein defined.

          The Administrative Agent shall give prompt notice to the Borrower and to the Lenders of the CD Rate determined or adjusted in accordance with the definition of CD Rate, which determination or adjustment shall be conclusive if made in good faith.

          (iii) Euro-Rate Option: A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable Euro-Rate Funding Period equal to the Euro-Rate for such day plus, in each case, the Applicable Margin for Euro-Rate Option for such day. "Euro-Rate" for any day, as used herein, shall mean for each Funding Segment of the Euro-Rate Portion corresponding to a proposed or existing Euro-Rate Funding Period the rate per annum determined by the Administrative Agent to be the rate of interest (which shall be the same for each day in such Euro-Rate Funding Period) determined in good faith by the Administrative Agent in accordance with its usual procedures from the Reuters Screen LIBO page (which determination shall be conclusive absent manifest error) to be the average of the rates per annum for deposits in Dollars offered to the leading banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Euro-Rate

     Funding Period for delivery on the first day of such Euro-Rate Funding Period in amounts comparable to such Funding Segment and having maturities comparable to such Funding Period.

          The Administrative Agent shall give prompt notice to the Borrower and to the Lenders of the Euro-Rate determined in accordance with the definition of the Euro-Rate, which determination shall be conclusive if made in good faith.

     (b) Applicable Margins. The "Applicable Margin" with respect to the Base Rate Option, the CD Rate Option and the Euro-Rate Option shall be determined in accordance with the pricing grid set forth in the definition of "Applicable Margin".

     (c) Funding Periods. At any time when the Borrower shall select, convert to or renew the CD Rate Option or the Euro-Rate Option to apply to any part of the Loans, the Borrower shall specify one or more periods (the "Funding Periods") during which each such Option shall apply, such Funding Periods being as set forth below:

Interest Rate Option                         Available Funding Periods
--------------------             --------------------------------------------------
CD Rate Option.................  30, 60, 90 or 180 days or such longer period as may be offered by all of the Lenders ("CD Rate
                                 Funding Period"); and
Euro-Rate Option...............  One, two, three or six months ("Euro-Rate Funding
                                 Period");

provided, that:

          (i) Each CD Rate Funding Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

          (ii) Each Euro-Rate Funding Period shall begin on a Business Day, and the term "month", when used in connection with a Euro-Rate Funding Period, shall be construed in accordance with prevailing practices in the interbank eurodollar market at the commencement of such Euro-Rate Funding Period, as determined in good faith by the Administrative Agent (which determination shall be conclusive); and

          (iii) In the case of Revolving Credit Loans, the Borrower may not select a Funding Period that would end after the Revolving Credit Maturity Date.

     (d) Transactional Amounts. Every selection of, conversion from, conversion to or renewal of an interest rate option and every payment or prepayment of any Loans shall be in a principal amount such that after giving effect thereto the aggregate principal amount of the Base Rate Portion of the Revolving Credit Loans, or the aggregate principal amount of each Funding Segment of the CD Rate Portion or the Euro-Rate Portion of the Revolving Credit Loans, shall be at least $5,000,000 and integral multiples of $1,000,000 in excess thereof.

     (e) CD Rate or Euro-Rate Unascertainable; Impracticability.  If

          (i) on any date on which a CD Rate or a Euro-Rate would otherwise be set, the Administrative Agent (in the case of clause (A) or (B) below) shall have determined in good faith (which determination shall be conclusive absent manifest error) that:

             (A) adequate and reasonable means do not exist for ascertaining such CD Rate or Euro-Rate, or

             (B) a contingency has occurred which materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing or the interbank eurodollar market, as the case may be, or

          (ii) at any time any Lender shall have determined in good faith (which determination shall be conclusive absent manifest error) that the making, maintenance or funding of any part of the CD Rate Portion or the Euro-Rate Portion has been made impracticable or unlawful by compliance by such Lender or a Notional Euro-Rate Funding Office in good faith with any Law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of any such Governmental Authority (whether or not having the force of law);

then, and in any such event, the Administrative Agent or such Lender, as the case may be, may notify the Borrower of such determination (and any Lender giving such notice shall notify the Administrative Agent). Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of each of the Lenders, in the case of clause
(i) above, or such Affected Lender, in the case of clause (ii) above, to allow the Borrower to select, convert to or renew the CD Rate Option or Euro-Rate Option, as the case may be, shall be suspended until the Administrative Agent or such Lender, as the case may be, shall have later notified the Borrower (and any Lender giving such notice shall notify the Administrative Agent) of the Administrative Agent's or such Lender's determination in good faith (which determination shall be conclusive absent manifest error) that the circumstance giving rise to such previous determination no longer exist.

     If any Lender notifies the Borrower of a determination under subsection
(ii) of this Section 2.08(e), the CD Rate Portion or the Euro-Rate Portion, as the case may be, of the Loans of such Lender (the "Affected Lender") shall, subject to Section 2.14(b) hereof, automatically be converted to the Base Rate Option as of the last day of the then current Funding Period with respect to such Loans (in the case of a determination that the making, maintenance or funding of any CD Rate Portion or Euro-Rate Portion of such Loans is impracticable) and the last day on which the making, maintenance or funding of any CD Rate Portion or Euro-Rate Portion of such Loans is not unlawful (in the case of a determination that the making, maintenance or funding of any CD Rate Portion or Euro-Rate Portion of such Loans is unlawful) and accrued interest thereon shall be due and payable on such date.

     If at the time the Administrative Agent or an Affected Lender makes a determination under subsection (i) or (ii) of this Section 2.08(e), as the case may be, the Borrower previously has notified the Administrative Agent that it wishes to select, convert to or renew the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to any proposed Loans but such Loans have not yet been made, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option instead of the CD Rate Option or the Euro-Rate Option, as the case may be, with respect to such Loans or, in the case of a determination by an Affected Lender, such Loans only of such Affected Lender.

     Section 2.09. Conversion or Renewal of Interest Rate
Options. (a) Conversion or Renewal. Subject to the provisions of Section 2.14(b) hereof the Borrower may convert any part of its Revolving Credit Loans from any interest rate Option or Options to one or more different interest rate Options and may renew the CD Rate Option or the Euro-Rate Option as to any Funding Segment of the CD Rate Portion or the Euro-Rate Portion:

          (i) At any time with respect to conversion from the Base Rate Option;
     or

          (ii) At the expiration of any Funding Period with respect to conversions from or renewals of the CD Rate Option or the Euro-Rate Option, as the case may be, as to the Funding Segment corresponding to such expiring Funding Period.

     Whenever the Borrower desires to convert or renew any interest rate Option or Options, the Borrower shall provide to the Administrative Agent Standard Notice setting forth the following information:

          (w) The date, which shall be a Business Day, on which the proposed conversion or renewal is to be made;

          (x) The principal amounts selected in accordance with Section 2.08(d) hereof of the Base Rate Portion and each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be converted from or renewed;

          (y) The interest rate Option or Options selected in accordance with
     Section 2.08(a) hereof and the principal amounts selected in accordance with Section 2.08(d) hereof of the Base Rate Portion and each

     Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be converted to; and

          (z) With respect to each Funding Segment to be converted to or renewed, the Funding Period selected in accordance with Section 2.08(c) hereof to apply to such Funding Segment.

     Standard Notice having been so provided, after the date specified in such Standard Notice, interest shall be calculated upon the principal amount of the Loans as so converted or renewed.

     (b) Failure to Convert or Renew. Absent due notice from the Borrower of conversion or renewal in the circumstances described in Section 2.09(a)(ii) hereof, any part of the CD Rate Portion or Euro-Rate Portion for which such notice is not received shall be converted automatically to the Base Rate Option on the last day of the expiring Funding Period.

     Section 2.10. Prepayments Generally. Whenever the Borrower desires to prepay any part of its Loans, it shall provide Standard Notice to the Administrative Agent setting forth the following information:

          (a) The date, which shall be a Business Day, on which the proposed prepayment is to be made;

          (b) The total principal amount of such prepayment, which shall be the sum of the principal amounts selected pursuant to clause (c) of this
     Section 2.10; and

          (c) The principal amounts selected in accordance with Section 2.08(d) hereof of the Base Rate Portion and each part of each Funding Segment of the CD Rate Portion and the Euro-Rate Portion, as the case may be, to be prepaid.

     Section 2.11. Optional Prepayments; Mandatory Prepayments. (a) Optional Prepayments. The Borrower shall have the right at its option from time to time to prepay its Revolving Credit Loans in whole or part without premium or penalty (subject, however, to Section 2.14(b) hereof).

     (b) Mandatory Prepayments. (i) Unless the Required Lenders otherwise agree in writing, the Borrower shall, within 15 days after a Change in Control, prepay in full all outstanding Loans (subject to Section 2.14(b) hereof) and terminate, permanently and irrevocably, all existing Commitments of the Lenders hereunder.

     (ii) If, on any day, the Dollar Equivalent of the sum of the all Eurocurrency Loans outstanding on the day of any such determination plus the outstanding Loans made in Dollars exceeds the Total Revolving Credit Commitment as then in effect, the Administrative Agent shall immediately notify the Borrower and the Borrower shall prepay on the Business Day following such day Base Rate Loans and then, if necessary, Eurocurrency Loans to the extent required so that such aggregate unpaid amount will not exceed the Total Revolving Credit Commitment as then in effect; such prepayment being subject however to Section 2.14(b) hereof. The Borrower may designate the Loans to be prepaid by notice to the Administrative Agent before each such prepayment.

     (c) General. All prepayments shall be made in accordance with Section 2.10 hereof. No prepayments shall be permitted with respect to Competitive Bid Loans except as required by Sections 2.18 and 10.17 or (ii) with the consent of the Lender or Lenders that have made the same.

     Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The entries made in the accounts of each Lender maintained pursuant hereto shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure of any Lender to maintain any such account, or any error therein, shall not in any manner effect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

     Section 2.12. Interest Payment Dates. Interest on the Base Rate Portion shall be due and payable on each Regular Payment Date. Interest on each Funding Segment of the CD Rate Portion shall be due and payable on the last day of the corresponding CD Rate Funding Period and, if such CD Rate Funding Period is longer than 90 days, also every 90th day during such CD Rate Funding Period. Interest on each Funding Segment of the Euro-Rate Portion shall be due and payable on the last day of the corresponding Euro-Rate Funding Period and, if such Euro-Rate Funding Period is longer than three months, also on the last day of every third month during such Funding Period. After maturity of any part of the Loans (by acceleration or otherwise), interest on such part of the Loans shall be due and payable on demand.

     Section 2.13. Pro Rata Treatment. (a) Certain Definitions. As used in this Agreement, the following term has the meaning indicated:

          "Pro Rata" means from or to each Lender: (i) in the case of payments of Facility Fee, reductions pursuant to Section 2.02(c) hereof of the Revolving Credit Committed Amounts and indemnification payments under
     Section 8.07 hereof, ratably in accordance with such Lender's Commitment Percentage; (ii) in the case of payments of principal of and interest on, and conversions and renewals of interest rate options with respect to, any particular Funding Segments, ratably in accordance with such Lender's percentage share of such Funding Segment; (iii) in the case of payments of principal and conversions and renewals of interest rate options with respect to, the Base Rate Portion of some or all of the Revolving Credit Loans, ratably in accordance with such Lender's percentage share of such Base Rate Portion; and (iv) in the case of payments of interest for any day with respect to the Base Rate Portion of some of all of the Revolving Credit Loans, ratably in accordance with such Lender's percentage share of such Base Rate Portion on such day.

     (b) Making of Revolving Credit Loans. Revolving Credit Loans shall be made by the Lenders ratably in accordance with their respective Commitment Percentages.

     (c) Several Obligations. The failure of any Lender to make a Revolving Credit Loan shall not relieve any other Lender of its obligation to lend hereunder, but neither any Agent nor any Lender shall be responsible for the failure of any other Lender to make a Revolving Credit Loan.

     Section 2.14.  Additional Compensation in Certain
Circumstances. (a) Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. If any Law or change therein or guideline or interpretation or application thereof by any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority (whether or not having the force of law) adopted or made after the date hereof:

          (i) subjects any Lender or any Notional Euro-Rate Funding Office to any tax or changes the basis of taxation, to the extent such tax or change relates to the Euro-Rate Loans or the CD Rate Loans, with respect to this Agreement, the Notes, the Euro-Rate Loans or the CD Rate Loans, or payments by the Borrower of principal of, or interest on, the Euro-Rate Loans or the CD Rate Loans, from the Borrower hereunder or under the Notes (except for taxes on the overall net income or overall gross receipts of such Lender or such Notional Euro-Rate Funding Office imposed by the jurisdictions (federal, state, local and foreign) in which the Lender's principal office or Notional Euro-Rate Funding Office is located),

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, assets (funded or contingent) of, deposits with or for the account of, other acquisitions of funds by, such Lender or any Notional Euro-Rate Funding Office (in connection with the Euro-Rate Loans or the CD Rate Loans) (other than requirements expressly included herein in the determination of the CD Rate or the Euro-Rate, as the case may be, hereunder),

          (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits or commitments to extend credit extended by, any Lender or any Notional Euro-Rate Funding Office or (B) otherwise applicable to the obligations of any Lender or any Notional Euro-Rate Funding Office under this Agreement, or

          (iv) imposes upon any Lender or any Notional Euro-Rate Funding Office any other condition or expense, to the extent such condition or expense relates to the Euro-Rate Loans or the CD Rate Loans, directly related to this Agreement, the Notes or its making, maintenance or funding of any Euro-Rate or CD Rate Loan.

and the result of any of the foregoing is reasonably determined by any Lender to increase the cost to, reduce the income receivable by, or impose any expense (excluding loss of margin) upon such Lender or any Notional Euro-Rate Funding Office, as applicable, or, in the case of clause (iii) hereof, any Person controlling a Lender, with respect to this Agreement, the Notes or the making, maintenance or funding of any Loan (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on such Lender's or controlling Person's capital, taking into consideration such Lender's or controlling Person's policies with respect to capital adequacy) by an amount which such Lender reasonably deems to be material (such Lender being deemed for this purpose to have made, maintained or funded each Funding Segment of the CD Rate Portion and the Euro-Rate Portion from a Corresponding Source of Funds), such Lender may from time to time promptly notify the Borrower of the amount determined in good faith (using any reasonable averaging and attribution methods) by such Lender (which determination shall be conclusive absent manifest error) to be necessary to compensate such Lender or such Notional Euro-Rate Funding Office for such increase, reduction or imposition. The Borrower shall have no obligation to reimburse a Lender under this Section 2.14(a) for any amount with respect to any such increase, reduction or imposition which amount is attributable to a period of more than 60 days ending prior to the date of such Lender's first notice to the Borrower of such increase, reduction or imposition. Each Lender will notify the Borrower and the Administrative Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.14 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Each Lender will furnish the Borrower and the Administrative Agent with a statement setting forth in reasonable detail the basis, the manner of calculation and the amount of each request by such Lender for compensation from the Borrower under this Section 2.14. Such amount shall be due and payable by the Borrower to such Lender five Business Days after such notice is given. In the event that after the Borrower shall have paid any additional amount under this Section 2.14(a) with respect to any Loan such Lender shall have successfully contested such law, regulation, treaty, order, directive, interpretation or condition, then, to the extent that such Lender is or will be placed in the same position it was prior to the incurrence of the additional costs received or receivable (on an after-tax basis) and its contest of such law, regulation or other condition, such Lender shall refund to the Borrower such additional amount or any portion thereof with respect to which such Lender is or will be placed in such position.

     (b) Funding Breakage.  In addition to the compensation required under
Section 2.14(a) hereof, the Borrower shall indemnify each Lender against any loss or expense (excluding loss of margin) which such Lender has incurred as a consequence of:

          (i) any payment, prepayment or conversion of any part of any Funding Segment of any CD Rate Portion or Euro-Rate Portion of the Loans on a day other than the last day of the corresponding Funding Period or any prepayment of any Competitive Bid Loan prior to its maturity date (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due),

          (ii) any attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or in part any notice stated herein to be irrevocable (the Administrative Agent having in its sole discretion the options (A) to give effect to such attempted revocation provided that indemnity under this Section 2.14(b) is obtained or (B) to treat such attempted revocation as having no force or effect, as if never made), or

          (iii) any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest or any other amount due hereunder or under any Note relating to a Euro-Rate Loan or a CD Rate Loan.

     If any Lender sustains or incurs any such loss or expense it shall from time to time promptly notify the Borrower and the Administrative Agent in writing setting forth in reasonable detail the amount determined in good faith by such Lender (which determination shall be conclusive absent manifest error) to be necessary to indemnify such Lender for such loss or expense. Such amount shall be due and payable by the Borrower to the Administrative Agent for the account of such Lender, five Business Days after such notice is given.

     (c) Additional Interest. (i) So long as any Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including loans made with reference to the CD Rate, such Lender may require the Borrower to pay, but only in respect of any period during which such reserves shall actually be maintained by such Lender, additional interest on the unpaid principal amount of the CD Rate Portion of the Loans, at an interest rate per annum equal at all times during each CD Rate Funding Period to the difference obtained by subtracting (A) the CD Rate for such CD Rate Funding Period from (B) the rate obtained by dividing such CD Rate referred to in clause (A) above by that percentage equal to 100% minus the CD Rate Reserve Percentage of such Lender for such CD Rate Funding Period, payable on each date on which interest is payable on such CD Rate Portion.

     (ii) So long as any Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, such Lender may require the Borrower to pay, but only in respect of any period during which such reserves shall actually be maintained by such Lender, additional interest on the unpaid principal amount of the Euro-Rate Portion of the Loans, at an interest rate per annum equal at all times during each Euro-Rate Funding Period to the difference obtained by subtracting (A) the Euro-Rate for such Euro-Rate Funding Period from (B) the rate obtained by dividing such Euro-Rate referred to in clause (A) above by that percentage equal to 100% minus the Euro-Rate Reserve Percentage of such Lender for such Euro-Rate Funding Period, payable on each date on which interest is payable on such Euro-Rate Portion.

     (iii) If any Lender shall claim entitlement to any additional amount pursuant to this Section 2.14(c), then such Lender shall deliver to the Borrower a certificate setting forth the basis for the determination thereof as promptly as practicable. More than one such certificate may be so delivered. Each such certificate shall be conclusive and binding for all purposes as to the amount due absent manifest error. The Borrower shall pay to each Lender the amount shown as due on any such certificate within five Business Days after its receipt of the same.

     Section 2.15.  Payments Generally; Interest on Overdue
Amounts. (a) Payments Generally. All payments and prepayments to be made by the Borrower in respect of principal, interest, fees, indemnity, expenses or other amounts due from the Borrower hereunder or under any other Loan Document in Dollars shall be payable at 11:00 a.m., Los Angeles time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue, without setoff, counterclaim, withholding or other deduction of any kind or nature, except for payments to a Lender subject to a withholding deduction under
Section 2.16(c) hereof. Except for payments under Sections 2.03(q), 2.14 and
10.06 hereof, such payments shall be made for the account of Lenders to the Administrative Agent's Bancontrol Account #12334-16521 at its Office in Dollars in funds immediately available at such Office, and payments under Sections 2.14 and 10.06 hereof shall be made to the applicable Lender at such domestic account as it shall specify to the Borrower from time to time in funds immediately available at such account. Any payment or prepayment received by the Administrative Agent or such Lender after 11:00 a.m., Los Angeles time, on any day shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent shall distribute to the Lenders all such payments received by it from the Borrower as promptly as practicable after receipt by the Administrative Agent. If and to the extent that the Administrative Agent has not forwarded to any Lender such Lender's share of any such payment on the same Business Day as such payment is received (or deemed received) from the Borrower, the Administrative Agent shall pay to such Lender interest on such amount at the Federal Funds Effective Rate for each day until such payment is made. Upon termination of this Agreement and payment in full of all principal, interest, fees, expenses and other amounts due from the Borrower hereunder or under any other Loan Document, each Lender will promptly mark its Notes "cancelled" and forward them to the Administrative Agent for delivery to the Borrower.

     (b) Interest on Overdue Amounts. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) principal, interest, fees, indemnity, expenses or any other amounts due from the Borrower hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum based on a year of 365 or 366 days, as the case may be, and actual days elapsed (in the case of any Portion of Loans bearing interest at the Base Rate Option) and 360 days and actual days elapsed (in the case of any Portion of Loans bearing interest at the CD Rate Option or the Euro-Rate Option) which for each day shall be equal to the following:

          (i) In the case of any part of the CD Rate Portion or Euro-Rate Portion of any Loans, (A) until the end of the applicable then-current Funding Period at a rate per annum 2% above the rate otherwise applicable to such part, and (B) thereafter in accordance with the following clause
     (ii); and

          (ii) In the case of any other amount due from the Borrower hereunder or under any other Loan Document, 2% above the then-current Base Rate plus the Applicable Margin for Base Rate Option.

     Section 2.16. Taxes. (a) Payments Net of Taxes. All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto, excluding

          (i) in the case of each Agent and each Lender, income or franchise taxes imposed on such Agent or such Lender by the jurisdiction under the laws of which such Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein or as a result of a connection between such Agent or such Lender and any jurisdiction other than a connection resulting solely from this Agreement and the transactions contemplated hereby, and

          (ii) in the case of each Lender, income or franchise taxes imposed by any jurisdiction in which such Lender's lending offices which make or book Loans are located or any political subdivision or taxing authority thereof or therein

(all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld or deducted from any amounts payable to any Agent or any Lender under this Agreement or any other Loan Document, the Borrower shall pay the relevant amount of such Taxes and the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are paid by the Borrower with respect to payments made in connection with this Agreement, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. In the event that after the Borrower shall have paid any additional amount under this Section 2.16(a) with respect to any Loan the Lender shall have received a refund or credit of any Taxes paid by the Borrower with respect to payments made in connection with this Agreement, then, to the extent that such Lender receives a refund or credit of all or a portion of such Taxes from the Governmental Authority to whom such Taxes were paid by the Borrower, such Lender shall refund to the Borrower such additional amount or any portion thereof with respect to which such Lender receives such refund or credit. Nothing contained in this paragraph (a) shall require any Lender or any Agent to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

     (b) Indemnity. The Borrower hereby indemnifies each Agent and each of the Lenders for the full amount of all Taxes attributable to payments by or on behalf of the Borrower hereunder or under any of the other Loan Documents, any such Taxes paid by such Agent or such Lender, as the case may be, any present or future claims, liabilities or losses with respect to or resulting from any omission of the Borrower to pay or delay in paying any Taxes (including any incremental Taxes, interest or penalties that may become payable by such Agent or such Lender as a result of any failure of the Borrower to pay such Taxes), whether or not such Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days from the date such Lender or such Agent, as the case may be, makes written demand therefor.

     (c) Withholding and Backup Withholding. Each Lender that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof agrees that, on or prior to the Closing Date (or, with respect to any Lender which becomes a party to this Agreement pursuant to Section 10.14 hereof, the Transfer Effective Date), it will furnish to the Borrower and the Administrative Agent

          (i) two valid, duly completed copies of United States Internal Revenue Service Form 4224 or United States Internal Revenue Form 1001 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, and

          (ii) a valid, duly completed Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

     Each Lender which so delivers to the Borrower and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 applicable forms (the "Forms") agrees to deliver to the Borrower and the Administrative Agent two further copies of the Forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding tax, or after the occurrence of any event requiring a change in the most recent form previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent, certifying in the case of a Form 1001 or Form 4224 that such Lender is entitled to receive payments under this Agreement or any other Loan Document without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including any changes in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to pay any additional amounts pursuant to this Section 2.16 or pursuant to Section 2.14 if the obligation to pay such additional amounts would not have arisen but for the failure by any Agent or any Lender to comply with its obligations hereunder, or if such Agent or Lender shall have delivered the appropriate Forms and such Agent or Lender is not entitled to exemption from deduction or withholding of U.S. federal income tax in respect of payments made by the Borrower hereunder for any reason other than a change in U.S. law or regulations or in the official interpretation thereof after the date of delivery of such Forms.

     Section 2.17. Funding by Branch, Subsidiary or Affiliate. (a) Notional Funding. Each Lender shall have the right from time to time, prospectively or retrospectively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of such Lender to have made, maintained or funded any part of the Euro-Rate Portion at any time. Any branch, subsidiary or affiliate so deemed shall be known as a "Notional Euro-Rate Funding Office." Such Lender shall deem any part of the Euro-Rate Portion of the Loans or the funding therefor to have been transferred to a different Notional Euro-Rate Funding Office if such transfer would avoid or cure an event or condition described in Section 2.08(e)(ii) hereof or would lessen compensation payable by the Borrower under Sections 2.14(a), 2.16(a) or 2.16(b) hereof, and provided that such Lender determines in its reasonable discretion that such transfer would be practicable and would not have a material adverse effect on such part of the Loans, such Lender or any Notional Euro-Rate Funding Office (it being assumed for purposes of such determination that each part of the Euro-Rate Portion is actually made or maintained by or funded through the corresponding Notional Euro-Rate Funding Office). Notional Euro-Rate Funding Offices may be selected by such Lender without regard to such Lender's actual methods of making, maintaining or funding Loans or any sources of funding actually used by or available to such Lender.

     (b) Actual Funding. Each Lender shall have the right from time to time to make or maintain any part of the Euro-Rate Portion by arranging for a branch, subsidiary or affiliate of such Lender to make or maintain such part of the Euro-Rate Portion. Such Lender shall have the right to hold any applicable Note payable to its order for the benefit and account of such branch, subsidiary or affiliate or (ii) request the Borrower to issue one or more promissory notes in the principal amount of such Euro-Rate Portion, in substantially the form attached hereto as Exhibit A with the blanks appropriately filled, payable to such branch, subsidiary or affiliate and with appropriate changes reflecting that the holder thereof is not obligated to make any additional Loans to the Borrower. The Borrower agrees to comply promptly with any request under subsection (ii) of this Section 2.17(b). If any Lender causes a branch, subsidiary or affiliate to make or maintain any part of the Euro-Rate Portion hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Euro-Rate Portion and to any note payable to the order of such branch, subsidiary or affiliate to the same extent as if such part of the Euro-Rate Portion were made or maintained and such note were a Revolving Credit Note payable to such Lender's order.

     Section 2.18. Extension of Revolving Credit Maturity Date. The Revolving Credit Maturity Date may be extended with respect to a Lender for an additional 364 day period with the express written consent of such Lender (to be at such Lender's sole discretion) as provided below. If the Borrower desires to extend the Revolving Credit Maturity Date it shall send a request therefor, which shall be made to all Lenders, to the Administrative Agent; provided that the Borrower must, to the extent the Other Credit Agreement is in effect, also request the extension of the "Revolving Credit Maturity Date" under the Other Credit Agreement. No earlier than the date 45 days and no later than the date 40 days prior to the Revolving Credit Maturity Date the Borrower shall, at its option, in a written notice to the Administrative Agent request that the Revolving Credit Maturity Date be extended for a period of 364 days. The Administrative Agent shall promptly inform the Lenders of such request. Each Lender that agrees with such request shall deliver to the Administrative Agent its express written consent thereto no earlier than the date 30 days and no later than the date 27 days prior to the Revolving Credit Maturity Date. If the aggregate amount of (i) the Revolving Credit Commitment Amount of the Lenders so consented and (ii) the Revolving Credit Commitment Amount to be assumed by the Replacement Lenders or the existing Lenders (as provided below) equals or exceeds 85% of the Total Revolving Credit Commitment in effect as of the 10th day prior to the Revolving Credit Maturity Date then in effect, then, with respect to each Lender which has consented to an extension of the Revolving Credit Maturity Date as provided in the immediately preceding sentence and with respect to the Replacement Lenders, the Revolving Credit Maturity Date shall be extended for, and shall thereafter be the date, 364 days after the then effective Revolving Credit Maturity Date. If any Lender notifies the Administrative Agent in writing on or before the 27th day prior to such then effective Revolving Credit Maturity Date that it will not consent to such Extension Request or shall not have in writing expressly consented to any such Extension Request as provided in the preceding sentence, then the Administrative Agent shall so notify the Borrower and the Borrower, at its option, may replace each Nonextending Lender with another commercial lending institution reasonable satisfactory to the Administrative Agent (a "Replacement Lender") and/or with one or more of the existing Lenders by giving notice of the name of such Replacement Lender and/or such existing Lenders to the Administrative Agent by the 15th day prior to the then effective Revolving Credit Maturity Date. Unless either Agent shall object to the identity of such proposed Replacement Lender (in the case of a Replacement Lender) on or before the 10th day prior to the then effective Revolving Credit Maturity Date, upon notice from the Administrative Agent, each Nonextending Lender shall promptly (but in no event later than the close of business on the then effective Revolving Credit Maturity Date) assign all of its interests hereunder to such Replacement Lender and/or such existing Lenders in accordance with the provisions of Section 9.14(c) hereof. Such Replacement Lender shall have a Revolving Credit Commitment and shall have a Revolving Credit Commitment Amount equal to the then most recently effective Revolving Credit Commitment Amount of the related Nonextending Lender (less the amount assumed, if any, by such existing Lenders). To the extent any Nonextending Lender is not replaced with a Replacement Lender or the Revolving Commitment Amount of such Nonextending Lender is not assumed by an existing Lender, on the then effective Revolving Credit Maturity Date the Total Revolving Credit Commitments shall be reduced by the Revolving Credit Committed Amount of each such Nonext ending Lender which is not so replaced or so assumed. If the Revolving Credit Maturity Date with respect to a Lender is extended pursuant to this Section 2.17, the Competitive Bid Expiration Date with respect to such Lender shall be deemed to have been extended for, and shall be the date, not more than 364 days after the then effective Competitive Bid Expiration

Date. To the extent the Other Credit Agreement is in effect, the "Revolving Credit Commitment Amount" of a Nonextending Lender under the Other Credit Agreement shall be replaced or assumed at the same percentage by such Replacement Lender and/or such existing Lenders.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to each Agent and each Lender as follows:

     Section 3.01. Corporate Status. The Borrower and each Significant Subsidiary thereof (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has corporate power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage; and (c) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary; except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Schedule 3.01 hereof states as of the date hereof the jurisdiction of incorporation of the Borrower, each Significant Subsidiary and each Special Purpose Subsidiary.

     Section 3.02. Corporate Power and Authorization. Each Credit Party has the corporate power to execute, deliver and perform the Loan Documents to be executed by it and has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to be executed by it. The Borrower has the power to borrow and has taken all necessary corporate action to authorize the borrowings hereunder on the terms and conditions of this Agreement. No consent or approval of any Person (including, without limitation, any stockholder of any Credit Party), no consent or approval of any landlord or mortgagee, no waiver of any Lien of right or distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by each Credit Party, or the validity, enforcement or priority, of the Loan Documents to be executed by it, except as set forth on Schedule 3.02 hereto, each of which has been duly and validly obtained on or prior to the date hereof and is now in full force and effect and is sufficient for its intended purpose.

     Section 3.03. Execution and Binding Effect. This Agreement and each other Loan Document to which each Credit Party is a party has been, or upon its execution and delivery will be, duly executed and delivered by such Credit Party and each constitutes, or upon its execution and delivery will constitute, the valid and legally binding obligation of such Credit Party, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion. There is no action, suit, proceeding or investigation pending or, to the knowledge of any Credit Party, threatened against or affecting the Borrower or any of its Subsidiaries which questions the validity or the enforceability of any of the Loan Documents.

     Section 3.04. Governmental Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority (collectively, "Governmental Action") is or will be necessary in connection with execution and delivery of this Agreement or any other Loan Document, consummation by the Credit Parties of the transactions herein or therein contemplated, or performance of or compliance with the terms and conditions hereof or thereof. Neither the Borrower nor any Subsidiary thereof is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any Federal or state statute or regulation limiting the Borrower's ability to incur Indebtedness for money borrowed. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 3.05. Absence of Conflicts. The execution and delivery by each Credit Party of this Agreement and each other Loan Document to which it is a party and performance by it hereunder and thereunder, will not violate any Law (including, without limitation, Regulations U, T and X of the Federal Reserve Board) and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or its certificate of incorporation or by-laws or any similar constituent documents or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any material agreement, bond, note or indenture to which it is a party (by successor in interest or otherwise), or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower or any of its Subsidiaries.

     Section 3.06. Audited Financial Statements. The Borrower has heretofore furnished to each Agent and each Lender consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 26, 1997 (as such financial statements have been restated and filed with the Securities and Exchange Commission) and September 25, 1998 (as such financial statements have been restated and filed with the Securities and Exchange Commission) and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal year or three fiscal quarters, as the case may be, then ended, and with respect to such information as of December 26, 1997, as examined and reported on by Coopers & Lybrand, independent certified public accountants for the Borrower, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly in all material respects the financial condition of the Borrower and its consolidated Subsidiaries as of the end of each such fiscal year or nine month period, as the case may be, and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP, except for the absence of footnotes and for normal year end audit adjustments in the case of the nine month statements.

     Section 3.07. Absence of Undisclosed Liabilities. As of the Closing Date, neither the Borrower nor any Subsidiary of the Borrower has any liability or obligation of any nature whatever (whether absolute, accrued, contingent or otherwise, whether or not due), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, except (a) as disclosed in the financial statements referred to in Section 3.06 hereof, (b) matters that, individually or in the aggregate, in the Borrower's reasonable judgment, could not reasonably be expected to have a Material Adverse Effect and (c) liabilities, obligations, commitments and losses incurred after September 25, 1998 otherwise permitted, or not restricted, by the Existing Credit Agreements. As of the Closing Date, neither the Borrower nor any Subsidiary of the Borrower has any Indebtedness other than the Indebtedness of the Borrower and its Subsidiaries set forth on Schedule 3.07 hereto.

     Section 3.08. Absence of Material Adverse Changes. Except as disclosed in the financial statements referred to in Section 3.06 hereof, since September 25, 1998, there has been no material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

     Section 3.09. Accurate and Complete Disclosure. No information heretofore, contemporaneously or hereafter provided by or on behalf of the Borrower or any Subsidiary thereof in writing to any Agent or any Lender in writing pursuant to or in connection with any Loan Document or any transaction contemplated hereby or thereby contains any untrue statement of a material fact or omits to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances in which it was provided. The Borrower has disclosed to each Agent and each Lender in writing every fact or circumstance known to the Borrower which has a Material Adverse Effect.

     Section 3.10. Margin Regulations. No part of the proceeds of any Loan hereunder will be used for the purpose of buying or carrying any "margin stock," as such term is used in Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, or to extend credit to others for the purpose of buying or carrying any "margin stock," in either case in a manner which would violate or conflict with Regulation T, U, or X of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any Subsidiary thereof is engaged in the business of extending credit to others for the purpose of buying or carrying "margin stock." Neither the making of any Loan nor any use of proceeds of any such Loan will violate or conflict with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System, as amended from time to time.

     Section 3.11. Subsidiaries. Schedule 3.11 hereof states as of the Closing Date each Significant Subsidiary of the Borrower and the percentage of outstanding shares owned by the Borrower and by each Significant Subsidiary. The outstanding shares of each Significant Subsidiary of the Borrower have been duly authorized and validly issued and are fully paid and nonassessable. The Borrower and each Significant Subsidiary thereof owns beneficially and of record and has good title to all of the shares represented by the ownership percentage shown in such Schedule 3.11, free and clear of any Lien. There are no options, warrants, calls, subscriptions, conversion rights, exchange rights, preemptive rights or other rights, agreements or arrangements (contingent or otherwise) which may in any circumstances now or hereafter obligate any Significant Subsidiary to issue any shares of its capital stock or any other securities. As of the Closing Date, no Significant Subsidiary has outstanding any class of preferred stock or any class of common stock with a prior right to dividends.

     Section 3.12. Partnerships, Etc. As of the Closing Date, neither the Borrower nor any Significant Subsidiary thereof is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially or of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which the Borrower or such Significant Subsidiary has or may in any circumstance have an obligation to make capital contributions to, or be generally liable for or on account of the liabilities, acts or omissions of such other Person), except for the partnership interests and joint ventures set forth in Schedule 3.12 hereof.

     Section 3.13. Litigation. There is no pending or (to the Borrower's knowledge) threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Borrower or any Subsidiary of the Borrower, except for (a) matters described in the financial statements referred to in Section 3.06 hereof, and (b) matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 3.14. Absence of Events of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

     Section 3.15. Absence of Other Defaults. Neither the Borrower nor any Subsidiary thereof is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party (by successor in interest or otherwise) or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which individually or in the aggregate, would have a Material Adverse Effect. The Borrower and each Subsidiary thereof have complied and are in compliance in all respects with all Laws, except for such instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 3.16. Insurance. The policies, binders or self-insurance programs for fire, liability, product liability, workmen's compensation, vehicular and other insurance currently held by or on behalf of the Borrower and each Subsidiary thereof insure its material properties and business activities against such losses and risks as are adequate to protect its properties in accordance with customary industry practice when entered into or renewed. To the best knowledge of the Borrower, as of the date hereof, all such policies, binders and self-insurance programs are in full force and effect. As of the date hereof, neither the Borrower nor, to the best knowledge of the Borrower, any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance and, to the best knowledge of the Borrower, no such improvements or expenditures are required. As of the date hereof, neither the Borrower nor, to the best knowledge of the Borrower, any of its Subsidiaries has received notice of cancellation of any material insurance policy or binder.

     Section 3.17. Title to Property. The Borrower and each Subsidiary thereof has good and marketable title in fee simple to all material real property owned or purported to be owned by it and necessary for the operation of its business and good title to all other material property of whatever nature owned or purported to be owned by it, including but not limited to all property reflected in the most recent audited balance sheet referred to in Section 3.06 hereof or submitted pursuant to Section 5.01(a) hereof, as the case may be (except as sold or otherwise disposed of in the ordinary course of business after the date of such balance sheet or the Existing Credit Agreements for periods prior to the Closing Date and thereafter as otherwise expressly permitted by the Loan Documents) in each case free and clear of all Liens, other than Permitted Liens or Liens permitted pursuant to Section 6.02 hereof.

     Section 3.18. Intellectual Property. The Borrower and each Subsidiary thereof owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights, free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others, except for such instances of non-compliance that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 3.19. Taxes. The Borrower and each Subsidiary thereof have filed all Federal and other material tax returns required to be filed by it and has not failed to pay any material taxes, or interest and penalties relating thereto, on or before the due dates thereof except for taxes not yet due and except for those the amount or validity of which is currently being contested in good faith by appropriate proceedings. Except to the extent that reserves therefor are reflected in the financial statements, to the best knowledge of the Borrower (a) there are no material Federal, state or local tax liabilities of the Borrower or any of its Subsidiaries due or to become due for any tax year ended on or prior to the Closing Date relating to the Borrower or any of its Subsidiaries, whether incurred in respect of or measured by the income of the Borrower or any of its Subsidiaries, which are not properly reflected in the financial statements delivered pursuant to Section 3.06, and (b) there are no material claims pending, proposed or threatened against the Borrower or any of its Subsidiaries for past Federal, state or local taxes, except those, if any, as to which proper reserves in accordance with GAAP are reflected in such financial statements.

     Section 3.20. Employee Benefits. (a) No borrowing or issuance of Letters of Credit contemplated by this Agreement is a transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code or a civil penalty assessed pursuant to Section 502(i) of ERISA (assuming that monies other than monies representing plan assets are borrowed hereunder). Neither the Borrower, any of its Subsidiaries nor any other Person, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any of the Benefit Plans, the Borrower, or any Subsidiary (or any entity which they have an obligation to indemnify) to any tax or penalty imposed under 4975 of the Code or Section 502(i) of ERISA or any other material liability under a foreign law of similar nature which alone or together with any other item described in this Section 3.20 would have a Material Adverse Effect.

     (b) Neither the Borrower nor any of its Significant Subsidiaries (including any member of their respective Controlled Group) (i) has incurred or expects to incur any liability under Title IV of ERISA or Section 502(g) of ERISA or any analogous provision relating to Section 515 of ERISA or (ii) has become subject or expects to be subject to the lien described in Section 412(n) of the Code, which alone or together with any other item described in this Section 3.20 would have a Material Adverse Effect.

     (c) The Pension Plans do not have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. No Pension Plan has benefit liabilities as defined in Section 4001(a)(16) of ERISA which exceed the assets of such Pension Plan by such an amount that the termination of such Pension Plan alone or together with any other item described in this Section would have a Material Adverse Effect. The Borrower has received a favorable determination letter from the IRS with respect to all Pension Plans except for such Pension Plans with respect to which the failure to receive such a favorable determination would not alone or together with any other item described in this

Section 3.20 have a Material Adverse Effect and nothing has happened since the date of such letter that has adversely affected such qualification. There is no Lien outstanding or security interest given in connection with a Pension Plan or under Title IV of ERISA which would exceed the percentage limitations of Section 6.02(a) hereof. As of the date hereof, the Borrower has received both IRS and PBGC approval with respect to any terminated Benefit Plans subject to Title IV of ERISA.

     (d) Neither the Borrower nor any of its Significant Subsidiaries (including any member of their respective Controlled Group) is in default in any material respect under any Benefit Plan and all Benefit Plans are administered in accordance with their terms and are in all material respects in compliance with all applicable Laws, except where any such default or failure to comply would not alone or together with any other item described in this Section 3.20 have a Material Adverse Effect.

     Section 3.21. Environmental Matters. (a) The Borrower and each Significant Subsidiary of the Borrower, to its knowledge, has been operated in compliance with all applicable Requirements of Law, except for (i) matters set forth in Schedule 3.21(a) hereof and (ii) matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (b) The Borrower and each Significant Subsidiary of the Borrower, to its knowledge, has obtained all Environmental Permits required by applicable Requirements of Law for the ownership and operation of their respective properties, and all such Environmental Permits are in full force and effect or the Borrower and each Significant Subsidiary of the Borrower, as the case may be, has made all appropriate filings for issuance or renewal of such Environmental Permits, except for (i) matters set forth in Schedule 3.21(b) hereof, and (ii) matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (c) The Borrower and each Significant Subsidiary of the Borrower, to its knowledge, is not aware of any acts, omissions, events or circumstances that may interfere with or prevent continued compliance with the Requirements of Law and Environmental Permits referred to in (a) and (b) above, except for (i) matters set forth in Schedule 3.21(c) hereof, and (ii) matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (d) The Borrower and each Significant Subsidiary of the Borrower will use its best efforts to comply with all Requirements of Law and obtain all Environmental Permits which may be legally imposed in the future in jurisdictions in which the Borrower and each Significant Subsidiary, as the case may be, may then be doing business; provided, however, that the Borrower and each Significant Subsidiary shall not be deemed to be in violation of Section
3.21 of this Agreement as a result of any failure to comply with any provisions of such Requirements of Law and Environmental Permits (i) the applicability or validity of which is being contested by the Borrower or any of its Significant Subsidiaries in good faith and by appropriate proceedings, or (ii) the noncompliance with which would not result in fines, penalties, injunctive relief of other civil or criminal liabilities which, individually or in the aggregate, would have a Material Adverse Effect.

     (e) The Borrower and each Significant Subsidiary of the Borrower, to its knowledge, has not received notice of any asserted or threatened claim, action, suit, proceeding, hearing, investigation or request for information relating to any Environmental Matter, except for (i) matters set forth in Schedule 3.21(e) hereof, and (ii) matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (f) The Borrower and each Significant Subsidiary of the Borrower, to its knowledge, has not received notice from any governmental authority that any of them is a potentially responsible party under any Requirements of Law at any disposal site containing Hazardous Materials, nor received any notice that any lien under any Requirements of Law against any property of the Borrower or Significant Subsidiary of the Borrower exists, except for (i) matters setting forth in Schedule 3.21(f) hereof, and (ii) matters, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 3.22. Year 2000. The Borrower has (a) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by key suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its key suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to the date hereof, implemented that plan in accordance with the timetable. The Borrower reasonably believes that all computer applications (including those of its key suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IV

                             CONDITIONS OF LENDING

     Section 4.01. Conditions to Initial Loans. The obligation of each Lender to make Loans on the Closing Date is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the following conditions precedent, in addition to the conditions precedent set forth in
Section 4.02 hereof:

          (a) Agreement; Notes. The Administrative Agent shall have received executed counterparts of this Agreement for each Lender, duly executed by each Credit Party, each Agent and each Lender, and executed Revolving Credit Notes and Competitive Bid Loan Notes conforming to the requirements hereof, duly executed on behalf of the Borrower for each Lender requesting the same.

          (b) Corporate Proceedings. The Administrative Agent shall have received, with copies for each Lender, certificates by the Secretary or Assistant Secretary of each Credit Party dated as of the Closing Date as to
     (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of such Credit Party in effect on such date, (ii) true copies of all corporate action taken by such Credit Party relative to this Agreement and the other Loan Documents and (iii) the incumbency and signature of the respective officers of such Credit Party executing this Agreement and the other Loan Documents to which such Credit Party is a party, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Administrative Agent shall have received, with a copy for each Lender, certificates from the appropriate Secretary of State or other applicable Governmental Authority dated not more than 30 days before the Closing Date showing the good standing of each Credit Party in its state of incorporation.

          (c) Financial Statements. The Administrative Agent shall have received, with a copy for each Lender, copies of the consolidated financial statements referred to in Section 3.06 hereof.

          (d) Legal Opinion of Counsel to the Credit Parties. The Administrative Agent shall have received, with an executed counterpart for each Lender, opinions addressed to the Agents and each Lender, dated the Closing Date, of (i) Thomas R. O'Brien, Esquire, Senior Vice President and General Counsel of the Borrower, and (ii) White & Case LLP, special New York counsel to the Credit Parties, each in a form reasonably satisfactory to the Administrative Agent.

          (e) Fees, Expenses, Etc. All fees and other compensation required to be paid to each Agent or the Lenders pursuant hereto or pursuant to any other written agreement on or prior to the Closing Date shall have been paid or received.

          (f) Existing Credit Agreements. The Administrative Agent shall have received evidence of the termination of the Revolving Credit Agreement and the Short Term Revolving Credit Agreement, each dated as of September 20, 1995 among the Borrower, the lenders signatory thereto, Mellon Bank, N.A., as Funding Agent, and National Westminster Bank PLC, as Administrative Agent (the "Existing Credit Agreements").

          (g) Year 2000 Review. The Administrative Agent shall have received and completed the review, with results reasonably satisfactory to the Agents and Lenders, of information confirming that (a) the Borrower and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and successfully address, business and financial risks facing the Borrower and its Subsidiaries as a result of what is commonly referred to as the "Year 2000 Problem" (i.e., the inability of certain computer applications to recognize correctly and perform date-sensitive functions involving certain dates prior to and after December 31, 1999), including risks resulting from the failure of key vendors and customers of the Borrower and its Subsidiaries to successfully address the Year 2000 Problem, and (b) the Borrower's and its Subsidiaries' material computer applications and those of its key vendors and customers will, on a timely basis, adequately address the Year 2000 Problem in all material respects.

          (h) Pledge. The Administrative Agent shall have received (i) executed counterparts of the Pledge Agreement, duly executed by each Guarantor and the collateral agent thereunder and (ii) as the collateral agent thereunder, the collateral pledged thereunder.

          (i) Additional Matters. All corporate and other proceedings, and all documents, instruments and other matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to each Agent.

     Section 4.02. Conditions to All Loans. The obligation of each Lender to make any Loan (including the initial Loans) is subject to satisfaction of the following further conditions precedent:

          (a) Notice. Appropriate notice of such Loan shall have been given by the Borrower as provided in Article II hereof.

          (b) Representations and Warranties. Each of the representations and warranties made by the Borrower herein shall be true and correct in all material respects on and as of such date as if made on and as of such date (except with respect to representations and warranties which specifically refer to an earlier date, which shall be true and correct in all material respects as of such earlier date), both before and after giving effect to the Loans requested to be made on such date, except that the foregoing shall not apply to the representations and warranties set forth in Section
     3.08 hereof in the case of any Loans the proceeds of which are used solely to repay Loans maturing on such date.

          (c) No Defaults. No Event of Default or Potential Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (d) No Violations of Law, Etc. Neither the making nor use of the Loans shall cause any Lender to violate or conflict with any Law.

     Each request by the Borrower for any Loan (including the initial Loans) shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 4.02 have been satisfied as of the date of such request. Failure of the Administrative Agent to receive notice from the Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that the conditions referred to in this Section 4.02 have been satisfied as of the date such Loan is made.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

     The Borrower hereby covenants to each Agent and each Lender as follows:

     Section 5.01. Basic Reporting Requirements. (a) Annual Audit Reports. The Borrower shall deliver to the Administrative Agent, with a copy for each Lender, as soon as available, but in any event within 90 days after the last day of each of its fiscal years, a consolidated balance sheet of the Borrower as at such last day of the fiscal year, and the related consolidated statement of income and retained earnings and changes in financial position, for such fiscal year, each prepared in accordance with GAAP (except as required by any change in accounting principles or concurred in by the Borrower's independent certified public accountants), in reasonable detail, and, as to the financial statements, certified without qualification (other than relating to a change in accounting principles with which such accountants concur and other than any other qualification which the Administrative Agent and the Required Lenders deem, in their reasonable judgment, to be immaterial) by PricewaterhouseCoopers LLP or another firm of independent certified public accountants reasonably satisfactory to the Administrative Agent as fairly presenting in all material respects the financial position and the results of operations of the Borrower as at and for the year ending on such date and as having been prepared in accordance with GAAP.

     (b) Quarterly Consolidated Reports. The Borrower shall deliver to the Administrative Agent, with a copy for each Lender, as soon as available, but in any event within 45 days after the end of each of the Borrower's first three fiscal quarterly periods, a consolidated balance sheet of the Borrower as of the last day of such quarter and consolidated statement of income and retained earnings and changes in financial position, for such quarter, and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of a Responsible Officer of the Borrower, as fairly presenting in all material respects the financial position and the results of operations of the Borrower as at such date and for such quarter and as having been prepared in accordance with GAAP (subject to customary year-end audit adjustments and the absence of footnotes). Such financial statement and the financial statement provided under clause (a) above shall (so long as the Borrower has not received a clean audit with respect to the Year 2000 Problem on or after the end of the first fiscal quarter of the Borrower in 2000): (i) include, or be accompanied by, a progress report as to the Year 2000 remediation efforts of the Borrower and its Subsidiaries; and (ii) indicate whether an auditor, regulator, or third party consultant has issued a management letter or other communication indicating the Borrower's and/or its Subsidiaries inability to remedy the Year 2000 Problem (to the extent not included in the Borrower's financial statements).

     (c) Quarterly Compliance Certificates. The Borrower shall deliver to the Administrative Agent, with a copy for each Lender, a Quarterly Compliance Certificate in substantially the form set forth as Exhibit F hereto, duly completed and signed by a Responsible Officer of the Borrower concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section 5.01. Each such Quarterly Compliance Certificate shall in addition include a listing, as of the end of the most recently completed fiscal quarter, showing the respective amounts of Indebtedness for borrowed money of each Subsidiary (other than any Special Purpose Subsidiary) of the Borrower which is organized under the laws of a jurisdiction outside the United States. To the extent such information is not included in the financial statements delivered pursuant to Section 5.01(a) hereof, each Quarterly Compliance Certificate with respect to the last quarter of a fiscal year shall in addition include a listing, as of the end of such quarter, of the respective amounts of Indebtedness for borrowed money of each Special Purpose Subsidiary of the Borrower which is organized under the laws of a jurisdiction outside the United States.

     (d) Certain Other Reports and Information. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Administrative Agent, with a copy for each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, and (ii) all reports, proxy statements, financial statements and other information distributed by the Borrower to its stockholders or bondholders.

     (e) Further Information. The Borrower will promptly furnish to the Administrative Agent, with a copy for each Lender that has requested the same, such other information and in such form as any Agent or any Lender may reasonably request from time to time.

     (f) Notice of Certain Events. Promptly upon becoming aware of any of the following, the Borrower shall give the Administrative Agent notice thereof, together with a written statement of a Responsible Officer of the Borrower setting forth the details thereof and any action with respect thereto taken or proposed to be taken by the Borrower:

          (i) Any Event of Default or Potential Default; provided, however,that the Borrower shall not be required to deliver notice of any violation of any covenant contained in Article V hereof (other than Section 5.01 hereof) during the 30 days immediately following the first occurrence of such violation if the Borrower reasonably believes that such violation will be cured within such 30-day period; and provided, further, that the Borrower shall not be required to deliver notice of any violation of any covenant contained in Section 5.01 hereof (other than subparagraph (f)(i) thereof) during the first 10 days after the first occurrence of such violation if the Borrower reasonably believes that such violation will be cured within such 10-day period.

          (ii) Any change in the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

          (iii) Any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against the Borrower or any Subsidiary, except for matters that, if adversely decided, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (iv) Any violation, breach or default by the Borrower or any Subsidiary of the Borrower of or under any agreement or instrument material to the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole which could in the reasonable judgment of the Borrower have a Material Adverse Effect.

          (v) Any material correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Benefit Plan or Pension Plan, relating to an actual or threatened change or development which would materially and adversely affect the financial condition of the Borrower and its Subsidiaries taken as a whole; and copies of any notices from the PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary proceedings.

          (vi) Any Environmental Claim pending or threatened against the Borrower or any Significant Subsidiary of the Borrower, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Hazardous Material at, on or under any facility or property now or previously owned, operated or leased by the Borrower or any Significant Subsidiary of the Borrower) that could form the basis of such Environmental Claim, which Environmental Claim, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (vii) Any discovery or determination by the Borrower or its Subsidiary that any computer application (including those of its suppliers and vendors) that is material to the Borrower or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

     (g) Visitation; Verification. The Borrower shall, and shall cause each of its Subsidiaries to, permit the Lenders to make or cause to be made, at their own expense (and with respect to the Administrative Agent on behalf of the Lenders, after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense), inspections and audits of any of its books, records and papers and to make extracts therefrom and copies thereof, or to make inspections and examinations of any of its properties and facilities (including, without limitation, any Project sites), on reasonable notice, at all such reasonable times and as often as any Lender may reasonably require, in order to assure that the Borrower and its Subsidiaries are and will be in compliance with their respective obligations under the Loan Documents or to evaluate the Lenders' investment in the then outstanding Notes. The Borrower shall have the right to have an authorized representative present during the inspection and examination of any of the Borrower's or any of its Subsidiaries' properties and facilities; provided, however, that the exercise of such right shall not delay or hinder the Lenders' right to such inspection and examination.

     The Administrative Agent shall promptly deliver to each Lender copies of all notices received pursuant to this Section 5.01.

     Section 5.02. Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain, at its expense, and keep in effect with responsible insurance companies, such liability insurance for bodily injury and third party property damage as is customary in the case of corporations engaged in the same or similar business or having similar properties, similarly situated, provided, however, that the Borrower may maintain a system of self-insurance in accordance with sound business practice as is customary for corporations having a similar net worth as the Borrower. The Borrower shall, and shall cause each of its Subsidiaries to, keep and maintain, at its expense, its material real and personal property insured against loss or damage by fire, theft, explosion, spoilage, and all other risks ordinarily insured against by other owners or users of such properties in similar businesses in an amount equal to the full replacement or cash value thereof, subject to deductible amounts which the Borrower, in its reasonable judgment, deems prudent. The Borrower shall, and shall cause each of its Subsidiaries to, carry all insurance required by Law to cover its obligations to the PBGC.

     Section 5.03. Payment of Taxes and Other Potential Charges and Priority Claims. The Borrower shall, and shall cause each Subsidiary to, pay or discharge

          (a) on or prior to the date on which penalties are imposed by a taxing authority with respect thereto, all material taxes, assessments and other governmental charges imposed upon it or any of its properties;

          (b) on or prior to the date when due, all material lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

          (c) on or prior to the date when due, all other material lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced the Borrower or such Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

     Section 5.04. Preservation of Corporate Status. The Borrower shall, and shall cause each of its Significant Subsidiaries to, do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business; provided, however, that nothing in this Section 5.04 shall prevent the withdrawal by the Borrower or any of its Significant Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect; and provided further,that nothing in this Section 5.04 shall prevent the Borrower or any of its Significant Subsidiaries from failing to maintain or terminating any right, privilege or permit, if such failure or termination, is not in violation of or will not cause an Event of Default under, any provision of this Agreement and does not have a Material Adverse Effect.

     Section 5.05. Governmental Approvals and Filings. The Borrower shall, and shall cause each Subsidiary to, keep and maintain in full force and effect all Governmental Actions necessary in connection with execution and delivery of any Loan Document, consummation of the transactions hereon or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

     Section 5.06. Maintenance of Properties. The Borrower shall, and shall cause each Subsidiary to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that they are able to serve the functions for which they are currently being used, except to the extent that the failure to do so would not have a Material Adverse Effect.

     Section 5.07. Avoidance of Other Conflicts. The Borrower shall not, and shall not permit any of its Subsidiaries to, violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with:

          (a) any Law,

          (b) its articles of incorporation or by-laws (or other constituent documents), or

          (c) any agreement or instrument to which it is party or by which any of them or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound), except for matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 5.08. Financial Accounting Practices. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in accordance with normal business practice in which full and appropriate entries shall be made of all dealings or transactions in relation to its business and activities.

     Section 5.09. Use of Proceeds. The Borrower shall apply the proceeds of Loans hereunder for payment of all obligations of the Borrower under the Existing Credit Agreements, and for the general corporate purposes of the Borrower and its Subsidiaries. The Borrower shall not use the proceeds of any Loans hereunder directly or indirectly for any unlawful purpose or in any manner inconsistent with any other provision of any Loan Document.

     Section 5.10. Continuation of or Change in Business. The Borrower and each of its Significant Subsidiaries shall continue to engage in substantially the same lines of business conducted and operated during the present and preceding fiscal year and reasonably related extensions thereof, and the Borrower shall not, and shall not permit any Significant Subsidiary to, substantially engage in any other unrelated businesses.

     Section 5.11. Consolidated Tax Return. The Borrower shall not, and shall not suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Borrower and its Subsidiaries.

     Section 5.12. Fiscal Year. The Borrower shall not, and shall not suffer any of its Subsidiaries to, change its fiscal year or fiscal quarter except in accordance with GAAP.

     Section 5.13. ERISA. The Borrower shall, and shall cause each of its Subsidiaries to, as soon as possible and, in any event, within 10 days after the Borrower knows or has reason to know that a Reportable Event has occurred with respect to a Pension Plan, that a transaction prohibited under ERISA, the Code or a foreign law of similar nature has occurred resulting in a material liability to a Benefit Plan, the Borrower or any of its Subsidiaries (or any entity which they have an obligation to indemnify), that an accumulated funding deficiency has been incurred or an application is to be or has been made to the Secretary of the Treasury for a waiver of the minimum funding standard with respect to an accumulation funding deficiency of $1,000,000 or more, that a failure to make timely contributions to a Pension Plan may give or has given rise to a lien in a material amount, that an amendment to a Pension Plan may require or requires the granting of a security interest in a material amount, that proceedings are likely to be or have been instituted to terminate a Pension Plan, or that the Borrower, any of its Significant Subsidiaries or a member of their respective Controlled Group will or may incur any material liability under
Section 502(g) or any analogous provision relating to Section 515 or Title IV of ERISA, the Borrower will deliver to the Administrative Agent a certificate of a Responsible Officer setting forth details as to such occurrence and action, if any, which the Borrower, such Subsidiary or the respective member of their Controlled Group is required or proposes to take, together with any notices required or proposed to be filed with or by the Borrower, such Subsidiary or the member of their respective Controlled Group, the PBGC or the plan administrator with respect thereto. For purposes of this Section, an item is material if alone or taken with any other item in this Section, it results in a liability of $1,000,000 or more. Copies of any notices required to be delivered to the Administrative Agent hereunder shall be delivered not later than 10 days after the later of the date such notice has been filed with the IRS or the PBGC or received by the Borrower, any of its Subsidiaries or members of their respective Controlled Group. Upon the request of the Administrative Agent or any of the Lenders made from time to time, the Borrower will deliver a copy of the most recent actuarial report and annual report completed with respect to any Benefit Plan and any other financial information the Borrower has with respect to the Benefit Plan.

     Section 5.14. Ratings. In the event that the Borrower has no rated senior unsecured long-term debt outstanding, the Borrower will request Moody's to assign the Borrower a "hypothetical senior long-term debt rating" and will request S&P to assign the Borrower an "issuer credit rating," such request to be made (i) not later than thirty days after delivery to the Administrative Agent of the financial statements called for by Section 5.01(a) hereof and, in addition, (ii) not later than thirty days after instructions by the Required

Lenders to make such request, which instructions may be given no more frequently than once during any six-month period.

     Section 5.15. Subsidiary Guaranty. Obligations hereunder shall at all times be guaranteed by Foster Wheeler USA Corporation, Foster Wheeler Energy International, Inc. and Foster Wheeler Energy Corporation by the execution and delivery of this Agreement by such Subsidiaries. If at the end of any fiscal quarter of the Borrower, (i) the assets of the Guarantors constitute less than 90% of the consolidated domestic total assets of the Borrower and its consolidated Subsidiaries or (ii) the net income for such fiscal quarter of the Guarantors constitute less than 90% of the consolidated domestic net income of the Borrower and its consolidated Subsidiaries for such quarter, then the Borrower shall designate (x) one or more Material Domestic Subsidiaries and (y) to the extent the designation provided in clause (x) does not make up the short-fall in clause (i) or (ii) above, one or more other domestic Subsidiaries, so that assets and net income of such one or more Material Domestic Subsidiaries and such one or more other domestic Subsidiaries, together with such item of the existing Guarantors, constitute 90% of the consolidated domestic total assets and net income, respectively of the Borrower and its consolidated Subsidiaries. The Borrower shall deliver to the Administrative Agent, together with the Quarterly Compliance Certificate required under Section 5.01(c), a schedule setting forth the assets and net income of each Guarantor and the consolidated domestic assets and the consolidated domestic net income of the Borrower and its consolidated Subsidiaries. If a Material Domestic Subsidiary or any other domestic Subsidiary is required to become a Guarantor, unless the Required Lenders otherwise agree, the Borrower shall, promptly (i) cause such Subsidiary to execute a Subsidiary Guaranty Agreement, (ii) cause such Subsidiary to deliver documentation similar to that described in Sections 4.01(b) and (d) relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor under the Guaranty in form and substance satisfactory to the Administrative Agent. Except as otherwise required or permitted by the Indenture, the Guarantors' obligations under the Guaranty shall at all times be secured by the pledge of the "Collateral" (as defined in the Pledge Agreement) pursuant to the Pledge Agreement. Without limiting the restrictions set forth in Section 6.07, a merger of a Guarantor into the Borrower or into another Guarantor shall not constitute a violation of this
Section 5.15 so long as the Guaranty of the surviving entity, in the case of a merger into another Guarantor, remains in effect.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     The Borrower hereby covenants to each Agent and each Lender as follows:

     Section 6.01. Financial Covenants. (a) Consolidated Fixed Charges Coverage Ratio. The Consolidated Fixed Charges Coverage Ratio shall be greater than (i) 2.25 to 1 for each period of four consecutive fiscal quarters of the Borrower ending after the Closing Date and prior to January 1, 2001 and (ii) thereafter 2.40 to 1. For the purpose of this Section 6.01(a) only, calculations of such Ratio shall exclude the $47,014,000 charges to the Borrower's earnings taken in the third fiscal quarter of the Borrower in 1998.

     (b) Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not at the end of any fiscal quarter of the Borrower ending after the Closing Date exceed 0.50 to 1.00 provided, however, that in the calculation of Indebtedness solely for purposes of this Section 6.01(b), (i) Consolidated Indebtedness shall not include (to the extent otherwise included therein) indebtedness for money borrowed incurred solely for the purpose of hedging foreign currency exchange risk for which the sole source of repayment is a cash collateral deposit, (ii) Consolidated Indebtedness shall not include Indebtedness of any Special Purpose Subsidiary, (iii) with respect to Guarantees of obligations of any Special Purpose Subsidiary other than Guarantees solely for completion or operation of the related Project, an amount shall be included in Consolidated Indebtedness of the Borrower equal to the lesser of the Indebtedness of such Special Purpose Subsidiary so Guaranteed and the amount of such Guarantee, (iv) with respect to Guarantees of completion or operation obligations of any Special Purpose Subsidiary, an amount shall be included in Consolidated Indebtedness of the Borrower equal to 25% of the lesser of the outstanding amount of the Indebtedness of such Special Purpose Subsidiary so Guaranteed and the maximum amount payable by the Borrower pursuant to such Guarantee (after giving effect to (and without duplication of) any Guarantee of obligations of such Special Purpose Subsidiaries included in clause
(iii) above) until completion of the Project and operation thereof in accord with the operating standards required under the terms of the financing agreement of the Indebtedness of such Special Purpose Subsidiary, after which time no amount shall be included in such calculation, except that if at any time such Special Purpose Subsidiary is in default of its obligations (until such default is remedied or cured) under the financing agreement of such Indebtedness and the Borrower is obligated to make payments pursuant to such Guarantee, the amount to be included shall be 25% of the outstanding amount of the Indebtedness of such Special Purpose Subsidiary, and (v) Consolidated Indebtedness shall be calculated as if the Trust Preferred was not outstanding; and provided, further, that in the calculation of Consolidated Indebtedness of the Borrower solely for the purposes of this Section 6.01(b), an amount shall be included on account of letters of credit equal to monetary damages, if any, which are due but unpaid according to the terms of any Project documents to which the beneficiary of such letter of credit is entitled.

     Section 6.02. Liens. The Borrower shall not and shall not permit any of its Subsidiaries to create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower or any of its Subsidiaries (other than any Special Purpose Subsidiary), whether now owned or hereafter acquired except:

          (a) ERISA Liens and Liens not otherwise permitted under this Section
     6.02 securing Indebtedness and other obligations of the Borrower or any of its Subsidiaries which Indebtedness and other obligations and, in the case of ERISA Liens, the amount of the ERISA Liens, in the aggregate at any time outstanding, does not exceed 15% of the Consolidated Net Worth of the Borrower;

          (b) Liens by the Borrower or a Subsidiary thereof on property or assets securing all or part of the purchase price or construction cost thereof (hereinafter referred to individually as a "Purchase Money Security Interest"); provided, however, that:

             (i) Such Purchase Money Security Interest is created before or within 180 days after the purchase of, or the completion of construction of, such property or assets by the Borrower or such Subsidiary;

             (ii) The transaction in which any Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

             (iii) Any Purchase Money Security Interest shall attach only to the property or asset so acquired or constructed in such transaction (and the proceeds thereof) or any addition thereto or replacement thereof and shall not extend to or cover any other assets or properties of the Borrower or any of its Subsidiaries; and

             (iv) The Indebtedness secured or covered by any Purchase Money Security Interest together with any other Indebtedness secured by the property or asset acquired shall not exceed 100% of the lesser of the cost or fair market value of the property or asset acquired or constructed and shall not be renewed, extended or prepaid from the proceeds of any borrowing by the Borrower or any of its Subsidiaries;

          (c) Liens on the property or assets of the Borrower and its Subsidiaries in existence immediately prior to the Closing Date as listed on Schedule 6.02 hereto, provided that no such Lien is spread to cover any additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased, provided that the maturity of such Indebtedness may be extended or renewed;

          (d) Liens on all or any part of the property or the assets of any Subsidiary in favor of the Borrower or any other Subsidiary (other than a Special Purpose Subsidiary) as security for the Indebtedness owing to the Borrower or such other Subsidiary;

          (e) Liens (whether or not assumed) existing on property or assets at the time of purchase thereof by the Borrower or any Subsidiary, provided that: (i) such Lien is not created in contemplation of the purchase of such property by the Borrower or such Subsidiary, (ii) such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof and (iii) the aggregate amount secured by all Liens permitted by this Section 6.02(e) shall not at any time exceed $10,000,000; and

          (f) Permitted Liens.

     Section 6.03. Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, at any time create, incur, assume or suffer to exist or have outstanding any Indebtedness if, immediately after giving effect to such Indebtedness and the receipt and application of any proceeds thereof, there would exist an Event of Default or Potential Default hereunder, or any Indebtedness of any domestic Subsidiary (other than a Special Purpose Subsidiary) other than (i) Indebtedness set forth on Schedule 3.07 hereof and refinancings and renewals thereof (provided that the amount of such Indebtedness so refinanced or renewed shall not exceed the lesser of (x) the amount of such Indebtedness as of the date hereof or (y) the amount of such Indebtedness at the time of refinancing or renewal), (ii) intercompany Indebtedness between or among the Borrower and its Subsidiaries, (iii) Indebtedness of domestic Subsidiaries (other than Special Purpose Subsidiaries) not otherwise permitted under clauses
(i) or (ii) above which in the aggregate at any time does not exceed $20,000,000 and (iv) the Guaranty hereunder, the "Guaranty" under the Other Credit Agreement and the Guarantee of the Borrower's obligations in connection with securities issued under the Indenture.

     Section 6.04. Loans, Advances and Certain Investments. The Borrower shall not, and shall not permit any Subsidiary to, at any time make or suffer to exist or remain outstanding any Investment in any Special Purpose Subsidiary other than Investments by the Borrower and its Subsidiaries in Special Purpose Subsidiaries which do not exceed, in the aggregate at any time, 50% of the Borrower's Consolidated Net Worth. For the purposes of this Section 6.04, the Borrower's Consolidated Net Worth shall not include any amount on account of the Borrower's Trust Preferred.

     Section 6.05. Changes in Business. The Borrower shall not, and shall not permit any Significant Subsidiary to, (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) (other than into the Borrower or any other Significant Subsidiary), or (b) convey, sell, assign, transfer or otherwise dispose of any capital stock of or other ownership interest in any Significant Subsidiaries (other than Special Purpose Subsidiaries) held by it (other than to the Borrower or any other Significant Subsidiary), provided that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may in any fiscal year convey, sell, assign, transfer or otherwise dispose of capital stock or other ownership interest in one or more Significant Subsidiaries which did not account for an aggregate of 10% of the consolidated assets of the Borrower at the end of the prior fiscal year.

     Section 6.06. Amendment of Certain Documents. The Borrower shall not, and shall not permit any Significant Subsidiary to, modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate its certificate of incorporation or by-laws or any other constituent documents, in any manner which would materially and adversely affect the interests of any of the Lenders hereunder.

     Section 6.07. Mergers; Acquisitions. The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, merge or consolidate with any Person; provided, however, that the Borrower or any Significant Subsidiary thereof may merge with another Person if (i) in the case of a merger involving the Borrower, the Borrower is the surviving corporation, (ii) in the case of a merger involving a Significant Subsidiary, a Subsidiary of the Borrower or, if the Borrower is also party to such merger, the Borrower, is the surviving corporation, and (iii) after giving effect to such merger no Potential Default or Event of Default would then exist.

     Section 6.08. ERISA Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a transaction in connection with which the Benefit Plans, the Borrower, any of its Subsidiaries or any entity which they have an obligation to indemnify could be subject to liability for either a civil penalty assessed pursuant to Section 502(i) or 502(1) of ERISA or a tax imposed by Section 4975 of the Code or any other material liability Plan or Benefit Plan, take any other action with respect to any such Pension Plan or Benefit Plan if such termination or other action could result in liability, or take any action or fail to take any action which could result in withdrawal liabilities under Title IV of ERISA or liability under Section 502(g) of ERISA or any analogous provision relating to Section 515 of ERISA; fail to make any payments on a timely basis which are required under applicable Law (including Section 412 of the Code) to be paid as contributions to Pension Plans; incur an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Pension Plan; amend any Pension Plan in a manner which would require the granting of a security interest to maintain the continued qualification of such Pension Plan under Section 401(a)(29) of the Code, if, in any case described herein, or together with any other event described herein, such action, failure to act, event or transaction would (i) result in an ERISA Lien exceeding the percentage limitations of
Section 6.02(a) or (ii) have a Material Adverse Effect.

     Section 6.09. Principal Foreign Affiliates. The Borrower shall not permit any of its Principal Foreign Affiliates to create, assume or permit to exist any Indebtedness the terms of which, prior to a payment default thereunder, would restrict dividends to be paid with respect to the consolidated net income of such Affiliate for any fiscal year by more than 40% of the consolidated net income of such Affiliate for such fiscal year. For purposes of this Section, "Principal Foreign Affiliates" shall mean Foster Wheeler Limited (Reading), Foster Wheeler France, S.A., Foster Wheeler Italiana, S.p.A., Foster Wheeler Iberia, S.A., Foster Wheeler Energia, S.A. and their respective successors and any other foreign Affiliate of the Borrower which in the most recent fiscal year of the Borrower accounted for more than 10% of the consolidated assets of the Borrower and its Subsidiaries or which accounted for more than 5% of the consolidated income of the Borrower and its Subsidiaries for the most recent fiscal year of the Borrower; provided, however, that with respect to such foreign Affiliate created or acquired after the date hereof, if thereafter such entity, in a fiscal year, accounts for more than 10% of the consolidated assets of the Borrower and its Subsidiaries or accounts for more than 5% of the consolidated income of the Borrower and its Subsidiaries in such fiscal year, it shall be deemed to be a Principal Foreign Affiliate for such fiscal year.

     Section 6.10. Certain Agreements. The Borrower will not become or be a party to any agreement or instrument relating to Indebtedness for borrowed money (other than agreements and instruments relating to Indebtedness for borrowed money in an aggregate principal amount not exceeding $15,000,000 (individually or in the aggregate with respect to such agreements and instruments) at any time outstanding and other than (with respect to debt securities offered and sold in a public offering in a principal amount not exceeding $500,000,000 ($175,000,000 of which is outstanding under the Borrower's Trust Preferred)) the Indenture between the Borrower and Harris Trust and Savings Bank, as Trustee, as amended and supplemented from time to time (the "Indenture"), filed as an exhibit to the Borrower's Registration Statement on Form S-3 (registration no. 33-61809)) which contains any covenant or event of default which could result in such Indebtedness becoming or being declared to be due and payable prior to its stated maturity (including by a requirement for purchase or prepayment) upon the occurrence of an event or condition which is not an event or condition the occurrence of which could cause the Loans to become or be declared to be (other than pursuant to Section 7.01(f) hereto) due and payable prior to their stated maturity, unless the Borrower shall make an "Amendment Offer" (as hereinafter defined); provided that this covenant shall not be violated by (i) an agreement to pay the principal of and interest on such Indebtedness in accordance with its terms or to provide to the holders of such Indebtedness or an agent or trustee for such holders any information which the Borrower is obligated to provide to the Lender or an Agent hereunder or (ii) any agreement or instrument relating to Indebtedness on account of Capitalized Lease or secured by Purchase Money Security Interest, any covenant or event of default of which principally relates to the use, condition or disposition of the property financed or acquired or constructed with such Indebtedness. As used herein, an "Amendment Offer" is an effective offer by the Borrower to the Administrative Agent to amend this Agreement, which offer shall be made no later than ten days after the Borrower becoming party to an agreement or instrument referred to in the first sentence of this Section 6.10, to amend this Agreement (without deleting or overriding any term or provision of this Section 6.10) in a way that the first sentence of this Section would not otherwise be applicable to such agreement or instrument. The Administrative Agent, if so instructed by the Required Lenders, shall accept or decline such Amendment Offer within thirty days thereof, and a failure to so respond shall be deemed a declination of such Amendment Offer.

     Section 6.11. Restricted Payments. The Borrower shall not, and shall not suffer or permit any Subsidiary to, declare or make any Stock Payment; except that (i) any wholly-owned Subsidiary may declare and make dividend payments or other distributions to the Borrower or to another wholly-owned Subsidiary; (ii) any non-wholly-owned Subsidiary may declare and make dividend payments or other distribution to its shareholders or other equity holders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such dividends or other distributions receives at least its proportionate share thereof (based upon its relative holdings of the equity interest in the Subsidiary paying such dividends or other distributions and taking into account the relative preferences, if any, of the various classes of equity interest of such Subsidiary); (iii) the Borrower and any Subsidiary may declare and make dividend payments or other distributions, in each case, payable solely in its stock; and (iv) the Borrower and any Subsidiary may declare, pay or make cash Stock Payments so long as no Event of Default then exist or would result therefrom.

     Section 6.12. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate. Notwithstanding the foregoing, the provisions of this Section 6.12 shall not prohibit (i) Stock Payments permitted under Section 6.11 hereof, (ii) loans and other advances that may from time to time be made to directors, officers and/or employees of the Borrower or any of its Subsidiaries in the ordinary course of business, (iii) customary fees paid to directors of the Borrower and its Subsidiaries, (iv) the entering into, and making payments under, employment agreements, employee benefit plans, indemnification provisions and other similar compensatory arrangements with directors, officers and/or employees of the Borrower and its Subsidiaries in the ordinary course of business and (v) transactions between or among the Borrower and its Subsidiaries to the extent that such transactions are not otherwise prohibited by the terms of this Agreement.

     Section 6.13. Capital Expenditures. The Borrower shall not, and shall not permit any of its Subsidiaries (other than Special Purpose Subsidiaries) to, make any Capital Expenditures, except that during any fiscal year of the Borrower, the Borrower and its Subsidiaries (other than Special Purpose Subsidiaries) may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed $75,000,000 in such fiscal year. "Capital Expenditures" shall mean any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which are capitalized in accordance with GAAP and Capitalized Lease Obligations).

                                  ARTICLE VII

                                    DEFAULTS

     Section 7.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by Law):

     (a) The Borrower shall fail to pay when due principal of any Loan.

     (b) The Borrower shall fail to pay when due interest on any Loan, any fees, indemnity or expenses, or any other amount due hereunder or under any other Loan Document and such failure shall have continued for a period of five Business Days.

     (c) Any representation or warranty made or deemed made by the Borrower or any Subsidiary of the Borrower in or pursuant to any Loan Document or in any certificate delivered thereunder, or any statement made by the Borrower or any Subsidiary of the Borrower in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Subsidiary of the Borrower to any Agent or any Lender pursuant to or in connection with any Loan Document, shall prove to have been false or misleading in any material respect as of the time when made or deemed made (including by omission of material information necessary to make such representation, warranty or statement not misleading).

     (d) The Borrower shall default in the performance or observance of any covenant contained in Article VI hereof which shall remain unremedied for a period of five days after the occurrence thereof or the Borrower shall default in the observance of any covenant contained in Section 5.01(f) hereof.

     (e) The Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement or any other Loan Document and such default shall have continued for a period of 30 days after notice of such default from the Administrative Agent to the Borrower.

     (f) (i) The Borrower or any Guarantor (other than a Special Purpose Subsidiary) or any Significant Subsidiary (other than a Special Purpose Subsidiary) of the Borrower shall fail to perform or observe any term, condition or covenant of any bond, note, debenture, loan or letter of credit agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or any such Guarantor (other than Special Purpose Subsidiary) or any such Significant Subsidiary (other than a Special Purpose Subsidiary) is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), so that, as a result of any such failure to perform, the Indebtedness included therein or secured or covered thereby may at the time be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or (ii) any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the Indebtedness included therein or secured or covered thereby may at such time be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable; or (iii) the Borrower or any Guarantor (other than Special Purpose Subsidiary) or any Significant Subsidiary of the Borrower (other than any Special Purpose Subsidiary) shall fail to pay any Indebtedness when due, pursuant to demand under any Debt Instrument or otherwise, subject to any applicable grace period; provided, however, that the provisions of this Section 7.01(f) shall not be applicable to Indebtedness or any Debt Instrument or Debt Instruments which relate to or evidence Indebtedness which, on the date this Section 7.01(f) would otherwise be applicable thereto, is in the principal amount of less than $10,000,000 (or its equivalent in any foreign currencies) in the aggregate.

     (g) One or more final, non-appealable judgments for the payment of money shall have been entered against the Borrower or any Significant Subsidiary (other than a Special Purpose Subsidiary), which judgment or judgments exceed $15,000,000 (or its equivalent in any foreign currencies) in the aggregate, and such judgment or judgments shall have remained unpaid, undischarged and unstayed for a period of sixty consecutive days.

     (h) One or more final, non-appealable writs or warrants of attachment, garnishment, execution, distraint or similar process exceeding in value the aggregate amount of $15,000,000 (or its equivalent in any foreign currencies) shall have been issued against the Borrower or any Significant Subsidiary (other than a Special Purpose Subsidiary) or any of their respective properties and shall have remained undischarged and unstayed for a period of sixty consecutive days.

     (i) This Agreement or any term or provision hereof shall cease to be in full force and effect, or any Credit Party shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest, this Agreement or any term or provision thereof or any obligation or liability of the Credit Parties hereunder.

     (j) (i) Any Pension Plan is terminated pursuant to Section 4041 or 4042 of ERISA and the benefit liabilities exceed the assets based upon the assumptions used by the PBGC on plan termination by an amount such that the termination of such Pension Plan would have a Material Adverse Effect; (ii) the Borrower or any of its Subsidiaries (or a member of their respective Controlled Group) incur a liability under Section 4062, 4063 or 4064 of ERISA for an amount that such liability would materially and adversely affect the financial condition of the Borrower and its Subsidiaries taken as a whole; or (iii) any other event or events shall occur with respect to any employee benefit plan whether or not subject to ERISA which individually or in the aggregate results in a Material Adverse Effect.

     (k) A proceeding shall have been instituted in respect of the Borrower or any Significant Subsidiary (other than a Special Purpose Subsidiary)

             (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entailing a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to such Person, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law now or hereafter in effect, or

             (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

          (1) The Borrower or any Significant Subsidiary (other than a Special Purpose Subsidiary) shall voluntarily suspend transaction of its business; shall make a general assignment for the benefit of creditors; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(k)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; shall institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.01(k)(ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its or his property; shall dissolve, wind-up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial part of its property; or shall take any corporate or similar action in furtherance of any of the foregoing.

     Section 7.02. Consequences of an Event of Default. (a) If an Event of Default specified in subsections (a) through (j) of Section 7.01 hereof, or in subsections (k) and (l) with respect to a Significant Subsidiary, shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which any Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans hereunder, and the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, from time to time do any or all of the following:

          (i) Declare the Commitments terminated, whereupon the Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

          (ii) Declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

     (b) If an Event of Default specified in subsection (k) or (1) of Section
7.01 hereof shall occur or exist with respect to the Borrower, then, in addition to all other rights and remedies which any Agent or any Lender may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                                  ARTICLE VIII

                                   THE AGENTS

     Section 8.01. Appointment. Each Lender hereby irrevocably appoints Bank of America National Trust and Savings Association to act as Administrative Agent for such Lender under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes the Administrative Agent to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Bank of America National Trust and Savings Association hereby agrees to act as Administrative Agent on behalf of the Lenders on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 8.10 hereof. Each Lender hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Administrative Agent. Each Lender agrees that the rights and remedies granted to the Administrative Agent under the Loan Documents shall be exercised exclusively by the Administrative Agent, and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent expressly provided herein or therein.

     Section 8.02. General Nature of Agents' Duties. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan Document:

          (a) No Agent shall have duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of any Agent shall be read into this Agreement or any Loan Document or shall otherwise exist.

          (b) The duties and responsibilities of each Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and no Agent shall have a fiduciary relationship in respect of any Lender.

          (c) Each Agent is and shall be solely the agent of the Lenders. No Agent assumes, and shall not at any time be deemed to have, any relationship of agency or trust with or for, or any other duty or responsibility to, the Borrower, any Subsidiary of the Borrower or any other Person (except only for its relationship as agent for, and its express duties and responsibilities to, the Lenders as provided in this Agreement and the other Loan Documents).

          (d) No Agent shall be under any obligation to take any action hereunder or under any other Loan Document if such Agent believes in good faith after consultation with counsel that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require such Agent to qualify to do business in any jurisdiction where it is not then so qualified.

     Section 8.03. Exercise of Powers. Each Agent shall take any action of the type specified in this Agreement or any other Loan Document as being within such Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Loan Document expressly requires the direction or consent of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of such directions, each Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent this Agreement or such Loan Document expressly requires the direction or consent of the Required Lenders (or some other Person or set of Persons), in which case such Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all the Lenders. No Agent shall have any liability to any Person as a result of (x) any Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (y) any Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not such Agent has discretionary power to take such action, or (z) any Agent taking discretionary action it is authorized to take under this Section.

     Section 8.04. Certain Provisions. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

          (a) No Agent shall be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, unless caused by its own gross negligence or willful misconduct.

          (b) No Agent shall be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, this Agreement or any other Loan Document or (iii) any failure of the Borrower or any Subsidiary of the Borrower or Lender to perform any of their respective obligations under this Agreement or any other Loan Document.

          (c) No Agent shall be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of the Borrower or any Subsidiary of the Borrower, (ii) the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person, or (iii) except to the extent set forth in Section 8.05(f) hereof, the existence of any Event of Default or Potential Default.

          (d) No Agent shall be under any obligation, either initially or on a continuing basis, to provide any Lender with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by such Agent to such Lender.

     Section 8.05. Administration by the Agents. (a) Any Agent may rely in good faith upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the proper party or parties, and no Agent shall have any duty to verify the identity or authority of any Person giving such notice or other communication.

     (b) Each Agent may consult with legal counsel (including, without limitation, in-house counsel for such Agent or in-house or other counsel for the Borrower), independent public accountants and any other experts selected by it from time to time, and such Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

     (c) Each Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to such Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever any Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Borrower or any Lender, such matter may be established by a certificate of the Borrower or Lender, as the case may be, and such Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

     (d) Any Agent may fail or refuse to take any action unless it shall be indemnified to its reasonable satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against such Agent by reason of taking or continuing to take any such action.

     (e) Any Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

     (f) No Agent shall be deemed to have any knowledge or notice of the occurrence of any Event of Default or Potential Default unless such Agent has actual knowledge or has received notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Potential Default, and stating that such notice is a "notice of default." If any Agent receives such a notice, such Agent shall give prompt notice thereof to the other Agent and each Lender.

     Section 8.06. Lender Not Relying on Agents or Other Lenders. Each Lender acknowledges as follows:

          (a) No Agent nor any other Lender has made any representations or warranties to it, and no act taken hereafter by any Agent or any other Lender shall be deemed to constitute any representation or warranty by such Agent or such other Lender to it.

          (b) It has, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents.

          (c) It will, independently and without reliance upon any Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

     Section 8.07. Indemnification. Each Lender agrees to reimburse and indemnify each Agent and its directors, officers, employees and agents (to the extent not reimbursed by the Borrower and without limitation of the obligations of the Borrower to do so), Pro Rata, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the fees and disbursements of counsel for such Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting solely from the gross negligence or willful misconduct of such Agent or such other Person, as finally determined by a court of competent jurisdiction.

     Section 8.08. Agents In Their Individual Capacities. With respect to its Commitments and the obligations owing to it, each Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not an Agent, and the terms "Lenders," "holders of Notes" and like terms shall include each Agent in its individual capacity as such. Each Agent and its affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, and engage in any other business with, the Borrower and any stockholder, Subsidiary or Affiliate of the Borrower, as though such Agent were not an Agent hereunder.

     Section 8.09. Holders of Notes. Each Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until a Transfer Supplement with respect to the assignment or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 10.14 hereof. Any authority, direction or consent of any Person who at the time of giving such authority, direction or consent is shown in the Register as being a Lender shall be conclusive and binding on each present and subsequent holder, transferee or assignee of any Note or Notes payable to such Lender or of any Note or Notes issued in exchange therefor.

     Section 8.10. Successor Agents. Any Agent may resign at any time by giving 30 days' written notice thereof to the Lenders and the Borrower. Any Agent may be removed by the Required Lenders at any time by giving 10 days' prior written notice thereof to such Agent, the other Lenders and the Borrower. Upon any such resignation or removal, the Borrower shall have the right to appoint a successor Agent; provided, that the Required Lenders or the remaining Agents shall have the right, acting reasonably, to disapprove such successor Agent. If no successor Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then any of the remaining Agents shall succeed to the obligations of such Agent hereunder. Each successor Agent shall be a commercial bank or trust company organized or licensed under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance by a successor Agent of its appointment as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Agent, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Agent, such Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was

Agent under this Agreement. If and so long as no successor Agent shall have been appointed, then any notice or other communication required or permitted to be given by the retiring Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Agent shall be given to each Lender, and all payments to be made to the retiring Agent shall be made directly to the Borrower or Lender for whose account such payment is made.

     Section 8.11. Calculations. No Agent shall be liable for any calculation, apportionment or distribution of payments made by it in good faith. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the Borrower, to recover such amount from the Borrower.

     Section 8.12. Funding by Administrative Agent. Unless the Administrative Agent shall have been notified in writing by any Lender not later than the close of business on the day before the day on which Loans are requested by the Borrower to be made that such Lender will not make its ratable share of such Loans, the Administrative Agent may assume that such Lender will make its ratable share of the Loans, and in reliance upon such assumption the Administrative Agent may (but in no circumstances shall be required to) make available to the Borrower a corresponding amount. If and to the extent that any Lender fails to make such payment to the Administrative Agent on such date, such Lender shall pay such amount on demand (or, if such Lender fails to pay such amount on demand, the Borrower shall pay such amount on demand), together with interest, for the Administrative Agent's own account, for each day from and including the date of the Administrative Agent's payment to and including the date of repayment to the Administrative Agent (before and after judgment) at the Federal Funds Effective Rate for the first day and thereafter at the rate or rates per annum applicable to such Loans. All payments to the Administrative Agent under this Section shall be made to the Administrative Agent at its Office in Dollars in funds immediately available at such Office, without set-off, withholding, counterclaim or other deduction of any nature.

     Section 8.13. Syndication Agent and Documentation Agent. Nothing in this Agreement shall impose upon the Syndication Agent or the Documentation Agent, in their respective capacities as such, any duty or responsibility whatsoever.

                                   ARTICLE IX

                                    GUARANTY

     Section 9.01. The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder to the Borrower and in recognition of the direct benefits to be received by the Borrower and each Guarantor from the proceeds of the Loans to the Borrower, each Guarantor hereby agrees with the Lenders as follows: each Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations to the Creditors. If any or all of the Guaranteed Obligations to the Creditors becomes due and payable hereunder, each Guarantor unconditionally promises to pay such Guaranteed Obligations to the Creditors in the same currency in which such Guaranteed Obligations are denominated, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Creditors in collecting any of the Guaranteed Obligations.

     Section 9.02. Bankruptcy. Additionally, each Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Creditors whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in
Section 7.01(k) or (l), and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in the same currency in which such Guaranteed Obligations are denominated.

     Section 9.03. Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by such

Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to the Administrative Agent or the other Creditors on the indebtedness which the Administrative Agent or such other Creditors repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (the Guaranty shall be reinstated in the case of any such disgorgement), and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     Section 9.04. Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other Guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

     Section 9.05. Authorization. Each Guarantor authorizes the Creditors without notice or demand (except as shall be required by applicable law and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Section 9.

     Section 9.06. Reliance. It is not necessary for the Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any

Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     Section 9.07. Subordination. Any of the indebtedness of the Borrower now or hereafter owing to a Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to a Guarantor shall be collected, enforced and received by the Borrower for the benefit of the Creditors and be paid over to the Administrative Agent on behalf of the Creditors on account of the Guaranteed Obligations of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation or contribution which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) against the Borrower or any other Guarantor until all Guaranteed Obligations have been irrevocably paid in full in cash. The Guaranteed Obligations shall not be deemed to be paid in full unless the Creditors shall have received all amounts set forth in the definition of "Guaranteed Obligations", including, in the event of a bankruptcy proceeding, all interest, fees and expenses accruing and arising after the filing of the bankruptcy petition.

     Section 9.08. Waiver. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Creditors to (i) proceed against the Borrower or any other party, (ii) proceed against or exhaust any security held from the Borrower or any other party or
(iii) pursue any other remedy in the Administrative Agent's or any other Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. To the greatest extent permitted by law the Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any other Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or any other party or any security.

     (b) Each Guarantor waives all presentments, demands for performance, protests and notices (except as otherwise expressly provided for herein), including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

     Section 9.09. Nature of Liability. It is the desire and intent of the Guarantors and the Creditors that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

     Section 9.10. Judgments Binding. If claim is ever made upon any Creditor or any subsequent holder of a Note of the Borrower for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant, then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of any Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.01. Holidays. Whenever any payment or action to be made or taken hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     Section 10.02. Records. The unpaid principal amount of the Loans owing to each Lender, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, each Lender's Revolving Credit Committed Amount shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive absent manifest error.

     Section 10.03. Amendments and Waivers. Neither this Agreement nor any other Loan Document may be amended, modified or supplemented except in accordance with the provisions of this Section. The Required Lenders and the Borrower may from time to time amend, modify or supplement the provisions of this Agreement or any other Loan Document for the purpose of amending, adding to, or waiving any provisions or changing in any manner the rights and duties of the Borrower, any Agent or any Lender. Any such amendment, modification or supplement made by the Borrower and the Required Lenders, in accordance with the provisions of this Section shall be binding upon the Borrower, each Lender and each Agent. The Agents shall enter into such amendments, modifications, supplements or waivers from time to time as directed by the Required Lenders, and only as so directed, provided, that no such amendment, modification, waiver or supplement may be made which will:

          (a) Increase the Revolving Credit Committed Amount of any Lender over the amount thereof then in effect, or extend the Revolving Credit Maturity Date or the Competitive Bid Loan Expiration Date without the written consent of each Lender affected thereby, or increase the Total Revolving Commitment Amount to exceed $100,000,000;

          (b) Reduce the principal amount of or extend the time for any payment of any Loan, or reduce the amount of or rate of interest or extend the time for payment of interest borne by any Loan or extend the time for payment of or reduce the amount of any Facility Fee or reduce or postpone the date for payment of any other fees, expenses, indemnities or amounts payable under any Loan Document, without the written consent of each Lender affected thereby;

          (c) Change the definition of "Required Lenders" or amend this Section 10.03, Section 10.13 hereof or any provision of this Agreement that states a requirement for the consent of all the Lenders, without the written consent of all the Lenders;

          (d) Release any of the Guarantors without the written consent of all the Lenders; or

          (e) Amend or waive any of the provisions of Article VIII hereof, or impose additional duties upon any Agent or otherwise adversely affect the rights, interests or obligations of any Agent, without the written consent of such Agent, and provided further, that Transfer Supplements may be entered into in the manner provided in Section 10.14 hereof. Any such amendment, modification or supplement must be in writing and shall be effective only to the extent set forth in such writing. Any Event of Default or Potential Default waived or consented to in any such amendment, modification or supplement shall be deemed to be cured and not continuing to the extent and for the period set forth in such waiver or consent, but no such waiver or consent shall extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

     Section 10.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of any Agent or any Lender in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Agents and the Lenders under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which any Agent or any Lender would otherwise have hereunder or thereunder, at law, in equity or otherwise.

     Section 10.05. Notices. (a) Except to the extent otherwise expressly permitted hereunder or thereunder, all notices, requests, demands, directions and other communications (collectively "notices") under this Agreement or any other Loan Document shall be in writing (including telexed and telecopied communication) and shall be sent by first-class mail, or by nationally-recognized overnight courier, or by telex or telecopier (with confirmation in writing mailed first-class or sent by such an overnight courier), or by personal delivery. All notices shall be sent to the applicable party at the address stated on the signature pages hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto, in all cases with postage or other charges prepaid. Any such properly given notice shall be effective on the earliest to occur of receipt, telephone confirmation of receipt of telex or telecopy communication, one Business Day after delivery to a nationally-recognized overnight courier, or three Business Days after deposit in the mail.

     (b) Any Lender giving any notice to the Borrower shall simultaneously send a copy thereof to each Agent, and each Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

     (c) Each Agent and each Lender may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any Loan Document) purportedly made by or on behalf of the Borrower, and neither Agent nor any Lender shall have any duty to verify the identity or authority of any Person giving such notice.

     Section 10.06. Expenses; Taxes; Indemnity. (a) The Borrower agrees to pay or cause to be paid and to save each Agent and, in the case of clause (iii) below, each of the Lenders harmless against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of one counsel to the Agents and auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs approved by the Borrower and, with respect to costs incurred by the Agents or any Lender pursuant to clause (iii) below, reasonable fees and expenses of counsel (including allocated costs of in-house counsel to the extent that outside counsel has not been retained by such Lender)) incurred by the Agents or, in the case of clause (iii) below any Lender from time to time arising from or relating to (i) the negotiation, preparation, execution, delivery, administration and performance of this Agreement and the other Loan Documents, (ii) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document, and (iii) following the occurrence of an Event of Default, the enforcement or preservation of rights under this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) collection or enforcement of an outstanding Loan or any other amount owing hereunder or thereunder by any Agent or any Lender, and (B) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents).

     (b) The Borrower hereby agrees to pay all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Documents or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such fees, taxes or impositions.

     (c) The Borrower hereby agrees to reimburse and indemnify each of the Indemnified Parties from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel (including, without duplication, allocated costs of in-house counsel) for such Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Party shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Party as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Loan (and without in any way limiting the generality of the foregoing, including any violation or breach of any Requirement of Law or any other Law by the Borrower or any Subsidiary); or any exercise by any Agent or any Lender of any of its rights or remedies under this Agreement or any other Loan Document); but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements resulting primarily from the gross negligence or willful misconduct of such Indemnified Party. If and to the extent that the foregoing obligations of the Borrower under this subsection (c), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document, are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

     Section 10.07. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 10.08. Prior Understandings. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements other than with regard to any upfront fees, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

     Section 10.09. Duration; Survival. All representations and warranties of the Borrower contained herein or in any other Loan Document or made in connection herewith shall survive the making of, and shall not be waived by the execution and delivery, of this Agreement or any other Loan Document, any investigation by or knowledge of any Agent or any Lender, the making of any Loan, or any other event or condition whatever. All covenants and agreements of the Credit Parties contained herein or in any other Loan Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations other than indemnity obligations not yet due and payable. Without limitation, all obligations of the Borrower hereunder or under any other Loan Document to make payments to or indemnify each Agent or any Lender shall survive the payment in full of all other obligations, termination of the Borrower's right to borrow hereunder, and all other events and conditions whatever. In addition, all obligations of each Lender to make payments to or indemnify the Agents shall survive the payment in full by the Borrower of all Obligations, termination of the Borrower's right to borrow hereunder, and all other events or conditions whatever.

     Section 10.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     Section 10.11. Limitation on Payments. The parties hereto intend to conform to all applicable Laws in effect from time to time limiting the maximum rate of interest that may be charged or collected. Accordingly, notwithstanding any other provision hereof or of any other Loan Document, the Borrower shall not be required to make any payment to or for the account of any Lender, and each Lender shall refund any payment made by the Borrower, to the extent that such requirement or such failure to refund would violate or conflict with nonwaivable provisions of applicable Laws limiting the maximum amount of interest which may be charged or collected by such Lender.

     Section 10.12. Set-Off. Each Credit Party hereby agrees that, to the fullest extent permitted by law, if any Obligation of the Borrower shall be due and payable (by acceleration or otherwise), each Lender shall have the right, without notice to the Borrower, such Credit Party or any other Person, to set-off against and to appropriate and apply to the Obligation any indebtedness, liability or obligation of any nature owing to such Credit Party by such Lender, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, whether or not evidenced by a certificate of deposit and in whatever currency denominated) now or hereafter maintained by such Credit Party with such Lender. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not such Lender or any other Person shall have given notice or made any demand to the Borrower, such other Credit Party or any other Person, whether such indebtedness, obligation or liability owed to such Credit Party is contingent, absolute, matured or unmatured (it being agreed that such Lender may deem such indebtedness, obligation or liability to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Lender or any other Person. Each Credit Party hereby agrees that, to the fullest extent permitted by law, any Participant and any branch, subsidiary or affiliate of any Lender or any Participant shall have the same rights of set-off as a Lender as provided in this Section (regardless of whether such Participant, branch, subsidiary or affiliate would otherwise be deemed in privity with or a direct creditor of the Borrower). The rights provided by this Section are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender (or any such Participant, branch, subsidiary or affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise, and nothing in this Agreement or any Loan Document shall be deemed a waiver or prohibition of or restriction on the rights of set-off or bankers' lien of any such Person.

     Section 10.13. Sharing of Collections. The Lenders hereby agree among themselves that if any Lender shall receive (by voluntary payment, realization upon security, set-off or from any other source) any amount on account of the Loans, interest thereon, or any other Obligation contemplated by this Agreement or the other Loan Documents to be made by the Borrower pro rata to all Lenders in greater proportion than any such amount received by any other Lender, then the Lender receiving such proportionately greater payment shall notify each other Lender and the Agents of such receipt, and equitable adjustment will be made in the manner stated in this Section so that, in effect, all such excess amounts will be shared ratably among all of the Lenders. The Lender receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lenders a participation in the applicable Obligations owed to such other Lenders in such amount as shall result in a ratable sharing by all Lenders of such excess amount (and to such extent the receiving Lender shall be a Participant). If all or any portion of such excess amount is thereafter recovered from the Lender making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each Participant shall be bound by this Section as fully as if it were a Lender hereunder.

     Section 10.14.  Successors and Assigns; Participations;
Assignments. (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, all future holders of the Notes, each Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of all the Lenders and each Agent, and any purported assignment without such consent shall be void.

     (b) Participations. Any Lender may, in accordance with applicable Law, at any time sell participations to one or more commercial banks or other Persons (each a "Participant") in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it and any Note held by
it); provided, that

          (i) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged,

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

          (iii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (iv) such Participant shall be bound by the provisions of Sections
     10.13 and 10.16 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound,

          (v) no Participant (unless such Participant is an affiliate of such Lender, or is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described in subsections (a), (b), (c) or (d) of Section 10.03 hereof to the extent relating to such Participant's participation; notwithstanding the foregoing, in no event shall any participation by any Lender have the effect of releasing such Lenders from its obligations hereunder, and

          (vi) no Participant shall be an Affiliate of any Credit Party.

The Borrower agrees that any such Participant shall be entitled to the benefits of Sections 2.14, 2.16 and 10.06 with respect to its participation in the Commitments and the Loans outstanding from time to time but only to the extent such Participant sustains such losses; provided, that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred and nothing in this Section shall relieve such transferor Lender from its obligations under Section 2.17 hereof.

     (c) Assignments. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time assign all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or any portion of its Commitments and Loans owing to it and any Note held by it) to any Eligible Assignee (each a "Purchasing Lender"); provided, that

          (i) any such assignment to a Purchasing Lender which is not a Lender shall be made only with the consent of the Borrower (provided that such consent of the Borrower shall not be required during the occurrence of and continuation of an Event of Default) and each Agent which with respect to each Agent shall not be unreasonably withheld,

          (ii) if a Lender makes such an assignment of less than all of its then remaining rights and obligations under this Agreement and the other Loan Documents, such transferor Lender shall retain, after such assignment, a minimum principal amount of $5,000,000 of the Commitments and Loans then outstanding, and such assignment shall be in a minimum aggregate principal amount of $5,000,000 of the Commitments and Loans then outstanding,

          (iii) each such assignment shall be of a constant, and not a varying, percentage of each Commitment of the transferor Lender and of all of the transferor Lender's rights and obligations under this Agreement and the other Loan Documents,

          (iv) each such assignment shall be made pursuant to a Transfer Supplement in substantially the form of Exhibit G to this Agreement, duly completed (a "Transfer Supplement"); and

          (v) to the extent the Other Credit Agreement is in effect, the assigning Lender shall assign the same percentage of its "Commitment" under the Other Credit Agreement concurrently with such assignment.

In order to effect any such assignment, the transferor Lender and the Purchasing Lender shall execute and deliver to the Administrative Agent a duly completed Transfer Supplement (including the consents required by clause (i) of the preceding sentence) with respect to such assignment, together with any Note or Notes subject to such assignment (the "Transferor Lender Notes") and (except in the case of a transfer required by the Borrower under Section 10.17 hereof) a processing and recording fee of $3,500; and, upon receipt thereof, the Administrative Agent shall accept such Transfer Supplement. Notwithstanding the foregoing, no such processing and recording fee shall be payable in the case of a replacement of a Lender pursuant to Section 2.18 or 10.17. Upon receipt of the Purchase Price Receipt Notice pursuant to such Transfer Supplement, the Administrative Agent shall record such acceptance in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Transfer Supplement

          (x) the Purchasing Lender shall be a party hereto and, to the extent provided in such Transfer Supplement, shall have the rights and obligations of a Lender hereunder, and

          (y) the transferor Lender thereunder shall be released from its obligations under this Agreement to the extent so transferred (and, in the case of an Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party to this Agreement) from and after the Transfer Effective Date.

To the extent requested by the Purchasing Lender, on or prior to the Transfer Effective Date specified in an Transfer Supplement, the Borrower, at its expense, shall execute and deliver to the Administrative Agent (for delivery to the Purchasing Lender) new Notes evidencing such Purchasing Lender's assigned Commitments or Loans and (for delivery to the transferor Lender) replacement Notes in the principal amount of the Loans or Commitments retained by the transferor Lender (such Notes to be in exchange for, but not in payment of, those Notes then held by such transferor Lender). Each such Note shall be dated the date and be substantially in the form of the predecessor Note. The Administrative Agent shall mark the predecessor Notes, if any, "exchanged" and deliver them to the Borrower. Accrued interest and accrued fees shall be paid to the Purchasing Lender at the same time or times provided in the predecessor Notes and this Agreement.

     A transfer by a Lender of its rights under this Agreement from one of such Lender's branches to another of its branches shall not be considered to be an assignment for the purposes of this Section 10.14 and shall be permitted without the consent of the Borrower or of the Agents, provided that to the extent such transfer would, at the time of such transfer, result in increased costs under
Section 2.14 or 2.16 from those being charged by the transferring branch, the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer). The foregoing proviso shall also apply to such transfer from a Lender to another Lender or any affiliate thereof or of an affiliate of such transferor Lender or to a Person which will become a Lender.

     (d) Register. The Administrative Agent shall maintain at its office a copy of each Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive absent manifest error and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Financial and Other Information. The Borrower authorizes each Agent and each Lender to disclose to any Participant or Purchasing Lender (each, a "transferee") and any prospective transferee any and all financial and other information in such Person's possession concerning the Borrower and its Subsidiaries and Affiliates which has been or may be delivered to such Person by or on behalf of the Borrower in connection with this Agreement or any other Loan Document or such Person's credit evaluation of the Borrower and its Subsidiaries and Affiliates; subject, however, to the provisions of Section 10.16 hereof.

     (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to
Section 2.14 or 2.16 than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Loan to the Borrower. The making of any Revolving Credit Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender (and, if such Loan is a Competitive Bid Loan, shall be deemed to utilize the Total Revolving Credit Commitment of all the Lenders) to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any obligation of any kind with respect to this Agreement under any circumstances whatsoever, including without limitation whether or not the related Granting Lender makes such payment. The foregoing shall not release the Granting Lender from any obligation hereunder; and the Granting Lender's liability shall be determined as if no grant to an SPC had been made by it. Each party hereto hereby acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any extensions of credit made by an SPC shall be exercised only by the relevant Granting Lender. Each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its
SPC: (i) receive any and all payments made for the benefit of such SPC and (ii) give and receive all communications and notices and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. To the extent an SPC shall have the right to receive or give any such notice or take any such action in writing, it shall be signed by its Granting Lender as administrative agent and attorney-in-fact for such SPC and need not be signed by such SPC on its own behalf. The Borrower, the Guarantors, the Administrative Agent and the Lenders may rely thereon without any requirement that the SPC sign or acknowledge the same. In addition, notwithstanding anything to the contrary contained in this Section 10.14, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider or a surety, guarantee or credit or liquidity enhancement to such SPC. In the event that an SPC extends a Loan to the Borrower as contemplated above, the Borrower shall repay such Loan to the SPC through the Administrative Agent in full on the maturity date thereof, notwithstanding any provision for repayments being affected on a basis of re-borrowings. The foregoing shall not release the Granting Lender from any obligation hereunder, the Granting Lender's liability to be determined as if no grant to an SPC had been made by it.

     Each party hereto agrees that until the 369th day following the maturity of the last maturing commercial paper note issued or to be issued by an SPC, it will not institute, or join with others in instituting, against the SPC any involuntary bankruptcy or insolvency proceeding under any applicable bankruptcy reorganization, insolvency or similar law, as now or hereafter in effect.

     In the event that an SPC makes a Loan hereunder, the Borrower shall repay the full amount of such Loan to the SPC through the Administrative Agent on the maturity date thereof, notwithstanding any provision contained in this Agreement with respect to netting of amounts payable by the Borrower against amounts being borrowed by the Borrower on the same day.

     Section 10.15. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER LOAN DOCUMENTS) SHALL BE

GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

     (b) Certain Waivers.  THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (i) AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (COLLECTIVELY, "RELATED LITIGATION") MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE CITY AND COUNTY OF NEW YORK, NEW YORK, SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW AGREES THAT IT WILL NOT BRING ANY RELATED LITIGATION IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM);

          (ii) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY SUCH RELATED LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER THE BORROWER;

          (iii) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 10.05 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW); AND

          (iv) WAIVES THE RIGHT TO TRIAL BY JURY IN ANY RELATED LITIGATION.

     Section 10.16. Confidentiality. Except as may be required by Law, each Lender and each Agent covenants and agrees to use its best efforts not to permit any data or information relating to the Borrower or any of its Subsidiaries or the business of the Borrower or any of its Subsidiaries (other than any data or information which is otherwise publicly available or which is received by any such party in a capacity in which such party is not bound by any restriction of a nature similar to that imposed by this Section 10.16), which data or information such Lender or any Agent possesses due to such party's relation to the transactions contemplated by the Loan Documents, to be out of such party's possession or the contents thereof to be divulged to any other Person; provided, however, that such data or information may be disclosed to the lawyers or accountants of such Lender or any Agent and to any Person empowered by Law to examine the records of any such Person and to any potential participant in, or assignee or transferee of, its rights under any Loan Documents which potential participant, assignee or transferee shall have, in each case, agreed with such party to comply with the terms of this Section 10.16.

     Section 10.17. Replacement of Lenders. If (a) the Borrower is required to make a payment to a particular Lender pursuant to Sections 2.14 or 2.16 hereof (or pursuant to a comparable provision in any agreement with respect to the Borrower's Indebtedness for borrowed money between the Borrower, such Lender and at least five other lenders) or (b) the Borrower is precluded from requesting Loans of any type from a particular Lender pursuant to Section 2.08(e) hereof, the Borrower may, upon not less than 15 Business Days' notice to the Administrative Agent, either (x) immediately terminate the Commitments of such Lender, prepay (subject to Section 2.14(b) hereof) such Lender's Loans, together with interest accrued thereon and all other amounts payable with respect thereto, and pay all other amounts then due and owing to such Lender (in which event the Total Revolving Credit Commitment shall be reduced by the amount of such

Lender's Revolving Credit Committed Amount) or (y) cause a Replacement Lender reasonably satisfactory to the Administrative Agent (which may be one of the other Lenders) to purchase all of such Lender's interests in accordance with the provisions of Section 10.14(c) hereof. In such event, to the extent the Other Credit Agreement is in effect, the Borrower must also terminate such Lender's "Commitment" under the Other Credit Agreement and such Replacement Lender must purchase such Lender's interest under the Other Credit Agreement.

     Section 10.18. Judgment Currency. (a) The Borrower's obligation hereunder and under the other Loan Documents to make payments in Dollars or any other currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

     (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

     (c) For purposes of determining any rate of exchange for this Section 10.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

ATTEST:                                         FOSTER WHEELER CORPORATION

By                                              By
  ------------------------------------------    --------------------------------------------
   Title:                                       Title:

                                                Address For Notices:
                                                Perryville Corporate Park
                                                Clinton, NJ 08809-4000
                                                Attn: Vice President And Treasurer
                                                Telephone: 908-713-2945
                                                Telecopier: 908-713-2953

                                   EXHIBIT J

                                PLEDGE AGREEMENT

     PLEDGE AGREEMENT, dated as of February 12, 1999 (as amended, modified or supplemented from time to time, this "Agreement"), made by each of the undersigned pledgors (each a "Pledgor", and together with any entity that becomes a party hereto pursuant to Section 19 hereof, the "Pledgors"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as collateral agent, for the benefit of the Secured Creditors (as defined below) (in such capacity and together with any successor thereto, the "Pledgee"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreements (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H:

     WHEREAS, Foster Wheeler Corporation (the "Borrower"), the Guarantors from time to time party thereto, various lenders from time to time party thereto (the "Banks"), ABN AMRO Bank N.V. and First Union National Bank, as Documentation Agent and Syndication Agent, respectively (in such capacity, the "Documentation Agent" and the "Syndication Agent", respectively), and Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity and together with any successor thereto, the "Administrative Agent" and, together with the Pledgee, the Documentation Agent, the Syndication Agent and the Banks and their respective successors and assigns, the "Bank Creditors"), have entered into a Revolving Credit Agreement and a Short Term Revolving Credit Agreement, each dated as of February 12, 1999, providing for the extensions of credit to the Borrower as contemplated therein (as used herein, the term "Credit Agreements" means the Credit Agreements described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders;

     WHEREAS, pursuant to the Guaranty, the Guarantors have jointly and severally guaranteed to the Bank Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Loan Documents;

     WHEREAS, the Borrower on November 15, 1995 issued $200,000,000 in aggregate principal amount of its 6 3/4% Notes due November 15, 2005 (the "6 3/4% Notes") (with the holders from time to time of such 6 3/4% Notes being herein called the "Noteholders") pursuant to an Indenture, dated as of November 15, 1995, by and between the Borrower and Harris Trust and Savings Bank, as trustee (together with any successor thereto, the "Trustee") on behalf of the Noteholders (as amended, modified or supplemented from time to time, the "Indenture");

     WHEREAS, the Pledgors have issued guarantees of the payment when due of all of the obligations and liabilities of the Borrower under or with respect to the 6 3/4% Notes and the Indenture (with any such guarantees, together with the 6 3/4% Notes and Indenture being herein collectively called the "Note Documents");

     WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreements, and the Indenture requires, concurrently with the execution and delivery of the Credit Agreements by the Guarantors, that each Pledgor shall have executed and delivered to the Pledgee this Agreement;

     WHEREAS, it is contemplated that the Pledged Instruments (as defined below) will be pledged to secure the "Credit Document Obligations" and the "Note Obligations" and all other amounts comprising "Obligations" (as each such term is hereinafter defined) on an equal and ratable basis, as contemplated hereby, and that in connection therewith, the Pledgee, as collateral agent hereunder, shall act as the

"Collateral Agent" for the benefit of the Bank Creditors, the Noteholders and the other Secured Creditors; and

     WHEREAS, each Pledgor desires to execute this Agreement to satisfy the conditions described in the second preceding paragraph;

     NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

SECTION 1.  Security For Obligations; Definitions.

     (a) This Agreement is made by each Pledgor in favor of the Pledgee for the benefit of the Bank Creditors, the Noteholders and the Trustee (collectively, together with the Pledgee, the "Secured Creditors"), to secure on an equal and ratable basis:

          (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due (the "Bankruptcy Code" as used herein shall mean Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto) and liabilities (including, without limitation, indemnities, fees and interest thereon) of such Pledgor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreements and all other Loan Documents to which it is at any time a party (including, without limitation, all such obligations and liabilities of such Pledgor under the Credit Agreements (if a party thereto) and under any guaranty by it of the obligations under the Credit Agreements) and the due performance and compliance by such Pledgor with the terms of each such Loan Document (all such obligations and liabilities under this clause (i) being herein collectively called the "Credit Document Obligations");

          (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of such Pledgor to the Noteholders and the Trustee, whether now existing or hereafter incurred under, arising out of or in connection with the Note Documents to which such Pledgor is at any time a party (including, without limitation, all such obligations and liabilities of such Pledgor under the Indenture or any guaranty by it of the obligations under the Indenture) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements on its part contained in each such Note Document (all such obligations and liabilities under this clause (ii) being herein collectively called the "Note Obligations");

          (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

          (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (i) through (iii) above, after an Event of Default (such term, as used in this Agreement, shall mean (a) any "Event of Default" at any time under, and as defined in, either of the Credit Agreements, and (b) any payment default (after the expiration of any applicable grace period) on any of the Obligations secured hereunder at such time) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or otherwise disposing or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

          (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 9 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1, being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the type described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

     (b) As used herein, the term "Instruments" shall mean (i) a promissory note dated February 10, 1999 of Foster Wheeler Constructors, Inc. ("Constructors") in the amount of $10,000,000 payable to the order of Foster Wheeler USA Corporation; (ii) a promissory note dated February 10, 1999 of Constructors in the amount of $10,000,000 payable to the order of Foster Wheeler Energy International, Inc. and (iii) a promissory note dated February 10, 1999 of Constructors in the amount of $10,000,000 payable to the order of Foster Wheeler Energy Corporation.

     (c) All Instruments at any time pledged or required to be pledged hereunder is hereinafter called the "Pledged Instruments," which together with (i) all proceeds thereof, including any instruments, securities and moneys received and at the time held by the Pledgee hereunder, and (ii) all principal, interest, cash, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Instruments are hereinafter called the "Collateral".

SECTION 2.  Pledge of Instruments.

     To secure all Obligations of such Pledgor and for the purposes set forth in
Section 1 hereof, each Pledgor hereby: (i) grants to the Pledgee a first priority security interest in all of the Collateral owned by such Pledgor; (ii) pledges and deposits as security with the Pledgee the Pledged Instruments owned by such Pledgor on the date hereof, and delivers to the Pledgee such Pledged Instruments, duly endorsed in blank by such Pledgor, or such other instruments of transfer as are reasonably acceptable to the Pledgee; and (iii) assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of such Pledgor's right, title and interest in and to such Pledged Instrument, to be held by the Pledgee, upon the terms and conditions set forth in this Agreement.

SECTION 3.  Rights, Etc., While no Event of Default.

     Unless and until an Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise any and all rights pertaining to the Pledged Instruments; provided, that no action shall be taken which would violate or be inconsistent with any of the terms of this Agreement or any other Secured Debt Agreement (as hereinafter defined). All such rights of such Pledgor shall cease in case an Event of Default shall occur and be continuing, and Section 5 hereof shall become applicable.

SECTION 4.  Interest and Other Distributions.

     Except as provided in Section 5 hereof, all payments in respect of the Pledged Instruments shall be paid to the respective Pledgor.

SECTION 5.  Remedies in Case of Event of Default.

     In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of its rights, powers and remedies (whether vested in it by this Agreement, by any other Loan Document, or by any Note Document (with all of the Documents listed above being herein collectively called the "Secured Debt Agreements") or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

          (i) to receive all amounts payable in respect of the Collateral otherwise payable to such Pledgor under Section 4 hereof;

          (ii) to instruct makers of the Pledged Instruments to make any and all payments in respect of the Pledged Instruments directly to the Pledgee;

          (iii) to transfer all or any part of the Pledged Instruments into the Pledgee's name or the name of its nominee or nominees;

          (iv) to take any action in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof; and

          (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided, that at least 10 Business Days' notice of the time and place of any such sale shall be given to such Pledgor. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Pledgee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, the Pledgors shall be liable for the deficiency and the fees of any attorneys employed by the Pledgee to collect such deficiency. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

SECTION 6.  Remedies, Etc., Cumulative.

     Each right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.

     The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or in any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. The Secured Creditors agree that this Agreement may be enforced only by the Pledgee acting upon the instructions of the Required Secured Creditors (as defined in Annex A hereto) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

SECTION 7.  Application of Proceeds.

     (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

          (i) first, to the payment of all Obligations owing to the Pledgee of the type provided in clauses (iii), (iv) and (v) of the definition of Obligations in Section 1 hereof;

          (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Section 7(d) hereof, with each Secured Creditor receiving an amount equal to its outstanding Obligations of such Pledgor or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as hereinafter defined) of the amount remaining to be distributed; and

          (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), inclusive, and following the termination of this Agreement pursuant to Section 15 hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

     (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

     (c) If the Bank Creditors are to receive a distribution in accordance with the procedures set forth above in this Section 7 on account of undrawn amounts with respect to letters of credit issued under the Credit Agreements, such amounts shall be paid to the Administrative Agent under the Credit Agreements and held by it, for the equal and ratable benefit of the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding letters of credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such letters of credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Pledgee for distribution in accordance with Section 7(a) hereof.

     (d) Except as set forth in Section 7(c) hereof, all payments required to be made hereunder shall be made (i) if to the Bank Creditors, to the Administrative Agent under the Credit Agreements for the account of the Bank Creditors, and
(ii) if to any other Secured Creditors (other than the Pledgee), to the Trustee or paying agent (each a "Representative") for such Secured Creditors or, in the absence of such a Representative, directly to the other Secured Creditors.

     (e) For purposes of applying payments received in accordance with this
Section 7, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreements and (ii) the Representative for any other Secured Creditors or, in the absence of such a Representative, upon the respective Secured Creditors for a determination (which the Administrative Agent, each Representative for any other Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the Secured Creditors.

     (f) It is understood and agreed that each Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of such Pledgor.

SECTION 8.  Purchasers of Collateral.

     Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

SECTION 9.  Indemnity.

     Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee in such capacity and each Representative of a Secured Creditor in its capacity as such from and against any and all claims, demands, losses, judgments and liabilities of whatsoever kind or nature, and (ii) to reimburse the Pledgee in such capacity and each Representative of a Secured Creditor in its capacity as such for all reasonable costs and expenses, including reasonable attorneys' fees, in each case to the extent growing out of or resulting from the exercise by the Pledgee of any right or remedy granted to it hereunder except, with respect to clauses (i) and (ii) above, to the extent arising from the Pledgee's or such other Secured Creditor's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgors under this Section 9 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

SECTION 10.  Further Assurances; Power of Attorney.

     (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the applicable Uniform Commercial Code or such other law such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably deem necessary or advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

     (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time after the occurrence and during the continuance of an Event of Default in the Pledgee's reasonable discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this
Section 10.

SECTION 11.  The Pledgee as Agent.

     The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Annex A hereto, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety.

SECTION 12.  Transfer by Pledgors.

     No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and as permitted by the terms of the Secured Debt Agreements).

SECTION 13.  Representations, Warranties and Covenants of Pledgors.

     (a) Each Pledgor represents, warrants and covenants that:

          (i) it is the legal, record and beneficial owner of, and has good title to, all Pledged Instruments purported to be owned by such Pledgor, subject to no Lien, except the Liens created by this Agreement;

          (ii) it has full power, authority and legal right to pledge all the Pledged Instruments;

          (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes the legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law);

          (iv) no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of its rights and remedies pursuant to this Agreement, in each case except those which have been obtained or made or as may be required by laws affecting the offer and sale of securities generally in connection with the exercise by the Pledgee of certain of its remedies hereunder;

          (v) the execution, delivery and performance of this Agreement by such Pledgor does not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of incorporation or by-laws (or analogous organizational documents) of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition (or the obligation to create or impose) of any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

          (vi) all Pledged Instruments have been duly and validly issued; and

          (vii) the pledge, assignment and delivery (which delivery has been made) to the Pledgee of the Pledged Instruments creates a valid and perfected first priority security interest in such Pledged Instruments, subject to no prior lien or encumbrance or to any agreement purporting to grant to any third party (except the Secured Creditors) a lien or encumbrance on the property or assets of such Pledgor which would include the Instruments.

     Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

     (b) The Pledgors hereby agree that the rights created by the subordinated provisions of the guarantees executed by the Pledgors related to the Note Documents and the subordination provisions of the Guaranty which each provide for the subordination of the indebtedness of the Borrower owing to any Pledgor to the Obligations of the Borrower owing to the Secured Creditors shall be on a parity basis for the equal and ratable benefit of the Secured Creditors.

SECTION 14.  Pledgors' Obligations Absolute, Etc.

     The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:
(i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (v) any limitation on any other Pledgor's liability or obligations under this Agreement or under any other Secured Debt Agreement or any invalidity or unenforceability, in whole or in part, of this Agreement or any other Secured Debt Agreement or any term thereof; or (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Subsidiary of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

SECTION 15.  Termination, Release.

     (a) After the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 9 hereof shall survive any such termination) and the Pledgee, at the request and expense of the respective Pledgor, will promptly execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the earliest of (i) the date upon which the Total Revolving Credit Commitment has been terminated, no Note under the Credit Agreements is outstanding and all other Credit Document Obligations (excluding normal continuing indemnity obligations which survive in accordance with their terms, so long as no amounts are then due and payable in respect thereof) have been indefeasibly paid in full, (ii) the date upon which the Credit Documents are amended to release all Collateral subject to this Agreement and (iii) the date on which the Indenture no longer requires equal and ratable security or the 6 3/4% Notes have been paid in full.

     (b) In the event that any part of the Collateral is sold (other than to any Credit Party) in connection with a sale permitted by the Secured Debt Agreements or is otherwise released at the direction of the Required Secured Creditors, the Pledgee, at the request and expense of such Pledgor will promptly execute and deliver to such Pledgor a proper instrument or instruments acknowledging such release, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold, distributed or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

     (c) At any time that a Pledgor desires that Collateral be released as provided in the foregoing Section 15(a) or (b), it shall deliver to the Pledgee a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 15(a) or
(b), and the Pledgee shall be entitled (but not required) to conclusively rely thereon.

SECTION 16.  Notices, Etc.

     Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

     (a) if to any Pledgor, at:

         Perryville Corporate Park
         Clinton, New Jersey 08809-4000
         Attention: Vice President and Treasurer
         Telephone No.: (908) 713-2945
         Telecopier No.: (908) 713-2953

     (b) if to the Pledgee, at:

         Bank of America National Trust and Savings Association
         1850 Gateway Boulevard, 5th Floor
         Concord, California 94520
         Attention: Glenis Croucher
         Telephone No.: (925) 675-8447
         Telecopier No.: (925) 675-8500

     (c) if to any Bank Creditor (other than the Pledgee), (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreements or (y) at such address as such Bank Creditor shall have specified in the Credit Agreements;

     (d) if to any other Secured Creditor, (x) to the Representative for such Secured Creditor or (y) if there is no such Representative, at such address as such Secured Creditor shall have specified in writing to each Pledgor and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

SECTION 17.  Waiver; Amendment.

     None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby (it being understood that additional Pledgors may be added as parties hereto from time to time in accordance with
Section 19 hereof and Pledgors may be released as parties hereto in accordance with Sections 15 and 18 hereof and that no consent of any other Pledgor or of the Secured Creditors shall be required in connection therewith) and the Pledgee (with the written consent of the Required Lenders (or all the Lenders if required by Section 10.03 of the Credit Agreements); provided, that the Borrower certifies that any such change, waiver, modification or variance is otherwise permitted by the terms of the respective Secured Debt Agreements or, if not so permitted, that the requisite consents therefor have been obtained. Notwithstanding anything to the contrary contained above, it is understood and agreed that the Required Lenders may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreements or any refinancing or extension thereof), with such changes not being subject to the proviso to the immediately preceding sentence. Furthermore, the proviso to the second preceding sentence shall not apply to any release of Collateral effected in accordance with the requirements of Section 18 of this Agreement, or any other release of Collateral or termination of this Agreement so long as the Borrower certifies that such actions will not violate the terms of any Secured Debt Agreement then in effect.

SECTION 18.  Release of Guarantors.

     In the event any Pledgor party to the Guaranty is released from the Guaranty, such Pledgor shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

SECTION 19.  Additional Pledgors.

     Pursuant to Section 5.15 of the Credit Agreements, certain Subsidiaries of the Borrower may after the date hereof be required to enter into this Agreement as a Pledgor. Upon execution and delivery, after the date hereof, by the Pledgee and such Subsidiary of an instrument in the form of Exhibit A-2, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor hereunder. Each Subsidiary which is required to become a party to this Agreement shall so execute and deliver a copy of Exhibit A-2 to the Pledgee and, at such time, shall execute a Pledge and Security Agreement Supplement in the form of Exhibit A-1 to this Agreement with respect to all Collateral of such Pledgor required to be pledged hereunder, which Supplement shall be completed in accordance with Exhibit A-1. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. Upon the execution and delivery by the Pledgee and such Subsidiary of an instrument in the form of Exhibit A-2 as provided above, it is understood and agreed that the pledge and security interests hereunder shall apply to all Collateral of such additional Pledgor as provided in Section 2 hereof regardless of any failure of any additional Pledgor to deliver, or any inaccurate information stated in, the Pledge and Security Agreement Supplement.

SECTION 20.  Recourse.

     This Agreement is made with full recourse to the Pledgors and pursuant to and upon all representations, warranties, covenants and agreements on the part of the Pledgors contained herein and otherwise in writing in connection herewith.

SECTION 21.  Pledgee Not Bound.

     (a) The Pledgee shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the collateral assignment hereby effected.

     (b) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

SECTION 22.  Continuing Pledgors.

     The rights and obligations of each Pledgor (other than the respective released Pledgor in the case of following clause (y)) hereunder shall remain in full force and effect notwithstanding (x) the addition of any new Pledgor as a party to this Agreement as contemplated by Section 19 hereof or otherwise and/or
(y) the release of any Pledgor under this Agreement as contemplated by Section 18 hereof or otherwise.

SECTION 23.  No Fraudulent Conveyance.

     Each Pledgor hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, each Pledgor hereby irrevocably agrees that its obligations and liabilities hereunder shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Pledgor that are relevant under such laws, result in the obligations and liabilities of such Pledgor hereunder in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

SECTION 24.  Miscellaneous.

     This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns; provided that no Pledgor may assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the consent of the Required Lenders and, if required by Section 10.03 of the Credit Agreement, all Lenders). THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS). The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

     IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

                                          FOSTER WHEELER USA CORPORATION

                                          BY:
                                            ------------------------------------
                                            TITLE:

                                          FOSTER WHEELER ENERGY INTERNATIONAL,
                                          INC.

                                          BY:
                                            ------------------------------------
                                            TITLE:

                                          FOSTER WHEELER ENERGY CORPORATION

                                          BY:
                                            ------------------------------------
                                            TITLE:

                                          ACCEPTED AND AGREED TO:

                                          BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION, as Collateral
                                            Agent and Pledgee

                                          BY:
                                            ------------------------------------
                                            TITLE:

                                    ANNEX A
                                       TO
                         PLEDGE AND SECURITY AGREEMENT

                                  THE PLEDGEE

     1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Pledge Agreement to which this Annex A is attached (the "Pledge Agreement") hereby irrevocably designate Bank of America National Trust and Savings Association (and any successor Pledgee) to act as specified herein and therein. Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the Pledge Agreement, are used herein as therein defined and (y) not defined in the Pledge Agreement, are used herein as defined in the Credit Agreements referenced in the Pledge Agreement. Each Secured Creditor hereby irrevocably authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Pledge Agreement shall be deemed irrevocably to authorize, the Pledgee to take such action on its behalf under the provisions of the Pledge Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Pledge Agreement by the terms thereof and such other powers as are reasonably incidental thereto. The Pledgee may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees.

     2. Nature of Duties. (a) The Pledgee shall have no duties or responsibilities except those expressly set forth herein or in the Pledge Agreement. The duties of the Pledgee shall be mechanical and administrative in nature; the Pledgee shall not have by reason of the Pledge Agreement or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in the Pledge Agreement or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Pledgee any obligations in respect of the Pledge Agreement except as expressly set forth herein and therein.

     (b) The Pledgee shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

     (c) The Pledgee shall not be required to ascertain or inquire as to the performance by any Pledgor of any of the covenants or agreements contained in the Pledge Agreement or any other Secured Debt Agreement.

     (d) The Pledgee shall be under no obligation or duty to take any action under, or with respect to, the Pledge Agreement if taking such action (i) would subject the Pledgee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Pledgee to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or
(iii) would subject the Pledgee to in personam jurisdiction in any locations where it is not then so subject.

     (e) Notwithstanding any other provision of this Annex A, neither the Pledgee nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to this Annex A or the Pledge Agreement except for its own gross negligence or willful misconduct.

     3. Lack of Reliance on the Pledgee. Independently and without reliance upon the Pledgee, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Pledgor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Pledgor and its Subsidiaries, and the Pledgee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any notes or at any time or times thereafter. The Pledgee shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceabil-ity, perfection, collectibility, priority or sufficiency of the Pledge Agreement or the security interests granted hereunder or the financial condition of any Pledgor or any Subsidiary of any Pledgor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Pledge Agreement, or the financial condition of any Pledgor or any Subsidiary of any Pledgor, or the existence or possible existence of any default or Event of Default. The Pledgee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Pledgor thereto or as to the security afforded by the Pledge Agreement.

     4. Certain Rights of the Pledgee. (a) No Secured Creditor shall have the right to cause the Pledgee to take any action with respect to the Collateral, with only the Required Secured Creditors having the right to direct the Pledgee to take any such action. If the Pledgee shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with the Pledge Agreement, the Pledgee shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Pledgee shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Pledgee as a result of the Pledgee acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors. As used herein, the term "Required Secured Creditors" shall mean the holders of at least a majority of the then outstanding Credit Document Obligations.

     (b) Notwithstanding anything to the contrary contained herein, the Pledgee is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Pledgee but have not yet been received, to take any action which the Pledgee, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Pledgee shall be governed thereby and the Pledgee shall not take any further action which would be contrary thereto.

     (c) Notwithstanding anything to the contrary contained herein or in the Pledge Agreement, the Pledgee shall not be required to take any action that exposes or, in the good faith judgment of the Pledgee may expose, the Pledgee or its officers, directors, agents or employees to personal liability, unless the Pledgee shall be adequately indemnified as provided herein, or that is, or in the good faith judgment of the Pledgee may be, contrary to the Pledge Agreement, any Secured Debt Agreement or applicable law.

     5. Reliance. The Pledgee shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Pledge Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it.

     6. Indemnification. To the extent the Pledgee is not reimbursed and indemnified by the Pledgors under the Pledge Agreement, the Bank Creditors will reimburse and indemnify the Pledgee, in proportion to their respective outstanding principal amounts of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Pledgee in performing its duties hereunder, or in any way relating to or arising out of its actions as Pledgee in respect of the Pledge Agreement except for those resulting solely from the Pledgee's own gross negligence or willful misconduct. The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Pledgee is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Pledge Agreement. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Banks to the Pledgee pursuant to the Credit Agreements.

     7. The Pledgee in its Individual Capacity. With respect to its obligations as a lender under the Credit Agreements and any other Loan Documents to which the Pledgee is a party, and to act as agent under one or more of such Loan Documents, the Pledgee shall have the rights and powers specified therein and herein for a "Lender", or the "Administrative Agent", as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms "Banks," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Pledgee in its individual capacity. The Pledgee and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Pledgor or any Affiliate or Subsidiary of any Pledgor as if it were not performing the duties specified herein or in the other Loan Documents, and may accept fees and other consideration from the Pledgors for services in connection with the Credit Agreements, the other Loan Documents and otherwise without having to account for the same to the Secured Creditors.

     8. Holders. The Pledgee may deem and treat the payee of any note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Pledgee. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such note or of any note or notes issued in exchange therefor.

     9. Resignation by the Pledgee. (a) The Pledgee may resign from the performance of all of its functions and duties hereunder and under the Pledge Agreement at any time by giving 15 Business Days' prior or written notice to the Borrower, the Banks and Representatives for the other Secured Creditors or, if there is no such Representative, directly to such Secured Creditors. Such resignation shall take effect upon the appointment of a successor Pledgee pursuant to clause (b) or (c) below.

     (b) If a successor Pledgee shall not have been appointed within said 15 Business Day period by the Required Secured Creditors, the Pledgee, with the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.

     (c) If no successor Pledgee has been appointed pursuant to clause (b) above by the 20th Business Day after the date of such notice of resignation was given by the Pledgee, as a result of a failure by the Borrower to consent to the appointment of such a successor Pledgee, the Required Secured Creditors shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.

                                  EXHIBIT A-1
                                       TO
                         PLEDGE AND SECURITY AGREEMENT

                                    FORM OF
                    PLEDGE AND SECURITY AGREEMENT SUPPLEMENT

     PLEDGE AND SECURITY SUPPLEMENT, dated as of             (this
"Supplement"), made by                , a                (the "Pledgor"), in
favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Pledgee and as collateral agent (in such capacities, the "Pledgee") for the Secured Creditors (such term and each other capitalized term used but not defined having the meaning given in the Pledge Agreement referred to below).

          1. Reference is hereby made to that certain Pledge Agreement, dated as of February 12, 1999 (as amended, supplemented or otherwise modified as of the date hereof, the "Pledge Agreement"), made by the Pledgors party thereto in favor of the Pledgee for the benefit of the Secured Creditors described therein.

          2. The Pledgor hereby confirms and reaffirms the security interest in the Collateral granted to the Pledgee for the benefit of the Secured Creditors under the Pledge Agreement, and, as additional collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of the Obligations and in order to induce the Secured Creditors to make loans and other extensions of credit constituting Obligations, the Pledgor hereby delivers to the Pledgee, for the benefit of the Secured Creditors, all of the property listed in
     Schedule I hereto (the "Additional Collateral"; as used in the Pledge Agreement as supplemented by this Supplement, "Collateral" shall be deemed to include the Additional Collateral), and hereby grants to the Pledgee, for the benefit of the Secured Creditors, a first priority security interest in the Additional Collateral and all proceeds thereof.

          3. The Pledgor hereby represents and warrants that the representations and warranties contained in Section 13 of the Pledge Agreement are true and correct on the date of this Supplement with references therein to the "Collateral" to include the Additional Collateral and with references therein to the "Pledge Agreement" to mean the Pledge Agreement as supplemented by this Supplement.

          4. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to the terms thereof and the Pledge Agreement is hereby supplemented as provided herein. Without limiting the foregoing, "Collateral" subject to the Pledge Agreement shall hereby be deemed to include each item listed on Schedule I to this Supplement.

     IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Supplement to be duly executed and delivered on the date first set forth above.

                                          [PLEDGOR]

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, as Pledgee

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE I
                                       TO
                    PLEDGE AND SECURITY AGREEMENT SUPPLEMENT

                             ADDITIONAL COLLATERAL

                                  EXHIBIT A-2
                                       TO
                                PLEDGE AGREEMENT

          SUPPLEMENT NO.   dated as of             , to the Pledge Agreement
     dated as of February 12, 1999 (the "Pledge Agreement"), among the Pledgors party thereto (immediately before giving effect to this Supplement) and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as collateral agent and as pledgee (in such capacities, the "Pledgee") for the Secured Creditors (such term and each other capitalized term used but not defined having the meaning given it in the Pledge Agreement referred to below).

     A. The Pledgors have entered into the Pledge Agreement in order to induce the Secured Creditors to make loans and other extensions of credit constituting Obligations as defined in the Pledge Agreement. Pursuant to Section 5.15 of the Credit Agreements, certain Subsidiaries of the Borrower are, after the date of the Pledge Agreement, required to enter into the Pledge Agreement as a Pledgor.
Section 19 of the Pledge Agreement provides that additional Subsidiaries may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the "New Pledgor") is a Subsidiary of the Borrower and is executing this Supplement in accordance with the requirements of the Credit Agreements and/or the Pledge Agreement to become a Pledgor under the Pledge Agreement in order to induce the Secured Creditors to extend, or maintain, Obligations.

     Accordingly, the Pledgee and the New Pledgor agree as follows:

     Section 1. The New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a "Pledgor" in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

     Section 2. The New Pledgor represents and warrants to the Secured Creditors that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.

     Section 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Pledgee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Pledgee.

     Section 4. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

     Section 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 7. All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature, with a copy to the Borrower.

     IN WITNESS WHEREOF, the New Pledgor and the Pledgee have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

                                          [NAME OF NEW PLEDGOR]

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                            Address:

                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, as Pledgee

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

     IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.

                                          FOSTER WHEELER USA CORPORATION

                                          By
                                            ------------------------------------
                                            Title:

                                          FOSTER WHEELER ENERGY INTERNATIONAL,
                                          INC.

                                          By
                                            ------------------------------------
                                            Title:

                                          FOSTER WHEELER ENERGY CORPORATION

                                          By
                                            ------------------------------------
                                            Title:

                                      S- 1
                               (Pledge Agreement)

                                          ACCEPTED AND AGREED TO:

                                          BANK OF AMERICA NATIONAL TRUST AND
                                            SAVINGS ASSOCIATION, as Collateral
                                          Agent
                                            and Pledgee

                                          By
                                            ------------------------------------
                                            Title:

                                      S- 2
                               (Pledge Agreement)